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                                                                  EXHIBIT 99.476

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                                     [LOGO]


                 CALIFORNIA POWER EXCHANGE PX SYSTEMS PROPOSAL

    [PEROTSYSTEMS LOGO]         [ERNST & YOUNG LLP LOGO]    [ABB LOGO]

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January 14, 1997


Procurement & Materials Management Department
Southern California Edison
8631 Rush Street, G04, 2nd Floor
Rosemead, California 91770

Attention:   Ernest W. Schimmelman, C.P.M., NCE
             Manager-Contracts

Reference:   California Power Exchange PX Systems
             RFP No. 2311655


Dear Mr. Schimmelman:

The PX Alliance, consisting of Perot Systems Corporation (PSC), ABB Power T&D Company Inc. (ABB), and Ernst & Young LLP (E&Y), is pleased to provide the enclosed proposal for building the PX Systems in response to your RFP No. Z311655 dated November 1996. Our response also incorporates Addendum No. 1 dated December 27, 1996.

By teaming our respective companies to create the PX Alliance, we bring to bear a unique blend of experience and know-how as well as the proven collective capability, talent and extensive skills necessary to provide a comprehensive and innovative solution for delivering the on-time operation of the PX Systems for the California Power Exchange. In addition to our industry and technological expertise and the depth and breadth of superior quality resources, we also offer the global experience of our combined companies in power markets. We will work hand-in-hand with the California Power Exchange to facilitate successful energy market operations by January 1, 1998.

PSC will be the program manager of the PX Alliance, with overall and direct responsibility for the design, development, testing, installation and deployment, and potentially the eventual operation of an integrated turnkey solution for the PX Systems. While PSC will be the primary control contact and direct interface to the PX, all three parties of the PX Alliance are fully committed to the delivery and successful implementation of the PX Systems.

The PX Alliance members have a clear and comprehensive understanding of the monumental task at hand. We have learned from experience as evidenced by our proven track record in implementing systems for the competitive market infrastructure of electricity industry restructuring around the world and by our active ongoing involvement in activities within WEPEX and the California market.

The proposal that follows details our approach to developing and implementing the PX system, in response to your RFP. We have attached a listing of the proposal contents, per your instructions to bidders, Please contact Pat Gabden at (243) 367-1404 with any questions regarding our proposal. PSC, ABB and E&Y welcome the opportunity to discuss our proposal with you in greater detail, and we look forward to working with the Power Exchange.

Sincerely,

   /s/ Edward M. Smith         /s/ Ralph D. Masuello         /s/ W. F. Hunter
-------------------------     -----------------------       ------------------
     Edward M. Smith             Ralph D. Masuello           William F. Hunter
     Vice President               General Manager                 Partner
Perot Systems Corporation    ABB Power T&D Company, Inc.     Ernst & Young LLP
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THE PX ALLIANCE PX SYSTEMS PROPOSAL CONTENTS:
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The PX Systems Proposal submitted by the PX Alliance is presented in two volumes -- Volume I, the Technical Proposal and Volume II, the Commercial Proposal. The contents of each are listed below.

TECHNICAL PROPOSAL

     Section 1      Executive Summary
     Section 2      PX Implementation
     Section 3      System Architecture
     Section 4      Bidding Module
     Section 5      Scheduling and Price Determination Module
     Section 6      Publishing Module
     Section 7      Settlement Module
     Section 8      Billing and Credit Module
     Section 9      Administrative Systems Module
     Section 10     Project Management
     Section 11     PX System Rollout
     Section 12     PX Operation
     Appendix A     Technical Table of Conformance
     Appendix B     Questionnaire Response
     Appendix C     Configuration Drawings and Floor Plans
     Appendix D     List of Deliverables
     Appendix E     Sample Documentation
     Appendix F     RPI Experience Forms
     Appendix G     Biographical Information
     Appendix H     Preliminary Project Schedule
     Appendix I     Sample Progress Reports
     Appendix J     Database Sizing
     Appendix K     Administrative Systems -- Additional Functional Requirements


COMMERCIAL PROPOSAL

     Section 1      Executive Summary
     Section 2      Pricing Information
     Section 3      Proposed Payment Milestones
     Section 4      Maintenance Services
     Section 5      Creative Options
     Appendix A     Terms and Conditions
     Appendix B     Commercial Table of Conformance
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                               Table of Contents

1.0    Executive Summary.....................................  1.1
2.0    PX Systems Implementation.............................  2.1
PX Business Definition.......................................  2.1
       PX Business Processes.................................  2.1
       Data Architecture.....................................  2.2
       Business System Architecture..........................  2.2
       Technology Architecture...............................  2.2
PX System Description........................................  2.3
Project Management...........................................  2.3
       Approach..............................................  2.4
       Description...........................................  2.5
       Project Initiation and Planning.......................  2.5
       Project Implementation................................  2.6
       Develop Test Plan.....................................  2.7
       Subsystem Testing.....................................  2.7
       System Integration Testing............................  2.8
       Final Testing.........................................  2.8
Development Hardware.........................................  2.8
       Configured development system.........................  2.9
       Time/Schedule.........................................  2.9
Production Hardware..........................................  2.9
[Illegible] Standard Software Development.................... 2.10
Purchase Software Implementation............................. 2.10
Project Schedule............................................. 2.12
Lessons Learned.............................................. 2.13
Optional Joint Study of the Proposed Bidding, Bid Evaluation
and Scheduling Protocol...................................... 2.16

3.0    System Architecture...................................  3.1
System Design Overview.......................................  3.1
Hardware Design..............................................  3.2
       General Replacements..................................  3.2
       Hardware Definition...................................  3.2
       Processors............................................  3.4
       Local Area Networking.................................  3.4
       Processor Interconnections............................  3.4
       Auxiliary Memory......................................  3.4
       Data Archive Units....................................  3.4
       Printers..............................................  3.4
       Consoles..............................................  3.5
       Video Copiers.........................................  3.5
       Other Peripheral Devices..............................  3.5
       Consumable Supplies...................................  3.5
Configuration Characteristics and Availability...............  3.5
Communication................................................  3.7
User Interface Software......................................  3.7
       Borland Delphi........................................  3.8
Miscellaneous Support Functions..............................  3.8
       Batch Scheduler and Execution Controller..............  3.8
       Historical Information Management system..............  3.[Illegible]
Back-Up System............................................... 3.12

This document is being provided to the California Power Exchange Systems proposal evaluation team and is privileged and confidential information. No part may be reproduced, transmitted or otherwise distributed outside of the evaluation team without written permission of ABB Power T&D Company Inc. (ABB), Ernst & Young LLP (E&Y) and Perot Systems Corporation (PSC).


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Table of Contents


Payroll/Human Resources.....................................   9.9
      Functional Overview...................................   9.9
      Commercial ????????...................................  9.10
      Key Requirements.....................................   9.10

10.0  Program Management Approach..........................   10.1

Program/Project Management Objectives......................   10.3

Program/Project Management Methods.........................   10.4
      Risk Management......................................   10.4
      Scope Management.....................................   10.5
      Issues Resolution....................................   10.7
      Quality Management...................................   10.9
      Knowledge Coordination and Transfer..................  10.10
      Customer Interface...................................  10.11
      Market Participant Coordination......................  10.11
      Statelocators Communications.........................  10.11

11.0  PX System Roll-out...................................   11.1

Introduction...............................................   11.1
      Roll-out Description.................................   11.1
      Participant User Procedures..........................   11.2
      Operation Procedures.................................   11.3
      Help Desk Roll-out...................................   11.4
      Operational Support and Modification.................   11.5
      Systems Management...................................   11.5
      Services Provided....................................   11.6
      Delivery Record......................................   11.6

Customer Required Testing..................................   11.7

Training and Documentation.................................   11.8
      Overview.............................................   11.8
      Approach.............................................   11.9
      Task 1: System Review................................   11.9
      Task 2: Define Training Scope........................  11.10
      Task 3: Develop Detailed Training Plan...............  11.10
      Task 4: Define Training Environment..................  11.11
      Task 5: Implement Training Plan......................  11.11
      Task 6: Post-Training Review.........................  11.12

12.0  Power Exchange Operations............................   12.1

Introduction...............................................   12.1

PX Business Operations.....................................   12.2
      Trading Operations...................................   12.2
      Post Trading Operations..............................   12.3
      Support Services.....................................   12.4
      IT Operations........................................   12.4

Human Resource Requirements................................   12.6

Why Perot Systems?.........................................   12.7

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                              1. EXECUTIVE SUMMARY
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                                                               EXECUTIVE SUMMARY

AN ALLIANCE FOR THE NEXT MILLENNIUM

                                   [GRAPHIC]

Change has become today's watchword as industries and companies position themselves for the next millennium. California is on the cusp of significant change -- the deregulation of its power industry. Creating an energy trading market for the State of California sets the stage for the evolution of the energy industry across the United States and highlights the foresight of those visionaries working to create an independent Power Exchange.

Concepts must now be married with action to develop and deliver a fully operational Power Exchange and commence trading market operations by January 1, 1998.

The timeline defined for achieving this goal is aggressive -- nine months from contract start to market simulation -- and demands a high degree of innovative technology to deliver this business solution combined with a qualified team of experienced implementers to lead the delivery. Challenges remain as the business rules, PX and ISO structures, and legislative rulings continue to unfold.
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SUMMARY

ABB, Ernst & Young and Perot Systems, three innovative industry leaders, have formed an alliance specifically to leverage our unique combination of proven products and services, mobilization and training, systems integration and project management to bring the California Power Exchange to a timely and successful operation. Our alliance -- the PX Alliance -- is the only team that has actually delivered the business solutions required by the California Power Exchange -- and has delivered them successfully.

The PX Alliance will take the approach of rapid development through field tested, proven off-the-shelf products. Coupled with this technological know-how is a fully committed, multi-disciplinary team with vast experience in developing energy markets across the globe. The PX Alliance's proposed business approach provides a high value, quality solution that mitigates the potential risk of delay and focuses on the on-time, successful delivery of an operational Power Exchange. The PX Alliance offers the best solution for a fully operational Power Exchange.

The PX Alliance will establish a stand-alone company with operations based in California whose sole mission will be the successful delivery of California's PX by January 1, 1998.

Our three companies already employ more than 2,500 Californians and maintain offices in Santa Clara, San Francisco, San Jose, Sacramento, San Diego, Los Angeles, and Irvine.

Four critical factors differentiate the PX Alliance from our competition.

The PX Solution -- field tested, proven, off-the-shelf products that we will adapt as required to deliver a successful Power Exchange to the state of California.

The PX Alliance Approach -- rapid development and prototype delivery that provides maximum opportunity for shareholder involvement while leveraging our experience in similar operations worldwide.

The PX Alliance Experience -- unparalleled worldwide experience successfully delivering solutions of similar size and complexity, supported by an unequaled depth and breadth of talent specifically experienced in shaping the deregulating California electricity industry.

The PX Alliance Team -- a multidisciplinary team with proven experience, exceptional insight and unsurpassed leadership in the worldwide electricity industry, with a unique synergy built on the strengths and expertise of our three companies.


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                                                               EXECUTIVE SUMMARY

THE PX ALLIANCE SOLUTION

                                    [CHART]

The PX Alliance solution is fully compliant with all key requirements outlined in the Request for Proposal. Our integrated service offering is based on field tested, proven, off-the-shelf products that have been developed and implemented in energy-trading markets throughout the world. The PX Alliance solution integrates seven key functional areas:

BIDDING. ABB's Packaging & Settlement System (P&SS) provides an integrated and proven approach to bidding, scheduling & settlements, most recently implemented in Singapore's Power Pool. ABB's PowerWeb, the web interface product, has recently been developed for the New York Power Pool's BidBox. The bidding function of the P&SS can be readily scaled for the required number of market participants. Further details are in Section 4 of the Technical Proposal.

SCHEDULING AND PRICE DETERMINATION. ABB's family of scheduling products provides the basis for this module. They are currently used by more than 40 utilities, including the Albania ISA (Columbia), New York Power, Singapore, and Eskom (Republic of South Africa) Pools, and by the UK National Grid Company. Inherent in these products is the option to address voluntary congestion management, a feature developed for and tested by the UK National Grid Company and National Power, the UK's largest power generator.


                                       13
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EXECUTIVE SUMMARY


They also incorporate the specified options for Simultaneous or Sequential A/S Scheduling. Further details are in Section 5 of the Technical Proposal.

PUBLISHING. Oracle's suite of WebTools and Netscape's Enterprise server along with ABB's OASIS form the foundation of this module. Further details are in
Section 6 of the Technical Proposal.

SETTLEMENTS. ABB's Pooling & Settlement System (P&SS) is the core for this module. The popularity of P&SS in power pools across the globe has resulted in its application to a wide variety of power pool and power exchange operating nodes. Extensive ad-hoc query and user reporting facilities for both confidential and non-confidential reports are incorporated into this product. Further details are in Section 7 of the Technical Proposal.

BILLING & CREDIT. Ernst & Young has designed and implemented billing models in more than ten different energy transmissions systems throughout the US and the UK. The critical billing invoice component of the subsystem is based on E&Y's GasSolutions (TM) product, which was developed and implemented initially to address requirements arising from deregulation of the US gas markets. This product has since undergone further refinements as it has been introduced at British Gas*TransCo business unit and modeled after the UK's national electric grid and power pool. This product incorporates extremely flexible billing regimens to meet all specified requirements. Further details are in Section 8 of the Technical Proposal.

ADMINISTRATIVE SYSTEMS. Seamless integration and flexibility are hallmarks of the PX Alliance solution's Administrative Systems which leverage Oracle's proven industry standard suite of applications packages. Both Ernst & Young, who will be leading customization efforts in this area, and Perot Systems, the overall project manager, have extensive experience in delivering Oracle based solutions. Our solution is sufficiently flexible to accommodate outsourcing non-core functions such as payroll processing should the PX choose to do so. Further details are in Section 9 of the Technical Proposal.

SYSTEM ARCHITECTURE. An infrastructure built on world class technology designed to prevent any single point failure threatening operations underlies our business solution. Digital Equipment Corporation (Digital) has been chosen to provide the requisite hardware and applications which will employ Oracle's relational database products. Digital currently holds the world's performance record for transaction processing utilizing Oracle's RDBMS. The PX Alliance members have developed and implemented the world's largest transaction processing system on an Oracle distributed client server, supporting 500 complex transactions per second. Further details are in Section 3 of the Technical Proposal.

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                                                               EXECUTIVE SUMMARY


THE PX ALLIANCE APPROACH


The PX Alliance will deliver an early release of the commercial business systems to serve as a prototype and market trial tool by leveraging our proven off-the-shelf products and technology. Based on input from the PX staff, market participants, and stakeholders, this Alpha release will facilitate [illegible] customization and continued development of a successfully operating Power Exchange. Our rapid development, early release approach affords the PX and its stakeholders the opportunity to validate related business processes and protocols, mitigating the risk and meeting the challenge inherent in the abbreviated timeline. In Section 2 of the Technical Proposal we describe our approach in further detail and include our specific observations, recommendations and lessons learned in creating similar systems for other power pools around the world.

Proven program management, rapid system development methodologies, systems integration, evaluation, testing and quality assurance methodologies are equally fundamental to the success of the PX. Much attention has been given to these critical foundations in Sections 2 and 10 of our Technical Proposal.
Section 11 details our plans for mobilization, roll-out and training. Following the Alpha release, the PX Alliance will lead the training, bringing to bear their unique knowledge and operational insights.

The PX Alliance is fundamentally committed to the successful operation of the Power Exchange by January 1, 1998. Complementing our base Technical Proposal, we offer three options for your consideration, each of which would provide an even more robust operation.

As a further demonstration of our commitment to the successful operation of the California Power Exchange, the PX Alliance also plans to present a proposal for the ISO Scheduling Infrastructure, Scheduling Applications, and Business Systems. Given the overlap of these functions and the commonality of their solutions, we will offer significant savings should we be selected for both contracts. The unique worldwide experience of the PX Alliance and our in-depth involvement in the California electricity market provide even more synergy than might be expected from merely selecting the same partner for both operations. Because of our closely integrated team approach, we can focus on the concurrent development, seamless integration and expeditious roll-out of these parallel operations to minimize the overall build time and further mitigate the risk.

The RFP deals solely with the initial build and implementation of the systems and infrastructure to deliver California's Power Exchange by January 1, 1998. Clearly, the PKX will require significant operational staff to provide these business services, indicative of our commitment to your success. Perot Systems offers to assume responsibility for these continued operations. This ready and expedient solution provides a single point of responsibility, accountable for the provision, implementation, operation, and support of these complex business systems. It will also reduce transition timelines and costs, mitigate the risk of inefficiencies arising from hand-offs, and ensure readiness for market response. What's more, this solution commits the PX Alliance to assume even more of the risk in validating business processes and protocols. Further details are in Section 12 of the Technical Proposal.

The PX Alliance recommends building a prototype to help define and test the business rules concurrent with the continued and [illegible] development of the fully responsive PX system. The early and frequent involvement of the PX staff, market participants, and other stakeholders to establish and validate the market rules, revised protocols, and bidding and scheduling operations is critical to the successful and timely operation of the Power Exchange. Further details of our testing plan are outlined in Section 2 of the Technical Proposal.

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EXECUTIVE SUMMARY

DUR PX ALLIANCE QUALIFICATION
------------------------------------------------------------------------------

                                    [CHART]


With our combined capabilities and global experiences, the PX Alliance is the only credible team that can legitimately attest to having delivered the business solution required by the PX.

ABB Power T&D Company Inc. (ABB) is a world leader in providing applications and products to power pools and energy trading systems. ABB has successfully implemented the replacement system for the Generator Order And Load (GOAL) project for the UK's National Grid Company, the PUB Singapore Power Exchange, and the New York Power Pool open market bidding, pooling and scheduling systems. The GOAL replacement project incorporated strict project software auditability transparent to the market participants. ABB has also been selected to provide the core power exchange elements for the creation of the National Energy Market system of Australia, the components of which are nearly identical and complementary to California's Power Exchange. ABB is recognized as a pioneer in the development of technologies to address real time power systems requirements throughout the world.

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                                                               EXECUTIVE SUMMARY

Ernst & Young LLP (E&Y) is one of the world's premier professional services firms. with over 64,000 employees world-wide, their expertise spans virtually every industry segment. E&Y has been involved in electricity industry deregulation globality, providing services ranging from economic analysis of market mechanics in New Zealand, Australia and the UK to business transformation of UK and US power and gas utilities. E&Y's team has also developed billing, settlements and bidding systems for a number of the US and UK gas companies.

One of E&Y's core competencies is auditability of software. Within the PX Alliance, E&Y will work closely with ABB to provide stringent checks and balances for all software implemented. The resulting transparency of the decision making process will enhance market integrity and encourage greater participation, which in turn will lead to a more efficient and accessible power market. E&Y also has extensive experience in the application of Oracle's suite of administrative and financial systems with demonstrated skills customizing and implementing applications similar to those we will provide the PX.

Perot Systems Corporation (PSC) will serve as the PX Alliance's overall program manager and system integrator, PSC is one of the world's fastest growing and most innovative venture technology companies. PSC's Energy Group is focused on the changing dynamics of the global utility sector.

Since 1991 Perot Systems has been actively engaged in a strategic alliance with one of the twelve former UK Regional Electricity Companies, a contract valued at approximately $400 million. PSC has developed technology-based business solutions and provided operations support to assist this multi-billion dollar company in meeting the challenges of a competitive market. PSC developed and implemented retail energy billing and trading systems which are key to these initiatives.

Perot Systems has extensive hands-on experience in California's planned utility restructuring. Both Southern California Edison and the Los Angeles Department of Water and Power (LADWP) selected PSC to develop and implement comprehensive business solutions to administer wholesale energy contracts and ancillary and transmission grid services. The relationship with LADWP, the largest contract of its kind ever awarded by the City of Los Angeles, focuses on the transformation of the largest municipal electricity utility in the US to a commercially competitive enterprise. As a result, PSC brings significant business and industry insight to the PX Alliance.

While not the largest company of its kind, Perot Systems holds the distinction for winning the world's largest contracts with the most ambitious time schedules. This is one of PSC's core competencies and a stated strategic direction.

Perot Systems developed and successfully implemented the world's largest [Illegible] database application using open systems client server technology - in just 13 months. This EuropCar International effort involved 55 systems across nine countries and BOD offices, required placing PSC's associates in Oracle's R&D labs, and resulted in the creation of Oracle's Version 7 operating system specifically for this venture. More than 3,000 employees were trained in the operating systems and the reengineered business processes. Training media included reference guides, video tapes, video conferencing and online material in nine different languages. Sixty trainers were used, exploiting a "train the trainer" philosophy. Perot Systems was awarded a ten-year contract to run the overall system, with incentive payments tied to business improvements in market revenues.

In 1996 Perot Systems formed a strategic outsourcing alliance in excess of L6 billion with Swiss Bank Corporation, PSC provides services and technology which support a distributed environment and customer population of more than 20,000 users. The Wall Street Journal touted this alliance as "the outsourcing business model of the future."

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EXECUTIVE SUMMARY

PX ALLIANCE PROJECT ORGANIZATION
-----------------------------------------------------------------------------


                                    [CHART]

OUR PX ALLIANCE TEAM

A company -- and the products or services it creates -- is only as good as the people who comprise it. The PX Alliance has assembled the joint team by drawing the very best each company has to offer in terms of experience, talent and leadership. The PX Alliance brings together a multi-disciplinary team steeped in knowledge of the industry, technology, processes and people, whose credentials are unsurpassed by any single supplier, integrator or any other group of companies. The California Power Exchange will be the focus of this unique combination of experience and capabilities gathered to deliver the full PX business solution by January 1, 1998.

Each member of the PX Alliance core team was chosen for his or her specific expertise and unique capabilities to meet the needs of the Power Exchange.

ED SMITH -- ACCOUNT/COMMERCIAL MANAGER

Ed is a corporate officer and Vice President, PSC; Chief Executive Officer of Perot Systems Europe (Energy Services), Ltd., and Vice President of PSC Energy Corporation, with responsibility for leading PSC's energy group business operations on a global basis. He has held senior leadership positions in domestic and international power, gas and telecommunications markets. Ed was PSC's first U.S. operations associate assigned to Europe and led Perot's engagement with East Midlands Electricity, PLC, third largest of the UK's twelve regional electricity supply and distribution companies, with whom he formed a 12-year alliance that is still considered a model for power-industry transformation. Since that time he has led energy related business development efforts in North America, South Africa, India and several Asian countries. Ed brings to the PX Alliance both proven ability to direct large-scale projects and in-depth insight into the unique challenges of the deregulating utility industry.

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                                                               EXECUTIVE SUMMARY


LARRY SMITH -- PROGRAM MANAGER

An associate with Perot Systems, Larry has over 25 years of experience in virtually all aspects of the software business. His expertise includes global project management, software development, business process reengineering, financial models and product market strategy. He brings to bear significant experience leading multi-million dollar projects involving multiple vendors and international deployment. He has served in numerous technical and managerial positions for a wide range of hardware and software products, information systems, and client solutions in worldwide industries and markets. His performance in entrepreneurial projects demonstrates his ability to set and communicate strategy, define goals, and deliver results.

CINDY BLACK -- PROGRAM OFFICE MANAGER

Cindy has nearly 18 years of experience in systems organization and project management. She established a Program Management Office for the Perot Systems Infrastructure organization which is responsible for the management of 300 separate projects relative to Data Centers, Networks and Network Consolidation. As Project Manager for Swiss Bank Corporation, she was responsible for deploying NT workstations to over 25,000 users worldwide. She recruited staff, established procedures, formalized processes, and interfaced with the client. She has also been responsible for establishing schedules for complex client software implementation from development through software live dates. Cindy's hands-on experience and depth of technical knowledge will help ensure that the PX Alliance meets and even exceeds the demands of the Power Exchange.

ALI IPAKCHI -- PROJECT MANAGER, BIDDING, SCHEDULING AND SETTLEMENTS

An associate of ABB Systems Control, Dr. Ipakchi has more than 20 years of experience in software development, project management, and applied R&D in process control and the utility industry. As manager of the Power Applicators department at ABB SC, his department has grown at the rate of 30% per year, includes more than 50 engineers, and generates in excess of $15 million annually. His established academic credentials, combined with his software development project management experience will be instrumental to the successful implementation of the bidding, scheduling and settlement modules.

STEVE BEHRENS -- PROJECT MANAGER, BILLING AND ADMINISTRATION

Steve Behrens is a Senior Manager in Ernst & Young LLP's Utility Consulting practice. He has over 19 years of consulting experience, with emphasis on the specification of information technology to solve business problems. He has 14 years of experience in the electric and gas utility industry participating in the planning, design and development of a broad range of systems including customer management and billing, service order management, financial reporting, budgeting, employee management, power plant maintenance, and materials management. His attention to detail and exacting performance standards uniquely qualify him to lead the development and successful implementation of the billing and administration modules.

PAT GOLDEN -- PROJECT MANAGER, INTEGRATION AND ROLL-OUTS

Pat Golden is a key FSC Energy business leader and technical expert. He is currently leading an international forum to develop commercially leasible "across the interface" (electric meter) solutions that will enable organizations to innovate new and advanced products and services. Pat has more than two decades of experience in control systems technology and applications, with particular expertise in developing the technology enables necessary to achieve business objectives. His industry experience encompasses electricity and petrochemicals, and he has acknowledged skills in information engineering, system design team management, and implementation across multi-functional platforms. His skill set and knowledge base make him eminently qualified to effect a successful integration and roll-out of the PX Alliance solution.

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
Executive Summary

                                [GRAPHIC OF MAP]


MEETING THE CHALLENGE
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We, the PX Alliance, applaud the State of California for empowering the PX to take this proactive leap toward the new millennium by being the first in the United States to offer its citizens the benefits of deregulation. This monumental task requires a quality team and close alliance between the PX and your chosen provider to overcome the innumerable challenges to success.

We, the PX Alliance, three innovative industry leaders, are totally committed to the success of the California Power Exchange. Our unique combination of proven products, [illegible] services, robust training, thorough systems integration and expert project management will be focused on bringing the California Power Exchange to timely and successful operation by January 1, 1998.

                                       20
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2. PX IMPLEMENTATION

                                                       PX Systems Implementation

2.0  PX Systems Implementation
--------------------------------------------------------------------------------

      The members of the PX Alliance have been engaged in the provision of electric industry solutions worldwide. Thus, we understand and appreciate the unique challenges faced in creating the California Power Exchange. This experience and industry knowledge enables the PX Alliance to construct an implementation plan necessary to successfully create the PX business and administrative systems. Key to this plan is the interactive involvement of all stakeholders in the PX implementation effort -- from the conformation of designs through the delivery of an orderly market trial. This feature will later enable the delivered PX systems to fulfill all aspects of the stakeholders' rational expectations. The Alliance also recognizes that the dynamic environment in which the PX is being created calls for flexibility in the implementation approach as well as in the technical solutions. The Alliance looks forward to working jointly with the PX TAC and the PX Project Manager in tailoring its proposed implementation approach to support the creation of a governing Board of a sustainable and enduring PX business entity.

      This section describes the implementation approach proposed by the PX Alliance to meet the infrastructure and business systems needs of the PX. Key implementation activities essential for a successful installation are also described.

      Section 2.1, PX Business Description, outlines the proposed approach to provide one of the most critical aspects of a successful systems development and implementation project -- the definition of PX business processes focused on satisfying customer requirements.

      Section 2.2, PX Systems Description, provides an overview of the software system proposed to meet the requirements of the PX, identifying the functional components and describing the hierarchy of the proposed system solutions.

      Section 2.3, Project Management, summarizes the approach for management of the individual development and integration activities of each project. Further details on methods are contained in Section 10.[illegible].

      Sections 2.4 and 2.5, Development Hardware and Production Hardware, describe the processes involved in procurement and installation of hardware for off-site development.

      Section 2.6, Modifying Standard Software, addresses the process to be used to customize the Alliance's existing products to meet the specific requirements of the PX. The software system proposed for the PX is based on a set of field proven products, developed, installed and in operation in energy markets throughout the world. Using existing and field-tested products minimizes the design risk and ensures rapid delivery of the PX systems.

      Section 2.7, Package Software Implementation, provides a detailed description of the steps involved in delivering standard back-office applications that will support the PX's day-to-day financial and accounting, human resource and purchasing business operations.

      Section 2.8, PX Systems Project Schedule, describes the project timeline established for the various processes outlined in Sections 2.1 through
      2.7. It also identifies the critical milestones and the key intermediate dependencies involved.

      Section 2.9, Lessons Learned, presents some relevant experiences from the PX Alliance's previous systems development and implementation projects, identifying potential hazards to avoid and opportunities to exploit in carrying out the PX Systems project. Further details on experimental recommendations have been provided in Section 12.

      Section 2.[illegible], Optional Joint Study of the Proposed Bidding and Bid Evaluation Protocol, presents a PX Alliance option to create a prototype to help further define and test the bidding and bid evaluation protocol.

2.1   PX Business Definition

2.1.1 PX Business Processes

      The PX Business Process Model is the foundation upon which all effective business and information technology programs are based. An overview of the Business Process Model has been developed from the RFP to support the Power Exchange business. This model, elements of which

Implementation

are outlined in the succeeding sections of this proposal, provide the basis for ensuring the integration of the business processes with the system solutions proposed by the PX Alliance. The business model has four main components:

- The Business Processes and Subprocesses

- The Business System Architecture

- The Data Architecture

- The Technology Architecture

Business Processes

The Business Processes define the business activities that are repeatedly executed to fulfill a specific PX business requirement. Most, if not all, of these processes are supported by hardware systems and software. Upon contract award, detailed models will be created that show the data requirements for each process and the inter-relationships of processes across the PX organization.

Business processes are characterized by:

- Process descriptions associated with each system module, such as scheduling and price determination

- Business process flows by major business events, such as [illegible] bidding

- Data flow diagrams showing the data used by each process and process inter-relationships, such as settlement data

- The completed business process models form the framework for integrating the PX Systems.

Data Architecture

The Data Architecture defines the data and structures that support the business functions forming the Business Process Models, the current data architecture is incomplete and will be refined through the process of defining and developing the individual software modules.

The contents of the data architecture include:

- Entity-Relationship Diagrams for the various PX Systems

- Definition of each entity and associated attributes

- Definition of business rules governing the relationship of the entities

- Relationship of entities to business functions identifying those functions which create the data, versus those which only read and/or update the data

A properly defined data architecture ensures flexibility and open access to all non-confidential information in the PX System.


2.13 Business System Architecture

     The Business System Architecture defines the applications that manage the data and support the business functions of the enterprise, including:

     - Definition of each system module application

     - Relationships between business processes, functions and supporting application

     - Data managed by the application

     - Integration of the applications

     The business systems architecture provides the roadmap for integration of all the PX Systems.

2.14 Technology Architecture

     The Technology Architecture defines those technologies supporting the PX systems applications. It identifies the platforms for collecting, transporting, storing, processing and delivering data to business users. The technology architecture is described in Section 3 of the Technical Proposal.

     The Technology Architecture defines the following:

     - Specific Architecture Components, including hardware, software and data communications

     - System flow

     - Key technology capabilities and limitations

     The technology architecture as defined by the PX Alliance, assures flexibility in PX System implementation and scaleability for future growth to meet and/or exceed the requirements as described in the FAD and RFP documents.

                                                       PX Systems Implementation

2.2   PX System Description

      A key factor necessary for successful implementation of a major project of this magnitude is a system architecture that adequately addresses the unique characteristics of the overall system. After a careful analysis of the requirements of the PX, the PX Alliance has established a system architecture (shown in Exhibit 2.2-1) that is tailored specifically to the critical needs of the PX system. It addresses the key business and administrative functions required for satisfactory PX operation, along with the associated system integration activities necessary for delivering the requisite market functions within the short time frame.

      The proposed System Architecture groups the business functionalities required for the Power Exchange into the following business operations:
      Commercial (or Business) System and Back Office (or Administration)
      System.

      The Commercial System focuses on the major business functions of the PX that are key to providing services for a competitive energy market in
      California:

      - Bidding

      - Publishing

      - Scheduling and Price Determination

      - Settlement

      - Billing and Credit

                                    [CHART]

      These modules are described in further detail in Sections 4 through 9 of the Technical Proposal.

      A subsystem of the Commercial System, the Historical Information Subsystem, provides information audibility through the capabilities for storage and tracking operational information associated with the Commercial System.

      The Administrative or Back Office System, also key to the successful operations of the PX, provides the basic administrative infrastructure and functionalities required for the PX organization to perform its regular business activities. The various capabilities for the Administrative subsystem are described in Section 9 of the Technical Proposal.

EXHIBIT - 2.2-1-PX CONCEPTUAL OVERVIEW
--------------------------------------------------------------------------------

      As shown in Figure 2.2-1, all systems are designed to work around a centralized open database structure comprising a distributed Oracle database architecture. This database architecture provides the common medium for transfer of data items amongst the various systems.

2.3   Project Management

      The purpose of Project management is to offset the risk of failure to deliver a fully operational system to the PX by January 1, 1998. The PX Alliance is proposing that the Project Management for the Power Exchange Project be directed by a Program Office coordinating all activities of the system project managers, ensuring the overall integration of the PX System, and offering a single point of accountability to the PX staff and the PX Program/Project Manager. Project management directs the steps comprising the development and

[GRAPHIC OF MAP]

PX Systems Implementation

      implementation process. Using our proven methodology, the project managers for the individual subsystems (as well as the project managers for the hardware implementation, business process definition, and training projects) will work under the direction of the PX Alliance Program Manager. The managers will agree to the development and implementation milestones by creating detailed stages, activities and tasks, and identifying interdependencies of the development projects.

2.3.1 Approach

      The PX Alliance brings to the PX Project off-the-shelf technology and business systems whose demonstrated effectiveness is in evidence within energy markets throughout the globe. These capabilities, combined within the experiences of the PX Alliance members in developing those markets, are seen as critical to delivering an operational California Power Exchange within the very short timelines remaining until January 1, 1998. Recognizing that the unique requirements of the PX will necessitate modifications and further integration of these business subsystems, it is the intentions of the PX Alliance to take full advantage of its proven business solutions to set up an Alpha Release of the Commercial Business System in the first few months following the contract award. This release will serve as a test bed for business user interaction and iterative development of prototypes. This approach is expected to shorten development timelines and offer the opportunity for validation of related business process and protocols. It also allows for an early focus on training and development of documentation well ahead of the market trial phase. Heavy emphasis will be placed on change and release management to exert appropriate quality control as these module developments are moved through iterative prototyping into beta release and production.

      System integration is another responsibility of Project Management. System integration tasks for the Power Exchange center around the testing and validation of the following major interfaces:

      - An interface with the Market Participants provided from the Bidding and Publishing modules. This requires interfaces with WEnet and subsequent access through [illegible].

      - The interface to the ISO systems for passing schedules and supporting data, as well as for receiving fully vertified schedules and usage information for settlement of the day ahead and hourly committed schedules.

      - Seamless interfaces between the Commercial and Bank Office business systems.

      - The interfaces with metering management and financial service organizations.

      Full and seamless integration of the PX Systems with these interfaces, forms one of the major challenges in developing an operational energy trading market for California. The following sections describe how the PX Alliance will manage that integration to ensure the successful delivery of the energy trading market by January 1, 1998.

                                                       PX Systems Implementation

EXHIBIT 2.3-1 - SYSTEM INTEGRATION PERSPECTIVE

                                    [CHART]

      The systems integration and project management approach for the Power Exchange emphasizes customer involvement from the very beginning of the project. The objective is to plan and control development of the PX Systems from implementation to conclusion, with high levels of productivity and [illegible], and low levels of uncertainty. While ensuring maximum flexibility in dealing with situations of uncertainty. Details of the PX Alliance's Project Management methods and associated organizational design are contained in Section 10 of the Technical Proposal.

2.3.2 Description

      The PX projects [illegible][illegible][illegible] of the business requirements, work products, quality of deliverables, and performance [illegible]. Within the PX, efforts [illegible] [illegible] structured and planned to refine the initial business systems [illegible] into [illegible] project [illegible]. Except [illegible] the project will include the [illegible] and [illegible] of [illegible] necessary for project completion and [illegible] [illegible] [illegible] encompassing all the activities necessary to ensure that the systems developed adhere to the Power Exchanges requirements.

2.3.3 Project Initiation and Planning

      In developing the Project Plan for the PX, project objectives are stated and clarified, major deliverables are identified, and project milestones and schedules confirmed. The project charter clearly describes the project's scope in terms of logical or functional boundaries and identifies interfaces and interdependencies with related PX projects.

      Using the overall project schedule shown in Appendix H, a detailed project plan for day-to-day management of the PX project will be created. Working with the PX and its designated Program Manager, the PX Alliance Program Manger and the subproject teams plan the work that will be done during the project by developing a task-level work plan (work breakdown structure) that includes milestones, [illegible] effort estimates, and resource assignments.


                                  [illegible]

PX Systems Implementation

[GRAPHIC OF MAP]


      With this information the team will then develop a detailed project schedule.

      Overall program controls will be implemented to manage the performance of the PX project tasks. Project managers will monitor and [illegible] the following aspects of project performance.

      - SCHEDULE TRACKING. The information project plan will be updated to reflect project progress. Additional reports will track the number of task starts and completes, capture weekly activity, and compare actual progress with the baseline.

      - COST TRACKING. Reports will list the expenses charged to the project, compare actual to planned expenses, and highlight activities and tasks that are over budget.

      - RESOURCE MANAGEMENT. Weekly activity reports will capture the hours expended per project task, calculate resource utilization, update estimates to complete activities, and feed into the project budget. The project plan will also facilitate the leveling of resources over the project duration.

      - PROJECT REPORTING. Periodic project status reports will communicate the project's progress in terms of percentage complete, estimates to complete, actual vs planned, activities completed, and project issues. Progress meetings will also assist in communicating project status and issues.

2.3.4 Project Implementation

      The PX systems projects are implemented according to the plans constructed in the planning stage, with the project managers responsible for the design, forecasting, monitoring and control of project activities. Examples of standard milestones during the implementation stages are:

      - Customer Review of Functional Requirements Documentation

      - Completion of Subsystems Testing

      - Completion of System Testing

      - Completion of Final Acceptance Testing

      The development and implementation process is based on a hierarchy of systems described below.

      - An Enterprise (such as PX) is made up of a number of Business Systems.

      - A Business System is composed of a number of Subsystems or functional modules.

      - The components of a Subsystem Module are [illegible] as Functions.

      - One or more Units make up a Function.

      The following is an example of the hierarchy as [illegible] the Power Exchange.

      - Enterprise .................................. the Power Exchange System

      - System .......................................... the Commercial System

      - Subsystem/Module .................................the Billing Subsystem

      - Function ..................................... Validating a [illegible]

      - Unit ................................ Code performing a validation task

      All software revisions are developed and integrated with a view towards this hierarchy. The development and integration process is made up of a specific integrated sequence of steps which will be followed in ensuring delivery of a fully integrated operating business environment. These steps are:

      - Definition of Functional Requirements

      - Design and Prototyping

      - Coding and Unit Testing

      - Functional Integration and Testing

      - Subsystem Integration and Testing

      - System Integration and Testing

      - Enterprise Integration and (Final) Testing

      DEFINITION OF FUNCTIONAL REQUIREMENTS

      The purpose of the [illegible][illegible][illegible] understanding of the functional specifications and business deliverables, geared toward implementation. This document will be used to produce the test procedures for all acceptance testing purposes. This document requires approval of the PX to [illegible] [illegible] [illegible] [illegible] [illegible] agreement regarding the [illegible] [illegible] contract. The [illegible] step [illegible] the [illegible]

                                                      P I Systems Implementation


     [illegible] [illegible]

     [illegible]

     [illegible] [illegible]

     [illegible]

     Functional Requirements Documentation and Review

     Upon completion of the business [illegible][illegible][illegible] [illegible][illegible][illegible][illegible][illegible]
     [illegible][illegible][illegible][illegible][illegible]

     - Will the [illegible] meet the overall enterprise needs

     - Will the [illegible][illegible][illegible][illegible]

     - Will the [illegible][illegible][illegible][illegible]

     The PX staff and/or the PX Program Project Manager will be asked to verify the appropriateness of other aspects of the project at this time such as

     - Training

     - Availability

     - Input controls

     - File controls

     - Output controls

     - Confidentiality internal

     - Confidentiality external

     - Audit trails and follow-up actions

     - Access control

     Any [illegible][illegible][illegible][illegible]
     [illegible][illegible][illegible][illegible] [illegible][illegible]

     Design and [illegible]

     [illegible][illegible][illegible][illegible][illegible]
     [illegible][illegible][illegible][illegible][illegible]
     [illegible][illegible][illegible][illegible][illegible]
     [illegible][illegible][illegible] Each function of the [illegible] into [illegible] and a set of prototype [illegible] is a [illegible] design specification and a collection of [illegible] [illegible] options can be exercised. [illegible]

23.5 Develop Test Plan

     On project [illegible], the PX System's Test Plan will be developed with the overall project plan. As the various Test Plans [illegible][illegible] System Stability Test, etc) are developed, they will be approved by the PX. The schedule for the testing process is represented [illegible] Testing Schedule.

23.6 Subsystem Testing

     Subsystems testing is the testing and evaluation of the component pieces within each business module, without testing the operation of the module as a whole. In this stage, the unit test procedures and the associated test data are created. Functional test procedures are created and test data are generated by running special test programs, conversion programs, or system utilities. Unit tests are conducted using the test data created. Thread testing, which combines individual test units into threads of functionality, will be performed. A thread is first defined by selecting a particular function and determining which units contribute to that function. Threads are in turn integrated and incrementally tested as subsystems.

     The project team will verify that [illegible] test cases are performed and that the unit tests:

     - Execute each decision with the possible outcomes at least once

     - Execute [illegible][illegible][illegible][illegible]

     - [illegible][illegible] of the program against its specifications

     - Test the [illegible] and performance of the user interface

          Tests also verify that the [Illegible] are consistent and adequate, entry of required fields is enforced; fields are edited properly, error messages are consistent, and other standard [Illegible] properly

          Upon completion of our testing, all tested modules are loaded into the development library. This leased version represents the core [Illegible] of the subsystems for system integration testing.

2.3.7     System Integration Testing

          During the system integration tests, the previously tested individual unit software is combined to form a complete business system module. Integration testing includes the integration of programs into subsystems, and subsystems into the overall system. Examining the test data created by the subsystem testing tests are conducted and results analyzed. An incremental testing technique is used. This is a disciplined method for testing the interfaces between unit-tested modules. It is characterized by adding individual unit-tested modules & programs one by one to a given unit-tested module, and then testing each new combination.

          The project team will execute regressor tests to verify that interfaces from and to the subsystems being developed are functioning correctly. Upon completion any provisions of [Illegible].

2.3.8     Final Testing

          [Illegible]

          [Illegible]

Exhibit 2.3.8-1 Testing Schedule

                                    [Chart]

2.4       Development Hardware

          [Illegible]



                              [Illegible] (folio)

                                P X   S y s t e m s  I m p l e m e n t a t i o n

       be delivered on March 1, 1997 unless canceled by the PX Alliance. The backup system hardware will be used for development while the production hardware is set up for acceptance testing. This has several advantages including [illegible] acquisition of the development hardware, the ability to install and test the production hardware in parallel [illegible] development and providing a completely separate "production environment" to simplify the management of releases.

2.4.1  Configured development system

       As soon as the hardware is delivered its physical configuration will begin. Design and planning for the hardware configuration has already begun. Working with the vendors and OEMs, the complete configuration plan is expected to be completed as soon as expenditures under the PX system contract are agreed and, prior to physical installation.

       The configuration includes the main processors, the chem PCs, the networks, and all development software as described in Appendix D of the Technical Proposal.

       A detailed description of the hardware and software configurations is in
       Section 3 of the Technical Proposal.

2.4.2  Time/Schedule

       The schedule for the development hardware acquisition and configuration as shown below.

EXHIBIT 2.4.2-1 HARDWARE SCHEDULE

                                        [CHART]

2.5.   PRODUCTION HARDWARE

       The implementation of the California Power Exchange and a successful transition to a competitive market place will depend on the optimal use of the computer infrastructure. The PX Alliance recognizes, based on subsidiary experience with power exchanges throughout the world, the unique command the California PX [illegible] and design of hardware platforms have been completed with the objective of [illegible] in the hardware capability.

       Designing with optimal flexibility in mind has allowed the PX Alliance to significantly reduce risk of performance problems while simultaneously providing a significant capability for [illegible] within the hardware infrastructure. A detailed description of the hardware and software configuration proposal is contained in Section 3 of the Technical Proposal.

2.6  MODIFYING STANDARD SOFTWARE DEVELOPMENT

     Modifying Standard Software Development is guided by the same Project Management procedures described earlier. The development process follows the [illegible], design, prototype/code, and testing phases of software development. For the various business functions, the development phases will occur in parallel. The actual development cycle may include multiple variations of the development phases.

     This approach ensures a core business functionality is developed early in the project, with new functionality added in the iterative cycles all the way through to PX Systems callout.

2.7  PACKAGE SOFTWARE IMPLEMENTATION

     In addition to bringing its own proven products to bear in producing the required PX business systems, the Power Exchange will also require administrative software packages from the Oracle [illegible] of applications to support its day to day business operations. The Administrative Systems Application Implementation effort will leverage the existing fit of these packaged software applications with the PX functional requirements to implement the required institutional procedures that control the operation of the implemented systems. The PX receives the benefits of:

     - A speedy implementation effort that leverages the work of prior Oracle application implementations

     - Lower implementation [illegible] due to the depth of experience and the proven capabilities of both the applications and the implementation team

     - The value received from the lower lifecycle cost from receiving quick delivery of a robust system that fully satisfies the PX's back-office business requirements

     The objective of the Administrative Systems Application implementation effort is to successfully implement the Oracle applications while also identifying and resolving any key requirement gaps between the selected packages and the PX administrative functional requirements. A rapid package installation effort will be achieved [illegible] leveraging existing experience, knowledge and reusable objects.

     The Application Implementation process comprises several stages (depicted in Exhibit 2.7.12 that are characterized as follows:

     -    Requirements Confirmation (Confirmation)

     -    Solution Design and Definition (Definition)

     -    Solution Development (Development)

     -    Solution Implementation (Implementation)

                                    [CHART]

[GRAPHIC OF MAP]

PX SYSTEMS IMPLEMENTATION

EXHIBIT 2.7-2 IMPLEMENTATION SCHEDULE

                                    [CHART]

2.8  PROJECT SCHEDULE

     Several activities must be performed in parallel to achieve a timely completion of the project. Exhibit 2.8-1 depicts an overview of the timeline and events proposed by the PX Alliance to bring these activities realistically to a successful completion by January 1, 1998.

     Key milestones are as follows:

     -    Project Start ...........................................  3/1/97

     -    Functional Requirements Definition Completed ............  4/1/97

     -    Business Systems Design Completed .......................  5/1/97

     -    Alpha Release -- Subsystem Testing Complete .............  9/1/97

     -    Beta Release -- System Testing Complete ................. 10/1/97

     -    Final Release Market Trial .............................. 12/1/97

     -    Ready for Operation .....................................  1/1/98

     The PX Alliance is confident that with the proposed sectional approach (i.e., use of existing field proven products developed by the PX Alliance partners and by other renowned third-party vendors) and with the proposed implementation processes coordinated by a second Project Management methodology (described in Section 10), it will meet the critical deadline of January 1, 1998 for the [illegible] of operation of the PX. It is imperative that the PX Alliance and the PX Project Management staff work in close [illegible] to ensure key initial activities are achieved on time. Major [illegible] events which must be completed or [illegible] for the overall project to come to a successful completion by January 1, 1998 are:

     -    Contract award on February, 1997

     -    Contract signed by February 28, 1997

     -    Functional requirements [illegible] approved by April 1997

     -    ISO interface definitions completed by May 9, 1997

     -    PX facilities available by June 15, 1997

     - PX staff available to participate fully during the December and Design and Prototyping phases

If a PX Alliance is [illegible] achieve the [illegible] deadline of January 1, 19[illegible]

PX Systems Implementation

EXHIBIT 2.[ILLEGIBLE]-1 OVERALL PROJECT SCHEDULE

                                    [CHART]

                                Lessons Learned

                                  [ILLEGIBLE]

                               [ILLEGIBLE FOLIO]

PX Systems Implementation


exercise should be seen [illegible][illegible] experiences of the individual PX Alliance [illegible][illegible] these markets.

No two reform exercises are the same. There are as many approaches to [illegible] [illegible][illegible][illegible] points, objectives and timetables. However, there is ample anecdotal evidence that suggests certain [illegible] or actions bring about [illegible] more durable results. [illegible] on "lessons learned" follow

Tight time frames for implementation combined with major change require significant effort to mitigate the risk of partial failure.

Commentators generally hold one view that a step-by-step approach to market implementation is to be preferred - if timescales allow. Advantages are

- A managed release of systems and processes with the ability to incorporate modifications as necessary will result in a more robust and high quality end product.

- The market participants become more active in the new market more quickly and more effectively than is otherwise the case of big bang rapid changes

The Victoria pool (VicPool) effort is usually held up to be an example of phased development. This has allowed the market to learn while managing systems, cost and, risk.

On the other hand big bang approaches to system implementation and the start up of market operations reflect the desire to effect wide ranging change as quickly as possible. Often, timescales are driven by the need to meet external requirements or schedule. For example, the [illegible][illegible][illegible] electoral timescales in England and Wales led to a number of structural imperfections. Although many of these mistakes have been fixed, such as ABB's replacement of the GOAL scheduling program, a number of imperfections [illegible] [illegible][illegible] the operation [illegible][illegible]

The PX Alliance proposes to [illegible][illegible][illegible] the tight time frames for market[illegible][illegible][illegible] key elements in our approach.

We will use field tested software as the basis for all of the key applications
- Bidding, Scheduling and Pricing, Settlements, Publishing, Billing and Collection, and Administration.

- We have proposed and will rigorously implement project management as a tool to stay on track with our plan, process revisions, and maintain high quality.

- We will commit sufficient resources with extensive hands-on experience in all areas which are critical to the success of this project.

Ensure adequate training and trials.

Market systems inevitably bring with them new commercial arrangements and expose participants to different [illegible] complex) processes and ways of doing things and new disciplines. Market participants need to understand how the market works, that systems have been duly tested and what the market means for them in terms of business practices and protocols.

The recent New Zealand experience illustrates the pain; well the NSFM wholesale market venture on 1 October 1998. The scheduling, pricing and dispatch model went through active [illegible] only a week prior to that date. Many of the price spikes experienced by the market over subsequent months are still not understood [illegible] month's prices have been [illegible]in full on two occasions and have only just been finalized.

The PX Alliance has an extensive training and [illegible] period preceded by the opportunity for the Market Participants take part in overall system implementation by working with the PX and the FX Alliance to establish the operating requirements from the user's perspective. This will occur through an early prototype release that is possible only because we have held proven software for the major applications. Thus the PX Alliance plan incorporates both the technical aspect of system implementations, as well as significant input, starting [illegible][illegible][illegible]so that [illegible][illegible][illegible][illegible][illegible]

User participation.

[illegible][illegible][illegible] processes a [illegible][illegible] [illegible][illegible][illegible][illegible][illegible]

                                 P X  S y s t e m s  I m p l e m e n t a t i o n

[illegible]

[illegible]

KEEP IT SIMPLE.

Market restructuring and implementation is inherently complex. Since the England and Wales experience [illegible] as lacking transparency, there have been a number of attempts to simplify market operations. It is now accepted wisdom that physical and market operations can be [illegible] with many decisions and processes pushed out to participants. Scandinavian reforms, in addition to being evolutionary, have also seen the incorporation of many simple trading deadlines from [illegible] markets.

An example is again provided by NZ. The market designers insisted on the introduction of a voluntary day ahead [illegible] commitment market which was [illegible] independent of the dispatch process. This was despite user views that, unless it was a mandatory [illegible] NZEM participation, it added nothing to the market process. The day ahead market operated for the last four days of market operation (with low volumes and has subsequently not cleared it as now considered redundant.

SIGNIFICANT CHANGE TO MARKET DESIGN AND BUSINESS RULES, ESPECIALLY LATE INTO A PROCESS, CAN BE EXPENSIVE AND CAN IMPERIL IMPLEMENTATION TO TIME.

[illegible]

The PX Alliance proposal suggests a clear responsive and reasonably flexible mechanism whereby changes and their [illegible] are evaluated and decisions made in light of [illegible].

MAKE SURE THERE ARE BACKUP SYSTEMS AND AUDIT TRAILS AVAILABLE WHEN THE SYSTEMS GO LIVE.

The previous example is applicable here too. The credibility [illegible] makes [illegible][illegible] participants cannot see clear [illegible].

The [illegible] comprehensive, [illegible], work procedures.

PARTICIPANTS MUST SIGN OFF CRITICAL BUSINESS RULES WELL IN ADVANCE.

A number of power exchange developments have been [illegible] at risk because key elements of the market rules have changed or have been shown not to work.

New Zealand is a good example. Key aspects of the scheduling (and therefore [illegible]) [illegible] continued to be refined in the run up to and even after market implementation. These changes are a large contribution to the problems still being experienced.

In a second example, business rules for the Australian national market have had to be rewritten many times over the last three years. [illegible] the [illegible] since participants refused to endorse them, more recently they were considered overly technical. Changes have significantly slowed down the process.

This is not to say that rules must be locked in stone. The England and Wales [illegible] rules are held to be the worst example of rules that are overly complex and very difficult to change. The point is that there needs to be a defined process.

* FOR SIGN OFF OF RULES IN A TIMELY MANNER FOR THE PURPOSES OF IMPLEMENTATION.

* FOR REVIEW AND REVISION POST IMPLEMENTATION, IF NECESSARY.

The PX Alliance process recognizes the [illegible] processes for [illegible] with [illegible]


                                  [illegible]

[GRAPHIC OF A MAP]

2.10 OPTIONAL JOINT STUDY OF THE PROPOSED BIDDING, BID EVALUATION AND SCHEDULING PROTOCOL

     An important business objective of the PX Alliance is both the successful development and implementation of the PX business systems and to ensure the subsequent successful operation of the power market in California. To that end, we offer to perform a joint study with the Power Exchange to "debug" and refine the Bidding and Scheduling protocol specified in the RFP.

     The proposed joint study has not been included within the scope of the PX Alliance's fixed price proposal. However, the advisability of conducting this validation of protocols against a simulated market appears clear. Work needs to start and be completed as early as possible (e.g., in one to three months) to incorporate any desired changes emerging from this analysis. Should the PX indicate an interest in this joint study, the PX Alliance would gladly prepare and submit a detailed work scope and cost estimate.

     The PX Alliance has closely monitored the Power Exchange's development of the specified Bidding and Scheduling protocol. We fully appreciate the extent of the effort expended to produce this protocol. We are also aware that the physical power system in California and the proposed market structure for the PX are more complex than their counterparts elsewhere in the world. As such, certain aspects of the proposed protocol may need to be further refined to ensure an efficient power market. Specifically, we offer to jointly study and refine the following aspects of the Bidding and Scheduling protocol:

     - The proposed iteration between PX, participants, and the ISO -- The sequential and simultaneous bidding for energy and ancillary services.

     -    Congestion management modeling in  PX

     - The business rules (e.g., Activity Rules) that need to be implemented to minimize [illegible]

     We propose to study these aspects in a simulated environment as soon as approved. Given the short time frame available we propose to focus on searching for "fatal bugs" that might ensue that we could then connect promptly to ensure successful operation of the power market in California in 1998. It is important to note that the PX Alliance would not carry out this study by itself. Active participation of other experts and the PX customers who were involved in the development of the specified Bidding and Bid Evaluation protocol is essential. The study can be carried out following the general steps outlined below.

     - Identification and prioritization of specific aspects of the protocol to be tested

     -    Experiment/study design to test each specific aspect

     - Perform the study, analyze the results, identify the bugs, and refine the protocol

     Each experiment needs to be designed to take advantage of existing "off-the-shelf" software (e.g., bid preparation, scheduling, bid evaluation) or semi-manual processes

     The experience of the PX Alliance is very strong in the area of bidding, scheduling and price determination. We also have several powerful and proven scheduling, bidding, and bid evaluation software packages that we can configure quickly for this study. We are therefore confident that we can productively work with the PX to successfully analyze any troublesome issue.

                                   [GRAPHIC]


3. System Architecture

3.0  System Architecture


                                    [CHART]

3.1  System Design Overview

      The PX Alliance system solution is specifically designed to meet the PX requirements, while leveraging existing and newer software products, high performance [ILLEGIBLE] to meet the Power Exchange's evolving needs. The PX Alliance fully realizes the technical challenges and the [ILLEGIBLE] of the PX implementation. We believe that the proposed solution [ILLEGIBLE] these requirements.

      The key considerations in developing the proposed PX system design include:

      - Functionality - to meet the requirements of the California Power Exchange, as outlined in the Functional Requirement Document and the Request for Proposal.

      - Proven Technology - to minimize risks associated with timely delivery of the system.

      -  Flexibility - to [ILLEGIBLE] anticipation to future PX needs.

[graphic of map]

System Architecture



          - Modularity - [Illegible]

          - Performance - to provide [Illegible]

          - Flexibility - [Illegible]

          - Scalability - to allow [Illegible]

          The PX Alliance proposes the use of Digital Alpha hardware for the system servers and Oracle relational database management system as the database platform. The Digital Alpha and Oracle combination is considered to be the industry's best performance delivery platform for relational database management and transaction processing.

          The proposed system is based on a distributed Client/Server architecture. The servers will be operating under the UNIX operating system and will be responsible for front-end data communications, database management and applications software, and data archival and administrative functions. The user interface clients at the PX centers will be based on Pentium PC technology running under Windows NT or Windows 95. The graphical user interface screens on these clients will be built using Borland's Delphi IGU [Illegible] one of the leading high performance looks for large scale applications. The user interface for PX Market [Illegible] will be based on Web technology, which will also support file upload and download and fax interfaces for submission, schedules and settlements results. Communications links with the ISQ, metering agents and cash managers will be supported through the [Illegible].

          The applications software [Illegible] based primarily on existing technologies. ABB's Pooling and Settlements System (P&SS) will be the basis for fulfilling the [Illegible] and Publishing requirements, and the associated data processing and dispute management functions. ABB's OASIS and [Illegible] bidding system recently developed [Illegible], will be the basis [Illegible] [Illegible].


3.2       Hardware Design

3.2.1     General Requirements

          The computer infrastructure [Illegible] PX operator is a key factor in the successful transition to a competitive energy marketplace in California. Based on our substantial energy trading experience with power pools [Illegible], the PX Alliance recognizes the unique demands that will be imposed on the computer infrastructure. The technical architecture proposed by the PX Alliance will meet or exceed all system requirements as described in the [Illegible].

          The design and sizing of the PX hardware is a function of the number of PX Market Participants and the pattern by which they participate in day-ahead, hour-ahead, and auxiliary services markets. Although significant benchmarking has been performed, the true number of participants and [Illegible] [Illegible] is essential to the successful operation of the Power Exchange. The PX Alliance is proposing a hardware architecture which significantly reduces [Illegible], provides major growth capability, and [Illegible] cost to the PX.

3.2.2     Hardware Configuration

          Exhibit 3.2.2-1 represents the proposed hardware configuration and illustrates [Illegible].

                                                             System Architecture

Exhibit 3.2.2-1  PX Computer Hardware

                                     [CHART]

[GRAPHIC OF MAP]

System Architecture

3.2.3  Processors

       The PX Alliance has selected Digital Alpha processors. The Digital Alpha machines offer unparalleled [illegible] performance and potential for [illegible] [illegible] housing has been [illegible] to offer the appropriate level of flexibility and growth when and where it is [illegible]. Each Digital processor cabinet has the capability of housing multiple CPUs.

       Digital's [illegible] systems can readily adapt to the changing business environment and rapidly serve the [illegible] processors. The 6400 system offers 12G5 [illegible]. See [illegible] technology for optimum throughput its maximum configured memory is [illegible] GB. The maximum configured memory required for the proposed system is [illegible] GB.

       By [illegible] Digital's clustering technology, the PX Alliance provides the optimum level of [illegible] and the capability for "hot" stand-by processors. Digital clusters are included to support the key operational systems of the Bidding and Scheduling and Publishing modules.

3.2.4  Local Area Networking

       High-speed throughput from the network is necessary to minimize processing times and to provide PX Market Participants with high level quality service information enters the LAN environment via an OC-3 AIM [illegible]. Based on the PX Alliance experience with other Pooling and [illegible] systems, network performance is [illegible] to the provision of quality service. We believe the peak performance requirement will extend beyond the [illegible] per second offered by typical networking systems. The network aggregate load may increase to OC-12 requirements as the market matures. To accommodate these increases, we recommend the introduction of ATIV-based Local Area Networking matched to the 155MB's presented by the [illegible] OC-3 multi-plexor.

       - As required by the [illegible] high-performance devices have been selected to provide network resilience within the system, so that failure of any single component would not result in failure of the entire network. Digital products will be used to minimize the time required for [illegible] diagnostic procedures while enabling [illegible] featured ATM services.

3.2.5  Processor Interconnections

       Micro-channel connects promote bus speed connections between redundant cases of processors, enabling fast switching following primary processor [illegible][illegible] information between systems supporting processors is achieved using 155MB's ATM technology, [illegible]
       [illegible][illegible][illegible]

3.2.6  Auxiliary Memory

       [illegible] storage of information is provided through [illegible] or a Redundant Array of inexpensive Disks [illegible][illegible] units will provide optimum up time and enable "hot swapping" of disks without [illegible] normal operation.

       Redundant disk [illegible][illegible][illegible][illegible]processors to increase resilience and enable access to the disk should a controller fail. This solution also enables alternate processors to gain access to mission critical storage arrays following primary processor failure.

       Our system requires, at most [illegible] [illegible]over multiple controllers. The [illegible][illegible] has a maximum capability of [illegible] per [illegible].

3.2.7  Data Archive [illegible]

       Historical archiving will utilize [illegible] [illegible] [illegible] [illegible] the daily security backup on a magnetic [illegible] [illegible] library to minimize operator involvement. [illegible] [illegible] [illegible] designed for [illegible] capacity archiving, will store [illegible] [illegible]. Multiple libraries are specified [illegible]

3.2.8  Printers

       Based on our [illegible][illegible][illegible][illegible]
       [illegible][illegible][illegible] We recommend [illegible]
       [illegible][illegible][illegible][illegible] and provide up to


                                  [illegible]

[illegible] [illegible] [illegible] [illegible]

3.2.9     CONSOLES

          Workstations. Pentium PC workstations running Microsoft's Windows NT or Windows 95 operating software are proposed as a standard. Each workstation will readily accommodate expanding RAM to twice the capacity [illegible] and be configured for optimum performance with Microsoft Windows. Each workstation will have at least one [illegible] and one [illegible] port for PX connectivity, as defined in Section [illegible] of Volume II of the PX Systems Technical Specifications document. Other standard equipment will include monitor and mouse with specifications designed to enhance clarity of displays and reduce potential user fatigue. Each workstation will be capable of [illegible] an audible [illegible], as required.

          Monitors. Monitors will be at least 20 inches across the diagonal and conform to California and Federal requirements for screen resolution and emissions. The screens will conform to the industry norm for business application workstations and have a refresh rate of 75 MHz or better. 75 MHz monitors are specified in lieu of the required 100 MHz monitors as they represent the de facto industry standard for commercial applications. All monitors presenting a frequent display of information will be equipped with screen savers to protect the unit from phosphor burning on the screen.

          Keyboards. All keyboards will be provided with QUERTY alphanumeric keys with an integral numeric key pad. Keys will repeat if depressed and held down. Cursor navigator keys will be provided as separate keys. The keyboard will be attached to the workstation by a [illegible] by a detachable plug.

          Mouse. Each workstation will be equipped with [illegible] will enable [illegible] tracking of the cursor as required and provide three buttons for use with PX software. The mouse shall be connected to the workstation [illegible] plug-detachable cord.

          The proposed system, using software control, allows operators to open multiple windows on their workstation. This capability exceeds the [illegible] of the [illegible] [illegible] keyboard and mouse as a unit among the monitors at a console using cursor positioning.

3.2.10    VIDEO [illegible]

          [illegible] provided to enable screen [illegible] made as required. The video copier will be connected to the local area network (LAN) for access by [illegible] workstations [illegible] the PX. The video copier will use [illegible] by [illegible] and produce images of at least [illegible].

3.2.11    OTHER PERIPHERAL DEVICES

          Modem and fax equipment will be installed on the computer network to enable remote software support.

3.2.12    CONSUMABLE SUPPLIES

          All computer [illegible] consumable items required for testing and installation will be provided. Magnetic media required for backup and dumps during the testing and installation period will also be provided.

3.3       CONFIGURATION CHARACTERISTICS AND AVAILABILITY

          The proposed PX system solution has been designed to offer flexibility and future growth while managing risk and cost. The chosen system architecture is a distributed computer environment that enables the PX Alliance to provide the PX with a significant amount of processing capability while minimizing the potential risk arising from component failure.

          [illegible] Wide Area Networking is to be provided by [illegible] and as such is outside the scope of this proposal. However, [illegible] devices have been configured on both the front-end processing system (Digital [illegible]) and the Domain Name and Authentication Server [illegible] to ensure connectivity to the [illegible] device. The back-end Digital [illegible] processors are afforded dual routing to the WAN through the use of Digital's Gigaswitch.

          The processors have been sized to meet the requirements at [illegible] Functional Requirements Docu-


                                  [illegible]

System Architecture


ment. Redundant processors have been configured to support primary processors and sized to ensure that equal power is provided in the event of primary processor failure with minimal degradation in operational performance. No processor is allocated to support more than one primary processor, which ensures that no two primary nodes may fail and result in an overload condition on a support processor.

All workstations have equal access to the operational systems to ensure that authorized users may switch to alternate workstations in the event of a workstation failure.

The PX Alliance believes that the solution presented offers unparalleled redundancy of CPU, processor, network, storage, and site level. Experience has shown that the impact on performance often is underestimated when configuring redundant systems. Digital offers full processor fail over to a hot processor with a coordinated roll back with the proposed Oracle relational database. Context and user roll back will be performed.

Digital currently holds the performance record for transaction processing utilizing an Oracle relational database system and is a preferred processing platform by Oracle. The PX Alliance currently holds the world record for the largest transaction processing system on an Oracle distributed client server system. Experience gained from this environment of approximately 500 complex transactions per second affords the PX Alliance insight to preempt issues that could arise during PX implementation. This enables the PX Alliance to reduce the time frame for implementation and ensures delivery by January 1, 1998, as required.

In addition to processors held in hot standby, the solution offered includes the introduction of a back-up site to protect against earthquakes, natural disasters, and local civil unrest. The back-up site will be maintained on an hour-behind basis and will be ready to operate should there be a significant failure at the primary site.

Secondary processors at the back-up site will be regarded as off-line and able to provide maintenance [illegible] at the discretion of the PX. Periodically, maintenance processors will be taken down to enable upgrades and preventive maintenance to be performed. In order to perform maintenance over the complete processor set, processors will be rotated from primary to backup to all time and then down.

All devices will be assigned a designation of primary, backup, dependent, and down. All devices connected to the Bidding and Scheduling processors will be regarded as primary with the exception of small DAT (Digital Audio Tape) systems and CD drives used for software archives and software updates.

The Bidding, Publishing, DNS, and Scheduling systems run on redundant processor groups. With the exception of small DAT tape systems and CD-ROM drives used for software archival and software updates, all devices accessed by processors within the group will be available to the other group members should the primary processor fail.

Each group may be interrogated and configured through use of a GUI-based management tool. Fatal and recoverable errors will be tracked for both network and processor related failures. Tools will be provided to indicate the operational state of a processor, processor group, or device. All operational process errors and alarms will be logged for audit purposes.

Function restart is not required on the critical processor groups as the [illegible] is transparent and automatic. The processors work with the database system to ensure integrity. Manual restart is required to start the non-critical systems after processor failure.

Failed processors may be repaired from the on-site maintenance kit. Should a CPU fail, the processor will automatically restart without the faulty CPU. Should the failure require repair time greater than acceptable, a decision may be made to switch to the back-up site.

The proposed system complies with the requirements detailed in the Functional Requirements Document, Section 11.8 - Device Redundancy and Configuration Management.

The system has been designed to provide the availability of 99.9 percent for Bidding and Scheduling and 98 percent for Settlements, Billing and Administration.

An exception to the power requirements detailed in the Functional
Requirement Document, Section 11.11.1 - Power Supply is to be noted. Power is required to be provided for both a single phase and a three phase supply at 120-210 VAC. Definitions for the requirements will be made following site selection. An uninterruptable and [illegible] power

                                                           SYSTEM ARCHITECTURE


     supply (UPS) scheduled to be available during [illegible] times of the PX computer systems. The PX Alliance cannot ensure operation of equipment not supported by a conditioned power supply. The UPS is also required to provide power to workstations within the PX location.

     We strongly recommend that the PX provide a backup generating facility when utility power is not available. Sufficient battery or transient power is required to enable operation while the generator [illegible] up to replace the utility supply.

     The hardware installation will meet environmental specifications as detailed in the Functional Requirements Document. It is required that the purchaser provide adequate computer facility environment conditioning such as an [illegible] systems, to be specified by the PX Alliance.

3.4  COMMUNICATION

     It is acknowledged that the primary mode of communication with the PX is via the WEnet Wide Area Network (WAN). The PX Alliance notes that the WEnet as an Intranet which, by definition, allows firewall services between the internal Intranet and the external Internet communities.

     Provision has been made to enable the PX System to interface with the SONET multiplexor without loss of bandwidth. It is anticipated that the PX System will [illegible] the building LAN installed by the Intranet Service Provider (IaSP) for workstation traffic and printer connectivity. However, should this not satisfy performance or connectivity requirements, the PX Alliance will implement an alternative facility.

     The network components must be designed to handle a peak load situation. Any degradation in network performance reduces time to respond to bids and requests, and results in a reduction of service by the PX client base.

     Experience has shown that an hour-ahead [illegible] will be approximately 1,000 bytes in size and a day-ahead energy bid will be approximately 20,000 bytes (including energy and ancillary services). Peak loading and [illegible] when the day-ahead market closes at the same time as the hour ahead market closes. At this time 21,000 bytes of [illegible] [illegible] per participant will arrive on the PX IAM from the SONET Multiplexor. Generally, overhead [illegible] and UDF acknowledgment [illegible], the fund expected is [illegible] x 23,100 bytes or 369 6MB.

     Since the SONET QC 3 Multiplexor has a transfer rate of 155MBs the data can clear in three seconds, at 2,066 seconds, assuming only 10% [illegible] simultaneously. In addition, there is still capability for a portion of Market Participants to alter their bids via the Web screens and to normal query traffic to proceed.

     It is vital to clear data as soon as possible. With this in mind, the PX Alliance has chosen to implement OC-3 capability directly to the processor. For future performance requirements, the PO bandwidth of the 8460 Digital processor enables the introduction of OC 12 as it becomes available without a major processor swap out the internet user base and fax processing equipment will be connected to the network via the Fast Ethernet LAN running at [illegible]MB/s.

     It is believed that fax transmission identified in the Functional Requirements Document should be increased to a minimum of 26,800 bps to match the standard PC fast fax systems currently available. Fax processors provided will be rated at a minimum of 28,800 bps. To enable the use of 2% of participants using tax simultaneously, 40 analog lines will be required initially. This number will rise to 700 should participants grow to 10,000 as is projected.

     It is noted that the laSF is required to provide PABX and [illegible] bank facilities. These should include the initial 40 lines for receipt of fax transmissions from participants. Network fax processing will be provided to receive up to 40 simultaneous fax receipts.

     All networking components will be manageable from a network management console through use of the SNMP protocol.

3.5  USER INTERFACE SOFTWARE

     The PX system users can be divided into two general categories. PX operations personnel at the Primary and Backup PX facilities, and PX Market Participants and outside users.

     The proposed PX system architecture provides a full client/server configuration for the PX operator interface. This allows standard desktop applications and other "user inter


                                  [illegible]

SYSTEM ARCHITECTURE


      [ILLEGIBLE] to run on the clients, while the database and the Commercial and Administrative applications will run on the servers. The standard Microsoft Windows and Windows NT Graphical User Interface (GUI) are used as the platform for the PX Operations personnel user interface. The user interface applications are developed with Borland's Delphi.

3.5.1 Borland Delphi

      Delphi is a leading Fourth Generation programming language (4GL) which offers a complete set of GUI development and deployment tools for high performance applications. It provides an open design for support of various hardware and database platforms and offers a [ILLEGIBLE] set of graphical and tabular display capabilities for client server type deployment.

      The PX Alliance team members have extensive experience in successfully deploying client/server applications using Delphi technology. It is used in the core P&SS product, as well as other energy trading products of ABB.

      Screens created by Delphi [ILLEGIBLE] Windows standard look, feel and navigation characteristics in addition to standard dialogue and tabular displays. X-Y plots and many other graphical capabilities are supported. Other standard features include display of a button description upon painting, extensive help facilities, and complex GUI objects.

      Delphi's Database Desktop provides a [ILLEGIBLE] and easy to use environment for applications development. Screens are constructed and connected to database tables through single point and click functions. Some of these capabilities include:

      - Changing properties of graphical objects directly on screen using tabbed dialog boxes.

      - SQL tools to let you work with SQL tables directly through the Database Desktop user interface and makes it easier to query SQL tables. In addition to the standard SQL capabilities, such advanced query features as use of underlying indexes in live queries, constrain updates to satisfy query conditions and ANSA-92 SQL-compatible for remote operations, are supported.

      - Movable Toolbars add convenience and can be docked or left floating. Context sensitive toolbar buttons change based on the kinds of object active on the Database Desktop window and provide quick equivalents to menu commends or keystrokes. For example, if a table is active, the Toolbar buttons will be related to table manipulation.

      - Database Desktop Help is organized into a familiar, easy-to-use book-like table of contents that makes it easier to find the information needed.

      - [ILLEGIBLE] handling uses Windows common dialog boxes for convenience and [ILLEGIBLE] compatibility.

3.6   Miscellaneous Support Functions

      The following subsection details two key system software functions that are included in this Proposal.

3.6.1 Batch Scheduler and Execution Controller

      The Batch Schedular and Execution Controller (BS/EC) program provides for the sequencing and execution control of various applications.

      The PX operation requires automatic scheduling and sequencing of several application programs in a reliable and efficient fashion. The BS/EC provides a software facility for the purpose, with support for periodic, event based, operator initiated, and sequenced application execution. The execution of such applications as hourly and day-ahead scheduling will be controlled by this program.

      The BS/EC program interfaces with the Bidding and Scheduling systems via messages passed to trigger the execution of the application sequence.


                                  [ILLEGIBLE]

System Architecture


Execution Trigger

       A program or a sequence can be achieved via three different types of triggers

       1 System Event, on which the sequence is to be initialized and executed by the occurrence of some specific external events.

       2 Periodic Cycle, in which the sequence is to be initialized and executed by a periodic trigger.

       3 Manual Request, in which the sequence is to be initialized and executed by an operator manual request.

       Individual programs as well as the entire sequence may be executed on demand.

Program Components

       The BS/EC program is composed of the following components.

       Sequence startup - The startup task brings the sequence from the down state into a ready state with the specified sequence execution mode. Once ready, triggers proper to the mode are issued to initiate a sequence (and thus bring it into the active state)

       Sequence abortion - This task interrupts an active sequence after the currently active node(s) completes its execution.

       Sequence shutdown - The shutdown task terminates the program or sequence bringing it into down state.

       Sequence suspend - This task suspends an active sequence and brings it into a suspended state. Upon initializing this task, the sequence will not recognize periodic and event triggers. The currently executing mode is then completed prior to suspension of the sequence.

       Sequence resume - This task resumes the execution of a program or sequence previously suspended.

Program Characteristics

       The BS-EC program maintains certain information on a database for programs and nodes under as control. Each such node has an execution status indicating whether the process is running, and a set of time stamps to indicate the latest start and completion times. These nodes also have a set of switches for enabling/disabling its execution for an external event or a manual trigger.

       A node is described by the following set of variables

       - Node state defines the current state of the node, the valid actions that can be requested to it, and the transition to the next state according to the action requested.

       - Node fast start is the time stamp of the fast activation of the node.

       - Node fast end is the time stamp of the fast successful completion of the node.

       - Node timeout delay specifies how many seconds the sequence should wait for an acknowledge message from the node since the last node activation before it is taken out of service.

       - Node error count limit specifies how many consecutive minor errors can be detected by a node before is taken out of service.

       - Node periodic alarm limit specifies the number of maximum basic periodic cycles between the last successful execution of the node and the current time, before issuing an alarm.

       - Node validity threshold period specifies the time span for which the latest node solution is considered valid. After that time has elapsed the solution will be considered obsolete.

       The BS/EC program supports the following states for each node

       - DOWN  The node process not running

       - ACTIVE  The node is currently executing

       - READY  The node last execution was successful

       - ERROR  The node last execution terminated with a minor error

       - BLOCK The node execution is blocked due to the status of the switch associated with the current trigger or one of its predecessor nodes is in BLOCK, ERROR or DOWN

SYSTEM ARCHITECTURE


          - WAIT: The mode is waiting for its previous execution to finalize before restarting again.

          - REQUEST: The execution of the mode is postponed because a predecessor mode is in REQUEST, ACTIVE or WAIT state or one of its successors is in ACTIVE or WAIT state.

EXECUTION BRANCHES
-------------------------------------------------------------------------------

          An execution branch is defined as an ordered set of consecutive nodes (i.e., program executions) between the starting point and the ending point. Branches may have predecessor branches, starting at the branch ending point, and/or successor branches, ending at the branch starting point.

          A sequence is at certain execution point(s) when the execution of the last mode in all the branches preceding the point are completed.

          A branch is said to be active if any of its modes is active. Branches in the sequence have an associated basic periodic unit, which is the number of basic cycling periods at which all the modes in the branch are sequentially activated, starting with the first mode in the branch.

EXECUTION TREE
-------------------------------------------------------------------------------

          An execution tree is a collection of branches connected at points with no closed loops and with exactly one of its points being the starting point of all branches connected to it. This point is referred as the tree root of the tree starting point.

          The trigger execution of a tree will start at the tree start point, by activating all the branches starting from it, and will continue with the successor branches once their execution is completed. In the case of the PX it is anticipated that there will be only one tree, though the system is capable of supporting multiple trees.

3.6.2     HISTORICAL INFORMATION MANAGEMENT SYSTEM

          The Historical Information Management (HIM) Server has been specifically designed to store large amounts of data for long term archival and to provide capabilities for the data to be retrieved at a later date for auditing, analysis and reporting. This system is designed to work in an UNIX/Oracle environment. It is highly configurable and is designed to provide the flexibility needed to support the anticipated future data archival needs of PX. Exhibit 3.6.2-1 shows an overview of the HIM Server.


                                  [ILLEGIBLE]

EXHIBIT 3.6.2-1 OVERVIEW OF THE HIM SERVER

                                    [CHART]

PRODUCT OVERVIEW

     The features of the HIM may be [illegible] into two key components.

     - Data Recording/Archiving Function -- Data Recording System Configuration, Periodic Data ordering, Maintenance Audit, Short term RDBMS retention and Long Term Archives

     - Data Retrieved -- Application Data retrieval and [illegible] Database Interface

     The HIM Server system, when fully configured, will automatically record and archive data. Each major function of the HIM server is described below.

     Flexible configuration. A configuration icon is provided to customize a client's site rather than software to meet changing needs.

     Database data recording. Data stored in an Oracle or other database will be exported into the appropriate export files, which are then packed and maintained by the HIM Server. Accurate name and date information will be attached to the files for use in future retrievals. Provision is made for 23 and 25 hour days for changeover to and from daylight savings time. Stored data will not be affected by future database changes. [illegible] data may be stored initially in a [ILLEGIBLE] database for direct [illegible] access.

     Recording application data. A configurable set of data tables and entities will be recorded either periodically or when an application requests it. It is important to note that the [illegible] need not be directly aware of what is being

System Architecture


      recorded, only that a request is made to record data. The data that is archived will have an accurate name tag associated with the data that will be used for later retrievals.

      PERIODIC DATA RECORDING. Configurable collections of data may be specified and recorded at periodic intervals. This periodic data will be stored with an accurate time stamp that will be used for later retrieval.

      LONG TERM ARCHIVES. These are defined as archives that may be stored on off-line media. A configurable number of devices can be collected together whose media is typically removable. This method of archiving provides for infinite storage capacity.

      DATA RETRIEVAL. An operator may request any data that has been archived to be retrieved. It is the responsibility of the software to determine the location from which the data is to be retrieved. A number of available retrieval options are described in detail below.

      APPLICATION DATA RETRIEVAL. Application data stored periodically or by application request can be retrieved from the archives by an operator request. The operator should enter the application name to be retrieved, together with the point in time of interest.

      SOL INTERFACE. Any data recorded by the HIM may be retrieved and viewed through an SQL-based language interface. This interface will allow [ILLEGIBLE] and formatting of data on a custom as well as a pre-defined basis.

Interfaces

      USER INTERFACE. Custom reports will be supplied to view certain special types of data. Other reports will be built as the operator selects the data to be viewed. When the operator has selected the data to be displayed, the retrieval process will recover the archived data and, provided with the mapping will extract the required data for the report.

      PROGRAMMABLE INTERFACE. A [ILLEGIBLE] set of functions will be provided to allow other applications to access certain features of the HIM system, such as:

      -  Initializing an HIM environment

      -  Recording pre-defined sets of data

      -  Retrieving a set of data from a past point in time

      -  Providing a list of data to be recorded

      -  Providing a list of all currently archived data

      Special interfaces for interfacing the historical data with the Settlement Module and Dispute Resolution Functions will also be provided.

3.7   Back-Up System

      The back-up system has been designed to handle both critical and non-critical events. A back-up site is to be provided at the PX's secondary location in case of major environmental disaster, civil unrest, or major facility component failure.

      Data at the back-up site will be updated at least once per hour to ensure readiness within a one-hour ramp-up time in the event of a primary site failure. The back-up site provides a complete replication of the primary site and enables full service to be restored within one hour for critical systems. The back-up systems are of comparable performance to those used in the primary site.

      Information will be passed to the back-up site through WEnet, including protocols via Digital's [Illegible]. Transactional information will be sent to the back-up site to keep the system as up-to-date as possible. This is to reduce the one hour time lag from the primary site. By utilizing fast ATM WAN protocols, the home site failure will be significantly reduced and throughput achieved to create an Extended IAN topology.

      The back-up site will be used to perform daily tape backups, reducing the load and con[ILLEGIBLE] on the primary operating disk subsystem.

                                                             System Architecture

3.8  Database Sizing

     The 90 day short term storage of all data will be immediately available in the Oracle database. The long term archival will be via the Historical Information Management server's optical disks.

     The total estimated size of the relational database for the Bidding, Scheduling, and Settlements sections is given below.

     Total Daily RDBMS storage requirements for
     Bidding, Scheduling, and Settlements
     systems (with 30% Overhead)                        12 Gbytes
     ------------------------------------------        ---------
     90 day requirement                                106 Gbytes

     Long Term Archival will be via the proposed HIM Server which utilizes optical disks and has essentially unlimited storage capability.

     The details of the analysis leading to the above database sizing is provided in Appendix [illegible].

3.9  System Performance Assumptions

     The PX Alliance accepts the Response Times set forth in Appendix D of the FRD as the design goals for the PX Systems design and implementation in decoding how to deliver these performance requirements as [illegible] contractual commitments, however, several things need to be considered:

     - The PX will be one of the first large scale attempts to handle major commercial transactions via Intranet/Internet technology.

     - The detailed design requirements for the PX bidding and publishing system, in terms of forms design and content, are not yet known.

     - The WEPEX protocols for pricing and scheduling are not yet settled.

     - The interfaces with the ISO and how these (illegible) work are similarly subject to potential change.

     - Some of the performance requirements, such as display call up times, are seemingly (illegible) paradigm more appropriate to the ISO [illegible] systems than to a business system such as the PX Systems.

     The systems, individual applications, and forms will be designed for flexibility with the inherent ability to change during the implementation process. Some questions of scaling and Internet technology remain. Performance commitments should be conservative. The PX Alliance proposed configuration and hardware was selected following careful analysis of performance versus capital expenditure. The PX Alliance has also negotiated extremely favorable terms from Digital and Oracle should product upgrades be needed to improve performance.

     The PX Alliance accepts the need for performance commitments from all of the subsystems and user interfaces in order to meet the business needs of the PX. If these requirements necessitate response times on the order of 1 or 2 seconds, we will need further discussion with these suppliers, especially if the criteria may introduce higher costs and schedule risk in the project.

     Based upon current information, we propose to address the performance needs of the PX Systems as follows:

     1. The PX Alliance accepts the performance requirements set forth as design goals. These goals shall be balanced with equal requirements for flexibility, schedule, and transparency.

     2. The PX Alliance commits to achieve business performance of response times (illegible) the same order of magnitude of those set forth.

     3. The PX Alliance commits that the PX Systems will meet all the external business requirements. The PX Systems will in fact support the number of bidders and bids, the time frames required for accomplishing the day ahead and hour ahead schedule determination, and so on.

     4. The PX Alliance proposes to implement a baseline PX system on the larger hardware, scaled up to PX database requirements, early in the project. We thus propose that the PX Alliance and PX team members use this baseline implementation to assess performance issues so that corrective actions can be taken early in the design phase and critical performance behavior can be achieved and maintained through the customization process.

                                  (illegible)

                                   [GRAPHIC]


4. Bidding Module

                                                      B i d d i n g  M o d u l e

4.0 Bidding Module
--------------------------------------------------------------------------------

                                    [CHART]

The Bidding Module manages the process of receiving. Al[illegible]dating and acknowledging bids from market counterparts in a non-discriminatory manner it interacts with other functions either the PX Systems to p[illegible] as necessary [illegible] [illegible] the [illegible] and Price Determination and the [illegible] and [illegible] [illegible] [illegible] [illegible] will provide all the necessary interfaces [illegible] data entry [illegible] display between the PX and the [illegible] participants. The [illegible] of the [illegible] primary functions and interfaces.

* Receives bids managing participant master files and resource capacity information.

*    [illegible] can [illegible] entry through a [illegible] [illegible]
     [illegible]

* [illegible][illegible] capabilities for both participants [illegible] and PX operators Participants can modify bids.

Bidding Module

[Graphic of Map]

       through interactive Web screens, where PX operations use AGI based user interface

     - Maintains an audit trail and database of all bids for dispute resolution as well as for archival purposes

     - Provides [illegible] bids to the Scheduling Module

     - Provides a proxy communications service to the Settlement Module's participant notification process

     - Interfaces with the Billing and Credit Module to validate participant bids

     - Communicates with the ISO (Ancillary Service bids and Must Take schedule inconsistencies)

     - Alerts PX operator with alarms and messages when necessary

     The bidding Module will allow the market participants to provide bidding information electronically to the PX for generation, lead and ancillary services. This module will accept and process bid data for both the day-ahead as well as hour-ahead scheduling functions and will fully support the proposed [illegible] bidding protocol. This includes the necessary control logic for the various bid cycles. The open and close times of the day ahead and hour ahead markets, as well as [illegible] bidding cycles will be configurable to match the bidding protocols

     The Bidding Module will be responsible for the registration of the market participants, as well as receiving and processing participant Master file information. The following types of bids will be recognized

     - Day Ahead and Hour Ahead Energy bids

     - Day Ahead and Hour Ahead Demand bids

     - Day Ahead and Hour Ahead Ancillary Services Bids

     - Day Ahead Portfolio Bids

     In addition to the single bid [illegible] specified by WEREX. The PX Alliance will also support end formats for both bids (multiple bids in one [illegible]) as well as bids which are valid for multiple time periods. For example, day-ahead bids which are valid for many days and hour ahead bids are valid for many hours.

     Computer-to-computer bids [illegible] [illegible] [illegible] [illegible] [illegible]. "FIF" [illegible] [illegible] [illegible] [illegible] [illegible] will be supported. The PX Alliance proposes to provide a unified web technology for the Bidding and Publishing functions. This will eliminate the need for providing the participants with any PX special software for companies no-computer links. A standard We browser is all that is required. Participants can [illegible] the browser to register with PX [illegible] bids, receive notifications and acknowledgements as web as schedules, market clearing prices and settlement results that use of the WEnet based Intranet will enable participants to establish a direct link with PX, avoiding delays typical in public internets. The participants can enter data using interactive Web screens, request upload and download of individual or bulk bid and other data files, receive dynamic information on the Web screens, and exchange e-mail. The upload and download functions will be FTP compatible.

     FAX with OCR capability will be supported as the secondary technology.

     The Bidding Module will provide the necessary security to prevent unauthorized and unregistered users to access the bidding system. Any access to the system will be recorded for auditing purposes

     The proposed Bidding Module will be based on ABB's Pooling and Settlement System (P&SS) products, which is a field-proven technology consisting of bidding, scheduling and settlement functions. The most recent implementation of this product has been on the Singapore FLB system. P&SS provides the overall database and [illegible] structures and supporting [illegible]needed for the bidding system. P&SS's design closely matches the PX requirements and provides an excellent starting point for implementing PX specific lending protocols. P&SS's basic design is based on [illegible]-based building protocols. A participant's bid files are appropriately named and are placed in a secure directory assigned to that participant. The P&SS software [illegible] [illegible] [illegible] [illegible] [illegible] [illegible] [illegible] [illegible].

     [illegible] [illegible] [illegible] [illegible] [illegible] [illegible] [illegible] [illegible] [illegible] [illegible] [illegible] [illegible] [illegible] [illegible].


                                  [illegible]

                                                                  Bidding Module

     leted by ABB as a product called PowerWeb. This technology will extend the base [illegible] capabilities by integrating Web based interfaces for data file transfers, participant [illegible] active entries, and participant notifications.

     The use of these base technologies will allow the PX Alliance to focus its development [illegible] on the PX specific needs and its demanding performance targets.

     The Bidding software will be integrated with the proposed PX hardware system to provide the high-performance, [illegible] ability, and security needed for the California Power Exchange. The PX system architecture (as detailed in Section 3) has been designed with a [illegible] emphasis on the performance reliability and security requirements of the Bidding Module where a large number of participants may potentially be submitting bids for different time frames and market scheduling cycles. An attempt has been made to design the hardware and the software configurations, described later in this section, according to the required performance characteristics for the Bidding module. The performance and [illegible] information provided in the Functional Requirements Document, has been analyzed in detail in the process of arriving at the proposed bidding solution. If selected, the PX Alliance will continue its focus on the performance requirements of this module, following the award of this contract. This will include early prototyping to tune the interface and database partitioning design and use of Web and database experts and consultants from the PX Alliance teams and from Oracle) in the design and [illegible] process.

     The remainder of this section is organized as follows

     - A functional overview of the Bidding module is provided in Section 4:

     - Section 4.2 provides a more detailed functional breakdown of this module, with emphasis on key functions such as bid data collection, verification, and participant notifications

     - Section 4.3 provides a review of the various functional interfaces for the Bidding Module

     - The various user interaction [illegible] as described in Section 4.4

     - Section 4.5 provides a summary of some of the [illegible] issues associated with [illegible] [illegible]

4.1  Functional Overview

     The functions of the Bidding Module can be summarized as follows

     - Serves as a flexible and user friendly interface for the market participants to interact with the PX. This interface and support user registration, master the data submission and [illegible], all phases of bidding, user notification, as well as publishing functions (detailed in Section 6).

     - Provide graphical user interface capability using Web page technology to facilitate access by market participants without a need for participant software. Support interactive Web screens, dynamic fields, and data file upload and download.

     - Support of Intranet and Internet types of connections over WEnet and public internet.

     - Support all the functions needed for user registration, user password security maintenance, and login activity audit

     - Provide for submission, update and verification of master data file. Provide interactive Web pages and data file processing capability for this purpose

     - Support all the required bidding protocols, including hourly, daily and ancillary services bids, as well as [illegible] day-ahead bidding, and must-take information

     - Provide a database for storage or bid data as well as other information such as master data, validation information, accept/reject notification, etc. Data structures will be provided to support the negative bidding process and the required audit trail information. Such data will be maintained in an Oracle relational database.

     - Perform bid validation and notification process. The bid validation process will be designed to support the system peak load conditions.

     - Support of Fax and OCR capabilities for bid and other data submission. It is expected that Fax input will not be used as a primary means of bid submission by participants, but will be used as a backup method.

     - Provide notification of validation information to applicable market participant. The notification will be normally through dynamic messaging fields or Web screens. Special JAVA Applets will be used to provide for periodic

B i d d i n g   M o d u l e


[MAP GRAPHIC]

          update of such message fields on participant screens, without the need for a continuous connection between the participant Web screen and the server. E-mail notifications will also be supported.

     -- Provide user interface capabilities for the FX operating personnel for such functions as monitoring o the bidding process, contract access to bid data, manual entry and modification of Fax data and the associated OCR processing, review of bidding statistics, and the overall bidding system data maintenance. The PX operating center user interface will be based on [illegible].

     -- Provide data interfaces to other PX functions including Scheduling, Settlements and ISO data communications subsystem.

     -- Provide all necessary information to the Historical Information Management Module or long term archival.

     In summary, the Bidding Module is the primary gateway or the market participants to interact with the PX flexibility and performance have been considered as the two major driving factors for the design of this module.

4.2  FUNCTIONAL DESCRIPTION

     From a functional viewpoint, the Bidding Module is composed of the following key components:

     --   Participant Registration and Master File Handler

     --   Bid data collection

     --   Bid verification

     --   Notification

     --   Bid alterations Manager

     --   Must-take Processing

     --   Bidding/FX Operator Interface

     --   Batch Schedules

                                                     B i d d i n g   M o d u l e

A conceptual overview of the Bidding Value [illegible]

EXHIBIT 4 2-1 Bidding Module

                                    [CHART]

Bidding Module

[GRAPHIC OF MAP]

      We realize that the PX bidding protocols, formats and rules may evolve over the next several months. The PX Bidding and Bid Evaluation Protocols published by the PX [illegible] Team have been used as the basis of the proposal. It is assumed that these protocols will be [illegible] either prior to, or soon after, award of the PX system contract.

      The proposed design of the Bidding Module assumes that bids are represented as files with well defined and fixed formats. A bid then may contain a single bid or include bids for different time frames (bulk bids). Different [illegible] formats will be used for different types of bids, e.g. day-ahead and hour-ahead.

4.2.1 REGISTRATION AND PARTICIPANT MASTER FILE HANDLER

      The purpose of this function is to provide the necessary facilities for registration of market participants and to receive information about a qualified participant. The information will be stored in the PX database for use by other functions and/or subsystems. This function handles the verification of all elements of the Master Data file as applies to a participant. The current qualification status of the participant is verified by the Participant Master File Handler prior to acceptance of bids for further processing. All ownership and contractual information are verified by this functional component.

      This function also handles security password assignment and control, as well as participant data and the directory management.

      This function will interface with the Bidding and Credit Module to obtain information regarding participant's financial status and credit line. Also, such information as [illegible] [illegible] periodic bidding, physical scheduling plant, and other related bidding criteria will be handled here.

4.2.2 BIDS DATA COLLECTION

      The Bid Data Collection function receives [illegible] [illegible] [illegible] participants through computer-to-computer link (Web based), the upload, and Fax input data. The primary method for providing bids is through a line transfer using internal Web technology through WEnet. This allows a number of participants to prepare bid data in a secure [illegible] [illegible] [illegible] [illegible] to the PX system via Web screens prior to the specific [illegible][illegible] intranet and internet access capability, as well as interactive Web screens are provided, achieving a [illegible] [illegible] [illegible] capability. This method is described on [illegible] [illegible] in Section 4.[illegible].

      Users may change data already validated or submit new data for validation up to the close of the associated market [illegible] subject to [illegible] bidding protocols and rules.

      Syntax error checking will be performed at the [illegible] site whenever possible. This is for both interactive data entry via the Web page as well as [illegible] bulk bids. The bid data, upon arrival at PX, will be further checked for consistency and stored in the participant's data directory.

      In addition to daily and hourly energy bids (both single), the Bidding Module will also allow reception of bids for Ancillary Services. Both demand and supply service bids which include various forms of reserves and [illegible] power capabilities can be bid into the system by the market participants. The Bid Data Collection function performs the basic format-related verification for the ancillary services for both the day ahead and the hour-ahead markets and stores them in the main PX database for further processing.

      Special attention will be given to properly handle, organize, categorize and archive various types of bid data, e.g. day ahead [illegible], hour ahead, ancillary services and ISO related information.

      As a backup entry process, the Bidding Module will provide the capability for participants to submit bids by means of facsimile transmittal. The facsimiles received by this module will be converted to text files through the use of an Optical Character Recognition (OCR) process. The text files can then be reviewed and modified as necessary by the PX [illegible] prior to storage in the database to the [illegible] function.

4.2.3 BID VERIFICATION

      [illegible]

                                  [illegible]

                                                                  Bidding Module


       providing the market has not closed. End consistency can be broken down into the following different types of [illegible] checks

        - Completeness Completeness indicates the bidder has entered all the required parameters for [illegible] to be evaluated

        - Individual Data Checks Individual data checks examine constraints placed on individual data parameters either universally applied as a given field or constrained by pre-qualification data, such as a generation bid not exceeding the maximum operating capacity of the [illegible]

        - Relationships Relationships checks [illegible] at the interdependence of certain parameters supplied to the Bidding subsystem, such as consistency between day-ahead bids and hour-ahead bids

        The verification and notification components are further illustrated in
        Exhibit 4.2.4-1. In order to improve the performance of the bid verification process, all permanent information are extracted from the PX database and are stored in the Validation database. Also, bid data received by the Collection function is stored in a database buffer for use by the Verification function, thereby providing a high performance environment for this [illegible] activity. The results of the Verification function are then stored in the PX database

4.2.4.  Notification

        There are many different types of notifications that the Bidding Module must provide to users of the system concerning the status of a particular bid. Some examples are:

        - Receipt  Acknowledgment of bid data received by the PX

        - Validation Identification of data items found to be invalid, and the associated reasons

        - Confirmation Notification to the bidder that the data has now been accepted for scheduling evaluation

        - Acceptance, Rejection Notification to the bidder as to whether or not the bid has been accepted by the Scheduling Module.

        - Results Available Compartment results from the Scheduling Module are available to the [illegible] information


        The Notification function sees appropriate flags to indicate types of validation and other data available for the market participants' review. We propose to use a Web dynamic messaging capability as the primary means of notifying participants of the bid verification status. These messages will be automatically displayed on the participants screen. This is achieved by providing a scrollable message box on participant's Web page. Java applications will ensure periodic update of these messages as they are generated on the server side in addition, e-mail messaging will also be supported

[GRAPHIC OF MAP]

Bidding Module

EXHIBIT 4.2.4-1 Bid Verification and Notification

                                    [CHART]

      As shown in Exhibit 4.2.4-1, the Notification function is designed to work with its own local database for easy and fast access by the market participants. It is the responsibility of the Notification function to keep its local database synchronized with the centralized database, and to provide a high-performance mechanism for participants to receive information concerning their [ILLEGIBLE] and [ILLEGIBLE] inquiries.

4.2.5 Bid [ILLEGIBLE] Manager

      The purpose of this [ILLEGIBLE] manage the [ILLEGIBLE] bidding [ILLEGIBLE] manage the various stages of the [ILLEGIBLE] [ILLEGIBLE] bidding process and issue messages to inform participants of the status of the bidding cycle. It also manages the exchange of data between the Bidding and Scheduling Manager as well as between Bidding and ISO Communications Subsystems [ILLEGIBLE] which affect the management of the alternative bidding process. A number of [ILLEGIBLE], market operating [ILLEGIBLE] times, etc. will be fully configurable by the PX system administrators.


                                  [ILLEGIBLE]

                                                                  Bidding Module

4.2.6 MUST-TAKE PROCESSING

      The Bidding Module receives must-take schedules from two sources:

      - Directly from the UDC's

      - From the ISO

      The Must-Take Processing function compares the two sets of schedules to ensure that they are identical. If they are found to be identical, the schedules are stored in the PX database for use by the Scheduling and Price Determination Module. If the schedules are not identical, then the schedules received from the ISO are stored in the PX database, with appropriate notifications transmitted to the UDC's involved. The ISO is also informed of any such discrepancies detected by the Must-Take Processing component.

4.2.7 PX OPERATOR INTERFACE

      The Bidding/PX Operator Interface provides an interactive capability locally as the PX for interactions between PX personnel, bidding and the PX databases. This is accomplished primarily through Delphi based GUI client applications in addition to operator screens, various hardcopy reports are also provided.

4.2.8 BATCH SCHEDULER

      The purpose of the Batch Scheduler is to coordinate the execution of the various functional modules within the Bidding subsystems. This component is responsible for keeping track of the overall bidding process as well as internal data exchanges. The Batch Scheduler is [illegible] in conjunction with the [illegible] Manager.

4.3   FUNCTIONAL INTERFACES

      The Bidding Module (along with [illegible] Module [illegible]) has the following interfaces:

      - Provides bid data to the Scheduling and Price Determination Module for preparation of schedules for day-ahead and hour-ahead operations and for calculation of market [illegible] prices.

      - Receives schedules and prices from the Scheduling and Price Determination Module.

      - Receives [illegible] end results for notification to Market
        Participants.

      - Provides all pertinent data to the Historical Information Module for long-term storage and for [illegible] and [illegible].

      - Communicates with the ISO regarding must-take resources and ancillary services. All valid ancillary service bids received by the Existing Module are transmitted to the ISO.

4.4   BIDDING MODULE USER INTERFACE

      Market Participants have different capabilities and varying needs for interfacing with the PX System than the PX system operators and PX personnel. Therefore, the user interface for the Market Participants are independent of those of the PX personnel.


4.4.1 MARKET PARTICIPANTS USING WEB PAGES

      The Bidding Module will be accessible to Market Participants through Web pages, utilizing standard third party Web Browser products such as, Netscape A Web Server and Firewall, which are described in more detail
      Section 6.D, Publishing Module, act as a front-end to the Oracle-based relational database. This configuration provides ease-of-use and single-session log-in with multiple-transaction capability. This technology has been used successfully by the PX Alliance for the OASIS product and is the basis for the Bid Box Module for New York Power Pool (ABB's PowerWeb).

      BID COPYING, DELETION, AND MODIFICATION CAPABILITIES

      The Bidding Module will provide participants with the facility to review and, if necessary, delete or modify already submitted data that apply to future [illegible] or markets. The participants may also, copy and [illegible] previously submitted data for current submissions.


                                  [illegible]

[GRAPHIC OF MAP]

Bidding Module

4.4.2 UPLOAD/DOWNLOAD

      Upload and download [illegible] capabilities will be provided in conjunction with the Web technology, as a method [illegible] to interact with the system. The [illegible] and download [illegible] will be FTP compatible. The system will support these capabilities through Internet and Intranet (WEnet) connections. The PX Alliance recognizes, based on its experience in [illegible] markets, that the larger participants such as the UDCs are likely to automatically generate [illegible]. The bidding system will have the capabilities to recognize and accept such bulk bid portfolios.

4.4.3 PX OPERATOR DISPLAYS

      The PX operator displays for the Bidding Module will be provided based on ABB's P&SS product and new displays will be built using Delphi [illegible] technology. Hardcopy responding capability will also be provided.

4.5   SUMMARY

      The proposed Bidding Module provides a robust interactive package for the market participants to interact with the PX. A great deal of emphasis has been placed on the sizing and performance requirements of the PX in configuring the architecture for this critical subsystem. The PX Alliance is confident that, with proper attention to the following items, it will be possible to make the PX system operational within the desired time frame:

      - Bid data parameters (lot generation, load, and ancillary services) for both day-ahead and hour-ahead bids must be clearly specified before completion of the final software design phase.

      - Information regarding participation registration must also be specifically identified [illegible] the development phase.

      - Validation rules must be well established and agreed [illegible] prior to the start of the Design phase.

      - Agreement on the number and content of the Web pages and forms must be achieved before schedule development can be completed.

      - A high level of involvement between the PX staff and PX Alliance is recommended during the Design and Prototyping phase of this module to take advantage of the PX Alliance members' extensive experience [illegible] and to address the [illegible] changes to interfaces between the PX and ISO.

4.6   ASSUMPTIONS

      The following additional assumptions were made in interpreting the PX requirements for the Bidding Module.

      Two options have been specified as the addendum for the Ancillary Services bids. It is assumed that either the Sequential A/S Auction (Option 1) or Simultaneous A/S Auction (Option 2) will be chosen as the correct option prior to the start of the project. In [illegible] the PX system hardware, it has been assumed that an average of 13 "day ahead" A/S bids and an average of 36 "hour ahead" A/S bids will be submitted per participant per day. Though these figures are based on Option 1, it is assumed that these will also hold true for Option 2.

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5. SCHEDULING AND PRICE DETERMINATION MODULE

                                       Scheduling and Price Determination Module

5.0   Scheduling and Price Determination Module


                                    [CHART]


5.1   Overview

      [ILLEGIBLE]


                                  [ILLEGIBLE]

                                       Scheduling and Price Determination Module


                                  [ILLEGIBLE PAGE]

Scheduling and Voice Determination Module


Prepare Hour-Ahead Schedules

1 Submit to the ISO new [illegible][illegible]
  [illegible]

2 Submit revised [illegible][illegible]


Calculate Prices

1 For each day-ahead [illegible]
  [illegible] prices [for energy under [illegible][illegible]

2 For day-ahead preferred,[illegible] schedules

  - Market [illegible]

  - Ancillary services capacity [illegible]


Inform Participants

The market participants are  [illegible]

  - Day ahead energy [illegible]

  - Hour ahead energy schedules

  - Day ahead [illegible]

  - [illegible]

  - Day ahead market [illegible]

  - Hour-ahead market [illegible]

  - Day ahead market [illegible]

  - Hour ahead market [illegible]


Inform Settlement Process

[illegible]

[illegible]

[illegible]

Exhibit 5.1.2  Revised Day-Ahead Scheduling Protocol

[CHART]




[illegible]

Scheduling and Price Determination Module


required by the amended specification [illegible]

The proposed SPD [illegible] also
aggregate [illegible]
[illegible]
[illegible]
obtained from the scheduler and adjusted as necessary for other [illegible] and other considerations as specified in the business rules.

The proposed [illegible] for SPD is a [illegible] as required by the amended specification. [illegible] Organization Scheduler [illegible] programming methodology for generating optial schedules and [illegible]. This will allow the treatment of [illegible] [requirements contraints][illegible] process.


[illegible]-Ahead Scheduling and Price Determination [illegible] (Section [illegible])

[illegible] will contain processing [illegible] very similar[illegible] scheduling [illegible]

- [illegible]
- [illegible]
- [illegible]
- [illegible]
- [illegible]
- [illegible]
- [illegible]
- [illegible]
- [illegible]
- [illegible]


Exhibit 5.1.3. Revised Hour-Ahead Scheduling Protocol


[CHART]


[illegible]

[illegible]


                                  [illegible]
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S c h e d u l i n g   a n d  P r i c e  D e t e r m i n a t i o n   M o d u l e

[GRAPHIC OF MAP]

      transfer constraints will be developed by the ISO and provided to the PX in a timely manner.

      Though not required for the California PX, ABB is currently implementing a resource scheduler integrated with AC power flow and contingency analysis for the New York Power Pool (NYPP). This system will provide a full function security constrained scheduling package, which can simultaneously address network security, as well as price-based schedule optimization. The experience gained in this process will be applied indirectly to the California PX project for implementation of this module.

5.1.5 SPD DATABASE [FRD SECTION 4.3]

      The SPD Module will contain an extensive database to hold both current and recent data, and an audit trail of actions taken. Historical data will be held until the archive function moves the data to more permanent storage. This transfer is planned for system performance measurement, system audits, as well as dispute management.

      Data security will be controlled by an authorized administrator who will define the database access map which includes authority levels (e.g. read only).

      The database functionality is partitioned into live sections:

      * Input from outside the SPD Subsystem:

        All input from outside the SPD will be time tagged and kept as received for processing and archiving. This includes data from the ISO as well as internal PX data such as that from the Bidding Module.

      * Outputs to outside the SPD Subsystem:

        All data sent out from the SPD will also be time tagged and archived.

      * Interfaces with SPD operators:

        Interface activities with the SPD operators will also be logged, including system commands received from operators, any changes made to the system or data, and reports provided to the operators.

      * Working storage:

        Working storage will contain such information as intermediate processing results and for temporary storage for data being transferred between processes.

      * Internal processing results, activity trail:

        Those internal processing results identified for saving will be tagged, and later archived.

5.1.6 USER INPUT/OUTPUT [FRD SECTION 4.4]

      Data and operator action trails will be maintained in the SPD database. Process activity (progress) will be displayed in a process flow format. Text/data reports will be provided from the database using predesigned forms or custom inquiries. The database forms utility will be used to the maximum extent for internal displays.

      No exceptions are taken to this paragraph of the FRD in terms of what information will be displayed.

5.1.7 DATA INTERFACE [FRD SECTION 4.5]

      Data interfaces will be provided between the SPD Module and other PX Modules, the ISO, and other external systems (particularly Market Participants). All external interfaces, including those via Fax, will be through a communications server. Internal interfaces will be via a LAN or direct object access. Interface protection and buffers will be provided.

      The functionality as outlined in the PRD will be provided.

5.2   FEATURES OF THE PROPOSED SCHEDULING AND PRICE DETERMINATION MODULE

      The process flow diagrams for the SPD Module are shown in Exhibit 5.1.2.-I and in Exhibit 5.1.3.-11c: the Day-Ahead and Hour-Ahead markets respectively.

      The SPD package:

      * Is composed of a Resource Dispatch Scheduler (RDS) to schedule and to price supply/import, demand/export, and ancillary services and a Program Scheduler to control the process flow. The Resource Dispatch Scheduler will use the simplified algorithm specified in the FRD for scheduling energy and A/S. As an alternative, the PX Alliance would offer a Resource Optimization (ROS) in place of, or in addition to, the Resource Dispatch Schedule.


                                       33







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                                       Scheduling and Price Determination Module

      - Can treat energy and ancillary services markets either Sequentially (FRD Option 1) or Simultaneously (FRD Option 2).

      - Can handle inter-zonal transmission constraints represented by linear constraints on the generation.

      -  Can handle both generation/import and load/export resources.

      - Can treat resources either as self committed or, optionally, can determine the optimal Resource Optimization schedules.

      -  Can treat energy and ancillary services as hard or soft constraints.

      - Can model transmission losses through the use of Generation Meter Multipliers (GMMs).

      - Uses a unified scheduling method both for the daily and hour ahead markets.

      -  Models cost and availability of regulation and reserves.

      -  Models area/zonal reserve and regulation constraints.


5.2.1 Schedulers

      The ABB team of the PX Alliance is the leading supplier of resource scheduling software for the electric power industry. The PX Alliance has successfully implemented price based schedulers for a number of power pools and deregulated markets around the world. This expertise and its suite of scheduling applications puts the PX Alliance in a unique position to provide the PX with a transition path to react to changes in the scheduling protocols that may evolve.


Resource Dispatch Scheduler and Price Determination

      As required by the FRD, the market participants would be responsible for the inter-temporal constraints. This would mean that resources will be self committed as they are offered to the market. However, fast solution times are required to facilitate the iterative bidding and scheduling process outlined in the amended FRD.

      With hourly [ILLEGIBLE], the scheduling requirement is very similar to an "economic dispatch" process. A master stack is created where available energy blocks are sorted by price.

      Bid loads and external interchange (purchase and sale offers) can also be included in the stack. Adjustments for must-take supply and demand are made, at which time over generation conditions can be detected for special processing. Sub-stacks can be maintained for each zone to accommodate power transfer limits and zonal pricing should congestion be identified. A similar multi-area scheme has been implemented by ABB for several customers.

      The Market Clearing Price is determined by using a search method to determine at what price the demand matches the supply. The supply/demand price curve represented by the stack is one of the outputs required of the system.


Ancillary Services Scheduler and Price Determination

      Post analysis to determine the adequacy and price of self-supplied ancillary services will be supported. A similar stacking scheme is a strong candidate for performing this function. The methods outlined in
      Section 4.2.1.6.1 or Section 4.2.1.6.2 of the RFD will be implemented to determine the schedule and the price for ancillary services.


Price Based Resource Optimization Scheduler and Price Determination [illegible]

      ABB's Resource Optimization Scheduler (ROS) can be used to produce resource schedules where the commitment schedule is input thereby modeling self-commitment. The package uses Linear Programming optimization method to schedule both energy and ancillary services simultaneously while considering all constraints including transmission flow constraints. To model the transmission constraints, the package can use simple inter-area import/export constraints, DC power flow models, or AC power flow models. In addition, this package has the advantage that it can generate commitment schedules if, in the future, the need for determining the optimal commitment schedules for resources arises. This method of scheduling is currently being used by other power pools. For example, ISA (Colombia) has considerable hydro that must be considered in the scheduling, as well as zonal (multi-area) constraints. The NGC implementation is capable of handling a large number of bid parameters, modeling all of England and Wales, and considering a


                                  [ILLEGIBLE]

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Scheduling and Price Determination Module


        large number of power transfer constraints. Recent modifications for the New York Power Pool includes modeling reserve and regulation bids. The ROS models multiple levels of reserve including regulation, spinning and non-spinning reserves.

5.2.2   [illegible]

        The PX Alliance's experience in providing schedulers and price determination systems for other bid based Power Pools has reinforced the need for certain system attributes. These are:

        - Accuracy/Rule Compliance

        - Ease of Modification and Expandability

        - Reliability

        - Processing Speed

        - User Friendly, Automated

        - Timely Development and Delivery

        - Audit Trails and Auditability

        Accuracy/Rule Compliance - It is essential that the logic implemented in the Bid Evaluation and Scheduling system faithfully mimic the relevant WEPEX rules. Procedures for establishing such consistency were used in the NGC GOAL replacement project undertaken by the PX Alliance team members. In this project an extensive set (1,000+) of test cases were established, developed from the parsing and analysis, that formed a base "test harness." As new functionality was added to the code, corresponding cases were added to the test set. The tests were initiated using a small data set, which eased error diagnostics. Once the system passed the tests with the small data set it, was subjected to tests using a robust data set modeling the entire England/Wales system. A similar development process is proposed for the PX system.

        Ease of Modification and Expandability - It was become apparent from the PX Alliance's experience with other bid based power pools that the pool rules will change, with changes being more frequent during the early phases of PX operation. In fact, from past experience it is likely that some modifications or clarifications of the business rules will emerge from running the test cases during the market trial period. In ABB's experience with other pool operations such as ISA (Colombia) that it has been necessary to alter the business rules and the schedules as the market has evolved. In both ISA and Alberta, this has been the result of phased implementation of certain business rules as well as market evolution and unanticipated market reactions to new business rules. The ease of modification will be achieved by the flexibility allowed by modular design, careful documentation, and the use of 4GL and other higher level standard builder/implementation languages. Modification ease is required not only in the processing logic but in the dimensionality, the latter to address the stipulated subsequent increases in market size.

        The flexibility as indicated above applies not only to dimensionality, but to processing functionality. The FRD calls for a simplified energy bidding scheme based on energy prices. If the PX decides to modify the modeling to include congestion management and/or combined reserve/energy dispatch and/or commitment optimization, then the PX Alliance has existing software available to supply these needs.

        Reliability - The PX Alliance's experience providing schedulers for other pooling applications has made it aware of the intricacies and attention needed in the data preparation system to assure that the scheduler performs its job reliably. This is in addition to those redundancy provisions being implemented for hardware failures.

        Processing Speed - In addition to using the most advanced hardware, careful design of the database and processing logic are required for efficiency and to assure timely completion of each required task. The scheduler for the California PX will incorporate advanced sorting and filtering techniques imposed on a straight-forward stacking scheme to rapidly produce the schedule. For such large databases, data access and storage times are of concern. Where necessary, non-relational intermediate databases will be used, much as implemented by ABB in its real-time control systems. To assist in task completion speed, process oriented data organization will be used throughout. In addition, parallel databases and parallel data access features will be used where practical.

        Timely Development and Delivery - The timetable for delivery of the PX system is very short, demanding that existing designs, code and technology be used whenever possible.


                                  [illegible]

                                      Scheduling and Price Determination Module

      However, it is recognized that the California PX will be somewhat unique. ABB's prior experience in the design of the NYPP system for de-regulated bidding, design and the delivery of the Singapore system, and involvement with Alberta, Colombia, NGC at the UK, and ESKOM demonstrate "why" the PX Alliance can deliver the PX Systems on schedule. In this implementation, existing shells, designs, processes, and code will be used as applicable.

      User Friendly - In this case "user friendly" goes beyond just windows and pull-down menus. It extends substantially into task automation. With the large volume of data involved, the operator(s) must be continually aware of the process status of each task, notified by the system quickly and succinctly of any problems, and be given the facility to delve deeper (with diagnostic assistance) into any facet of a task. In normal task operation, each process should be entirely automatic to the greatest extent possible.

      Audit Trails and Auditability - There are two aspects to the auditability needed for this system. One involves tracking what the system has done, and the other involves how it does it. The former includes in its simplest form, the tracking and time stamping of all inputs and outputs, including operator actions as well as the retention and archiving of all data being passed. The data archived will be in such detail as to allow the recreation of any case in question. This information will be needed for the handling of disputes as well as the assessment of systems performance. The "how" question involves documentation of the process as it was implemented. This will be needed to defend against challenges as to whether the system accurately implements the business rules. The PX must be prepared, and the system and its documentation designed, to satisfy these disclosure requirements.


5.3   ABB EXPERIENCE WITH SCHEDULING AND PRICE DETERMINATION SYSTEMS

      The PX Alliance has been working with a number of organizations worldwide to implement open market power trading solutions.

      In addition, the ABB team of the PX Alliance is the largest supplier of electric resource scheduling software worldwide having supplied unit commitment and similar systems to electric utilities representing more than 40% of the US generating capacity, as well as electric systems in other parts of the world.

5.3.1 PROJECTS

      The following lists some of the ABB experience directed specifically at systems designed to operate in a fully de-regulated bulk power environment. In this new structure, offers for the supply and purchase of power are submitted to an entity, such as the PX, which is responsible for a number of functions. These include accepting bids/offers according to a very specific set of rules, developing schedules to minimize electricity costs while conforming to these rules, and providing settlement services in terms of charging power purchasers and paying suppliers. It should be noted that these systems must not only process information consistent with the rules set forth, but the power exchange system must be reliable and dependable with carefully designed security and backup systems. It must also facilitate audits of not only the bid acceptance system but the entire pooling and settlement process. An experienced provider with proven products world-wide, ABB brings to the PX Alliance the major capabilities required by the PX to meet the January 1, 1998 deadline for service.

      NATIONAL GRID COMPANY - UH

      ABB has been working with NGC, the National Grid Company and power exchange for England and Wales, since 1989 to first replace and then refine its current scheduling program. The functions of this program are to develop the best schedule of resources from the bids/offers submitted, and consequently minimize System Marginal Prices. The program is used in the day-ahead as well as the near-term mode, and in the settlement process. Transmission unconstrained and constrained modes are used in order to capture the schedule and cost implications of transmission constraints. Extensive effort has been expended by ABB, under the direction of NGC, to assure the auditability of this process. ABB has also supplied software to National Power PLC, Scottish Power, and Scottish Hydro for both internal scheduling and for bidding into the NGC system.


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      POWER POOL OF ALBERTA

      The Power Pool of Alberta began operation January 1, 1996, and is the first de-regulated pool in North America. ABB continues to work with this pool, having provided it with the Couger scheduling software to accept and process bids, and develop an optimal schedule.

      INTERCONNECTION [ILLEGIBLE] S.A. (ISA) - COLUMBIA

      On January 1, 1996, Columbia, under the auspices of the national grid company ISA, began operation of one of the first de-regulated pools in South America. ISA uses ABB's Couger product to process bids and develop a generation schedule. The ISA Pool is somewhat unique in that the majority of the energy provided is hydro power which is bid at the individual hydro plant level. Price levels of bids are dependent upon the availability of water, and have demonstrated significant variability throughout the year. The Columbia electric system can be constrained by the transmission network and the Couger multi-area modeling capabilities have been enhanced to meet the ISA requirements.

      [ILLEGIBLE] - SINGAPORE

      Evolving from the previous Public Utility Board (PUB) of Singapore is one of the first de-regulated power pools in Southeast Asia. This pool is scheduled to become operational in late 1996. ABB was selected to supply the entire system, including hardware and software for pooling operations and settlement under a turn-key contract. Final acceptance testing of the system was completed in July of 1996, approximately six months after contract signing.

      [ILLEGIBLE] - South Africa

      ESKOM, the national utility of South Africa, recently completed an in depth evaluation of ABB's Couger software for use as the scheduling software for the South Africa Pool. Eskom implemented the priced based Couger scheduling software in late November, 1996.

      NEW YORK POWER POOL, NY

      ABB has been retained by New York Power Pool (NYPP) to act as consultant, designer/developer, and supplier of a system to meet de-regulation requirements of New York. At this time, the de-regulation format and pool rules are not completely defined/approved and are not public information. ABB has acted as a consultant, provided input for the pool energy exchange and pool operations systems for the implications of various rules and processes (e.g. dual vs. single settlement systems, locational based marginal pricing, etc.), and as a supplier of software and hardware to meet the pool needs in a de-regulated environment. A prototype system containing a full function scheduler which employs AC power for and system security constraints has been developed for NYPP. This prototype system extends the scheduling software used for the NGC system to incorporate iterations with the power flow and security analysis for on-line congestion management. A fully functional product is under development for installation at NYPP in 1997.



                                       58 [LIGHT BULB GRAPHIC]

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5.4  ASSUMPTIONS

     The PX Alliance has made the following assumptions related to the SPD module:

     * For the energy and A/S auction, it is assumed that either the Sequential or the Simultaneous option will be implemented. It is also assumed that the decision will be made at the start of the project.

     * It is assumed that the power transfer constraints will be developed by the ISO and provided to the PX in a timely manner.

     * The PX Alliance has not included tools for Voluntary Congestion Management (Section 4.7.3 of the FRD). It is assumed that during the work statement phase of the project the requirements of the PX will be discussed and the proper tools for congestion management will be selected. The price of such tools is therefore not included in this proposal.

                                  [illegible]
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6. PUBLISHING MODULE

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                                                P u b l i s h i n g  M o d u l e

6.0   Publishing Module
-------------------------------------------------------------------

                                    [CHART]

The purpose of the Publishing Module is to provide Market Participants access to PX information, including scheduling results, settlements results, and other market related information through WEnet, i.e. Intranet and Internet. The Publishing Module utilizes the same base Web technology offered for the Bidding Module. This provides the Market Participants with a common means of interfacing with the PX. The recent advancements in the Web technology and Web-based applications development/deployment tools, have made it possible to provide high performance and function rich user interface applications to a large set of diverse users. This allows very flexible user interface capability, where the participants can access the PX with a Web browser. Screen design updates, reports, etc. are all managed by the PX staff and downloaded to the client mode at the access time.

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Publishing Module


        The technology proposed by the PX Alliance, includes third party tools for creating Web screens that are linked to the PX Oracle database, allowing automatic update of screens and reports as the corresponding information in the database is updated. Use of specially designed Java Applets will allow dynamic update of key status information without the need of maintaining a continuous data connection between the client browsers and PX based server. This will reduce the loading on WEnet and will provide the market participants with a means for automatically receiving new data and reports. Similar to the Bidding Module, the Publishing Module supports the downloading of various data in the format using "FTP" and Web based capabilities. The participants can thus receive electronic copy of the market and their schedule and settlements information.

        The Publishing Module will provide the necessary security firewall to prevent unauthorized access to the information, and to provide the necessary protection from unauthorized access to participant specific information and reports.

6.1     Functional Overview

        The proposed solution will allow Market Participants to interactively access all public information as well as all private information specific to the participant involved. All scheduling results (day-ahead, hour-ahead and ex-post information), prices, settlement, and billing information can be accessed through this process.

        In addition, some specific features of the module are as follows:

        - Participant log-in

        - Participant verification

        - Firewall security

        - Audit trail for traceability and auditability of key participant actions, e.g. file download, or access to settlements results

        - Historical archival of published information with publishing time and date information

        - PX operator displays

        Over the past two years, Web technology has substantially advanced with many high performance and proven third party tools now available to facilitate development and deployment of Web applications. The PX Alliance brings an extensive range of experience in the development and delivery of high performance Web applications.

6.2     Functional Description

        The design of the Publishing Module will include the following elements:

        - Flexibility in creating and modifying published report formats, using third party Web enabled report generation and maintenance tools.

        - Automatic linkage between Web based report contents and the PX database, to minimize any report generation overheads.

        - Firewall security for unauthorized access to reports. The published reports will be separated from the main PX database to minimize any unauthorized access to the PX internal database. This will be achieved through data views and special report file directories.

        - High performance access using proven third party products, which provide reliable Web access to a large number of users.

        - PX operator screens for entry of supplemental information, and messages for publishing, as well as a review of information to be published.

        - PX operator screens for review of previously published information, audit trail information, and participant activities.

        The key elements of the Publishing Module are several field proven third-party products, including Oracle suite of Web Tools, NetDynamics and the Netscape Enterprise Server. The latter two packages have been used successfully by the PX Alliance for the OASIS product and are now being used for similar publishing functions for New York Power Pool's Bid Box. The recently released Oracle Web tools provide a complete and advanced set of capabilities to deliver high performance Web applications integrated with an Oracle database.


                                  [illegible]

                                                P u b l i s h i n g  M o d u l e

The PX Alliance proposes to utilize the Oracle tool set for the Publishing Module. In addition, the PX Alliance has received commitments from Oracle to provide technical support in the form of a subcontract for the implementation of Web applications for both the Bidding and Publishing Modules.

During the design phase of this project, the PX Alliance will work with designated PX representatives to develop the design and content of the reports and information screens to be published by the PX. In addition, publication protocols, e.g. timing etc. and the methods for accessing various information will be specified in detail and made available to PX representatives for review and comment.

WEB DEVELOPMENT AND PUBLISHING TOOLS

Exhibit 6.2-1 is a general illustration of the Publishing Subsystem Web software elements. The market participants will be accessing the Web Server through WEnet using a standard Web browser, e.g. Netscape Navigator. Web pages and reports are created and can be maintained using interactive tools which in addition to screen layout, create the required links to the database.

The Netscape Enterprise Server is a leading product for providing Web access to a large number of users. A summary of its capabilities are as follows:

* Encryption - Communication between clients and the server can be done through the Secure Sockets Layer (SSL) 3.0 protocol, enabling encrypted and authenticated transactions.

* Access control - Confidential files or directories can be protected by implementing access control by user name, password, domain name, or IP address.

* Server Management - Point-and-click user interface allows one to manage cross-platform servers. One can start, stop, configure, and manage the server from any machine that has Internet access.

* Content creation and management - HTML editing with Netscape Navigator Gold allows one to create Web pages. Texi-search capabilities and revision control allow management of content.

EXHIBIT 6.2-1 WEB COMPONENTS OF THE PUBLISHING MODULE

[CHART]

Oracle's tool set provides a complete and high-performance set of capabilities to Web based data access and integrated support for various data types stored in the database. It is used to securely and reliably supply dynamic information to Web pages on nearly any Web browser. It provides real-time transaction capabilities. Instead of writing CGI programs or PERL scripts, it delivers dynamic HTML pages directly through the Web Request Broker by translating and dispatching client requests directly to the Oracle Server using PL/SQL. Applications can be interfaced with the Web using Java (server and browser), JavaScript, C/C++, and PL/SQL. The Web Request Broker is Oracle's application platform for the Web, providing an open interface to

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P U B L I S H I G   M O D U L E

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application programs, Oracle and third party HTTP listeners, and Internet protocols. This integrated platform links Web servers to live applications and dynamically-generated HTML-formatted data. The software provides the performance, scaleability and reliability needed to perform applications and real-time transactions over the Web.

Exhibit 6.2-2 shows the key components of the Web client interfaces with the Oracle database.

EXHIBIT 6.2-2 WEB CLIENT INTERFACE WITH ORACLE DATABASE
--------------------------------------------------------------------------------

[CHART]

Oracle development tools, including Designer/2000, Developer/2000, Power Objects
2.0 and Oracle Express, can be used to develop and deploy both conventional client/server applications as well as Web applications. This gives the PX Alliance the ability to support approved Web and client/server environment with no additional effort and no loss of existing applications. Using these tools, existing client/server applications can be deployed over the Web or new applications can be developed for the Web environment.

Oracle Designer/2000 [illegible] 3 for the Web includes full transactional capabilities, with automatic application partitioning using Web Server packages on the server and JavaScript code on the client. This enables the developer to design applications once and deploy to both Web and client/server configurations. Developer/2000 [illegible] 3 for the Web includes the ability to deploy reports on the Web, enabling both high performance HTML-based reporting and high fidelity Adobe Amber-based (PDF) publishing. Reports are developed just once and can be deployed into both Web

                                  [illegible]

                                                              Publishing Module


      and client/server environments. Reports support features such as drift-out to Web pages, "hidden" URLs (behind text fields, graphics, buttons, etc.), scalable fonts (PDF only), hyperlinked table of contents, drill-down reports (nested reports), buttons, images (including clickable images), etc., from any Web browser delivering true data to the client.

      Oracle's Power Objects 2.0 supports embedded browser functionality via standard browsers, enabling client/server applications to contain Web pages within the application layer. In addition, 2.0 runs as a plug-in in Power Browser and Netscape Navigator, providing easy access to sophisticated form functionality (far beyond that available in HTML, JavaScript, Visual Basic Script, or Java).

      The use of these Web/database application builders automates the Publishing Module development process. These tools combine visual development with a high-performance Java application server and scalable database access to provide for rapid delivery of high-performance Web/database applications.


6.3   Summary

      The proposed Publishing Module provides a highly flexible interactive tool for the market participants. Further discussions between the PX Alliance and the PX is needed for:

      o Agreement on the number and content of the Webpages (required for implementation by 1/1/98) within the Definition phase of the project.

      o A high level of involvement of the PX staff doing the Design and Prototyping phase to minimize reconstruction of Web pages.


                                  [ILLEGIBLE]
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                                   [GRAPHIC]



7. SETTLEMENT MODULE

                                                              Settlement Module


7.0   SETTLEMENT MODULE

                                    [CHART]

      The PX Alliance proposes to utilize ABB's P&SS software as the basis for the development of the PX Settlement Module. There is a considerable amount of commonality between the required settlement functionality of PX and that of other power pools. Some differences on specific protocols and market rules, e.g. interactive and hourly markets, exist. However, the overall software for handling the settlement processes, audit trails and dispute management is very similar. The major business objective of the P&SS's Settlement Module is to effectively manage the calculation of the funds to be transferred between a Power Pool or Exchange and the participants that operate within it, in order that timely and accurate clearing of these fund transfers may be achieved. The same is true of the Settlement Module for the PX.

      The P&SS's Settlement Module was specifically designed to cater to a wide variety of Power Pool and Power Exchange operations. ABB's experiences within the deregulated markets around the world was brought to bear in the design of the product to produce a system based on a flexible database and workflow management techniques. By designing the product in this way it can easily be configured to reflect the PX specific business rules with minimum effort and customization. This ensures that the Operator of the Power



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S E T T L E M E N T   M O D U L E

[GRAPHIC OF MAP]

Exchange meets the required market opening timescales which are often tight and non-negotiable.

The Settlement Module performs all the settlement related tasks including meter data import and aggregation import of other relevant data from the ISQ, settlement calculations for energy and applicable ancillary services, settlement reporting, dispute management, and recalculation of Settlement based on revised data. The proposed system supports full security access control and the audibility of data.

EXHIBIT 7.1-1 SETTLEMENT PROCESSING
--------------------------------------------------------------------------------

                                    [CHART]

7.1   FUNCTIONAL OVERVIEW

7.1.1 THE SETTLEMENT PROCESS

The PX business rules define the regime under which Generators offer their available capacity to the PX, loads provide forecasts and bids for their demand, and other Market Participants form part of the wholesale spot market Generator/Import and Lead/Export offer data (whether prepared by the PX or bid by PX participants) will have been passed from the Bidding Module to the Scheduling Module. The Scheduling Module (with an iteration with the ISO) schedules the generation/import economically to meet forecast demand. From this dispatch a set of advisory [illegible] prices for trading of electricity is produced and published at the day ahead stage. During the operational day

                                               S E T T L E M E N T   M O D U L E

     (also called D day), hour ahead rebids are submitted and dispatched and a rolling program of re-dispatching as performed by the Scheduling Module to maintain a "least cost" operating regime. The hour ahead schedules result in sets of hour ahead prices. Other adjustments to the schedules may be made by the ISO to relieve transmission congestion and address other power system security related issues.

     From day D-1 through day D-12, operational and metering data will be imported into the Settlement Module from which a set of Ex-Post prices are calculated to compensate for the differences between scheduled (both day ahead and hour ahead) and actual generation, congestion and other factors. From these sets of prices, the Settlement Module calculates the money flows required to and from the PX for each of its members. Reports are produced to detail the calculations and payments and to provide information to be used for billing purposes by the Billing Module.

     The system has been designed to operate on the basis of a strict audit trail of all input data which, experience has shown, can have many versions for any trading day. Each Settlement run is performed and marked in such a way that during an audit the system can identify each version of the input data which was used to generate a particular set of results. Multiple runs of the Settlement Module are supported for any trading period whereby the latest version of input data sets for that period will be used in calculating the results.

     Key features of the settlement process are:

     * Receipt and validation of meter data (both generator/import and load/export).

     *    Meter date aggregation.

     *    Receipt of relevant data from the ISO. This includes:

          *    Ancillary services capacity reservation and usage

          *    Loss factors and charges for losses

          *    Ex-Post Energy and Ancillary Service prices

     *    Ex-Ante Settlement calculation (Day Ahead).

     *    Ex-Ante Settlement re-calculation (Hour Ahead).

     *    Ex-Post Settlement calculation (daily to day D-24).

     *    Ex-Post Settlement re-calculation.

     *    Billing Period administrative.

     *    Settlement Reporting.

     *    Settlement Report Posting.

     *    Dispute Management.

     *    Electronic data interface with all pool members.

     *    Audit of all settlement transactions.

     *    User access controls and security.

7.2  SETTLEMENT MODULE FUNCTIONAL DESCRIPTION

     The over-riding objective of the Settlement Module is to ensure that the funds are transferred between the parties that are trading in the PX are determined accurately and in a timely manner. In order to achieve this, the system maintains a database of the relevant information (drawn from the Bidding Module, the Schedule and Price Determination Module, the metering agency, and the ISO) upon which it performs the required calculations as defined by the business rules.

     In order to perform the settlement process, the system utilizes the calculated prices at which the energy was traded in the Power Exchange within each trading day (or hour) to calculate the funds to be paid to Producers, and those to be billed to participants who drew energy from the PX. Additionally, and most importantly, the Settlement Module also provides a secure audit trail of all the information used, from the data supplied by PX participants, through to the money which changes hands between PX participants and the PX as a result of each daily/hourly trade.

     Understanding that the system must operate in an environment in which not all information that is provided will be transparent, complete and correct, and available in a timely fashion, the system has been designed to operate within the very tight deadlines of the PX business rules which have been specified.

     Extensive ad-hoc query and user reporting facilities have been designed into the system to facilitate the investigation into any disputes and offer swift resolution.

                                  [illegible]
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[MAP GRAPHIC]

Settlement Module

7.3     DESIGN FEATURES

        The P&SS product embodies a number of fundamental design features, these include Tracking, Auditability, User Classes, and System Security. The following sections discuss each of these in more detail.

7.3.1   TRACKING

        The tracking process provides auditability, forms a basis for investigation of any disputes raised by PX participants, and enables the Settlement Module to compute any payment adjustments which may be necessary between subsequent authorized P&SS runs for a particular settlement day (or hour).

        When the Settlement Module receives any form of input data necessary to perform any set of settlement calculations, either by electronic transfer of information from an external system (such as the meter data from the Metering Agency), or by manual data entry into the system itself, every file is marked with a unique identifier which indicates its origin, the type of file, the settlement date for which the file is applicable, and a version number, in order for the system to operate with both DOS limited length file names, the naming convention follows a directory structure in terms of where the files are located in the interface. An example of such a file for metering information relating to a specific date would be

                              MDR230197 IN

        This information is then recorded in the settlement database together with the full information set contained in the file. This data set in the settlement database is then tracked by the system against the input file date and file version number.

        When files are successfully received by the Settlement Module, the system automatically checks that their contents are valid. Providing this check is successful, the file data is loaded into the database and the data set is flagged as Authorized.

        For manual data entry to the system a similar rule applies. Any manual data entered into the system is checked on completion of the data input exercise. Manually entered data is identified in data sets in a similar way to information supplied in electronic file format by external parties. Once the data set is completed and validated by the system, it is Authorized. The authorization in this case is not automatic, but rather accomplished by the user entering a password. Each manual data set has an associated user authorization password appended. On successful authorization, the date set if then tracked against the settlement date and the version number of the data set. A data set is given a version number starting from 1 for the first authorized set for a particular settlement date. Each time data is changed and the full set authorized the version number is incremented.

        To summarize, both externally supplied data and that maintained directly within the system has an associated version number. The date for which the set is valid combined with the version number forms the DATA SET TRACK.

        Whenever a settlement run is performed the full DATA SET TRACK for all data sets used in the run is recorded within the system. Each authorized run of the settlement process will itself be allocated a DATA SET TRACK for the output data set from the run. Thereafter it is always possible, by looking at an authorized Settlement Module output data set number, to identify explicitly the version of each of the input data sets which was used in the run.

7.3.2   AUDITABILITY

        The settlement process results in considerable sums of money being exchanged on a daily basis between PX participants. As such, it is logically an extension of the PX member's own accounting systems. It is very important that any payment made can be traced back to the settlement activity. This is the primary objective of the Settlement Module audit function. Using the Data Set Tracking identifiers described above enables all information used in production of Settlement reports, in particular the report which triggers pool funds transfer (the actual money movement) to be traced from input to the system through to output to the Billing Module which is responsible for the generation of the bills and the credit control function.

        In order to guarantee auditability throughout the settlement process each significant event is recorded together with the date, time and user ID of the person responsible. This

                                                              Settlement Module


      includes: authorization of tracking data sets; initiation of a settlement run; authorization of settlement run results and any other event which can have a material outcome on the payments resulting from application of the PX Rules.


7.3.3 USER CLASSES

      As with any comprehensive computer system, it is important that different users are presented with a meaningful interface to that part of the system which affects their particular job. For that reason, the system incorporates a mapping between functions available on the system and particular users who access it. Since user functions tend to be allocated to departments or groups of participants, this control is applied to the user class rather than to the user him or herself. An example of this is that a Settlement Manager class of user may have access to all features of the system on log on, whereas a data manager class of user will only have access to those operations in which data is either imported to, or exported from, the system.


7.3.4 SYSTEM SECURITY

      As with any system which is controlling significant amounts of cash movement there needs to be a high degree of security against inadvertent tampering with information which is material to the money that changes hands. We have, therefore, designed two levels of security: the first prevents any unauthorized user from accessing the system; the second ensures that if any material data is changed by whatever means, then details of the change are recorded. User access security is provided by means of user passwords which should be changed on a regular basis. Any user not entering their correct password will be prevented from accessing the system. In addition to this level of access control we will build a set of trigger functions into the database. These will ensure that any material data changed, whether by means of the pooling and settlement system or any other tool which can access the database, will be recorded together with details of the change and the user identifier (as known to the system) responsible. This is performed by having an audit and security table within the database structure for every table held which is to be the subject to security control. This table is a mirror image of the table which it audits with the addition of attributes (columns of data) which identify the date and time of the change and the user name of the person responsible. In this way any changes to the table which has this facility allocated will be reflected precisely in the security/audit table which will hold a copy of the old and new values and the reason for the change.


7.4   WORKFLOW

      The Settlement Module makes use of workflows to manage the activities relating to the calculation of the information relating to the funds to be transferred to or from the various PX market participants. Examples of workflows relating to the management of disputes and the collection of meter data are provided to show the format of the decision making and processing performed.

      The workflows within the Settlement Module will be configured to represent the order in which activities are performed within the California Power Exchange and the relationships between the various activities. Where new workflows are required, they can be easily incorporated using the existing format and configured to control the required functionality. The same workflow manager controls the processing of the activities within the workflows. A workflow sample is shown in Exhibit 7.4-2.


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EXHIBIT 7.4-1 SAMPLE SETTLEMENT WORKFLOW

[CHART]

7.5   BATCH PROCESSING

      Most of the calculations and processing of information carried out by the Settlement Module can be performed as batch processes. This ensures that the time critical activities are performed in an effective manner.

7.6   STANDARD REPORTS

      The P&SS Settlement Module produces a range of standard reports to facilitate the monitoring of activity in the Power Exchange and the funds flowing into and out of the PX. All reports are currently issued in the form of a formatted text file. These files can both be user readable and handled electronically by computer systems. In the PX implementation, Web-based pages will be crated to provide access to these reports via the Publishing Module. Each report will be downloadable through the Publishing system or via "FTP-transfers. Which PX participant is to receive which report can be configured from a report postings table which holds a list of the report files to be produced for that participant. Each report has a name, date, and version number incorporated into the title. This will provide immediate information to the market participant as to which is the most recent versions of the report and a means to track the report back through the Settlement Module to the input data sets which initiated its production. Additional information in the report postings table will identify whether the market participant should receive their reports electronically.

      All reports and associated Web pages will have a standard header page which will identify the report name, settlement date, version number, market participant identifier, and report production date and time. The sections which follow identify the contents of each report. Where necessary, these reports will be customized to meet the specific needs of the PX.

7.6.1 MARKET PARTICIPANT NON CONFIDENTIAL REPORTS

      The following is a sample list of the existing P&SS non-confidential Settlement reports:

      * Ex-Ante Pool Price Summary Report [EAPPS] - This report provides a summary of pool prices for the following settlement day.

      * Ex-Ante Pool Price Breakdown Report [EAPPB] - This provides feedback on each component of the Ex-Ante Pool Price for each settlement period.

      * Ex-Post Pool Price Summary Report [EPPPS] - This is identical in structure and content to EAPPS, but all figures are Ex-Post since they are the result of the Ex-Post settlement run.

      * Ex-Post Pool Price Breakdown Report [EPPPB] - Once again this report is identical to the EPPPS report, but all figures are Ex-Post since they are the result of the Ex-Post settlement run.

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
                                               S E T T L E M E N T   M O D U L E


          * Ex-Ante Availability/Demand Summary Report (EARDS). This report provides a summary of the total available power offered in each settlement period against the total demand reserved.

          * Dispute Summary (DS) -- The dispute summary report provides Market Participants with a history of all disputes which remain outstanding and their status, together with all resolved disputers, but the latter reported for a limited time only. Resolved disputes will appear in the dispute summary for a period of 10 days from the dispute resolution, after which time they will no longer be reported. The report is sorted on dispute status within which each dispute is listed in order of its age with the newest first.

7.6.2     MARKET PARTICIPANT CONFIDENTIAL REPORTS

          A sample list of the P&SS Confidential Settlement Reports include:

          *    Generation/Import Ex-Ante Reports

          * Offer Confirmation Report (EAGOC) -- This report contains an extract from the Settlement database of all parameters used in a Settlement run which were input from the generation/import offer we submitted.

7.6.3     GENERATOR EX-POST REPORTS

          * METER READING CONFIRMATION REPORT (EPGMR) -- This report provides feedback to the Market Participants of the meter readings used in the Settlement Module. Note that meter readings are classified in Settlement as: General output; General Auxiliary Load; and Station Load, respectively. Each of these designations may be the result of aggregating a number of physical meter readings. It is the aggregated figures as used in Settlement that are reported here and not the raw figures supplied by the generating company. This gives the generating company the opportunity to check that the Settlement Module has correctly summed its meter readings in the way defined at the time the meters/power station was registered with the PX. The report is sorted per station and per genset. Note that the Station load figure is reopened only against the first genset on the station.

          * DISPUTE DETAILS (EPGOD) -- This is a detailed report on disputes raised by the generator. The report will contain only those disputes which have changed status since the last time the report was produced. Under exceptional circumstances this report can also be produced by the Settlement operator at any time, using a selection of disputes from the Settlement database.

          * GENSET PAYMENTS REPORT (EPGP) -- Payments to generators are based on the PX roles in place. The EPGP report provides a breakdown of these payments to each of the generating companies trading in the Power Exchange. The report will be structured such that payments to each genset on the power station are itemized as follows: detailed breakdown of component payments or each genset a total for all of the payments to each genset a total sum or the payments to each power station; and finally a total sum for all payments to the generating company.

7.6.4     EX-POST REPORTS

          * DEMAND RESERVATION CONFORMATION REPORT (EASDRC) -- This report provides feedbacks to each relevant Market Participant of the load demand/export reservation which was used in the Settlement run. The demand reservation details are provided only for the reservation made by the pool member concerned.

7.6.5     LOAD/EXPORT EX-POST REPORTS

          * DISPUTE DETAILS (EPSDD) -- This report will be used for generator disputes. The only difference is that it is produced here on the per distribution company basis.

          * POOL PAYMENTS REPORT (EPSP) -- This report itemizes the payments which the distribution company must make to the PX. The report is similar to EPSDD with the exception that demand is replaced by payments.

          * POOL FUNDS TRANSFER STATEMENT (EPSPFT) -- This report provides a statement to the Distribution company of how much in total should be paid into or out of the PX for a single day. (Note: this statement will in fact be common to all PX participants, although the sum shown will relate to individual liabilities only.)

          * DISPUTE DETAILS (EPSPADD) -- This report provides the length of time for which a dispute was in progress before its resolution, in order to allow the accounts department to calculate interest due on payments to and from the pool, as a result of the dispute.


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Settlement Module

7.6.8 REGULATORY REPORTS

      The P&SS provides a set of reports that are designed to support the needs of a regulatory agency which oversees the PX operation (PBRC). The regulation may receive one or all of the reports which are produced by the Settlement Module. Which ones are given to the ISO will be defined by a REGULATOR pool participant entry in the report postings table. Ad-Hoc reports can be produced and scored based on any information in the pooling and Settlement system database should the ISO require reports in addition to those provided for in the system.

7.7   USER INTERFACE

      The Settlement Module has a standard Windows Graphical User Interface which enables the operators to effectively manage the Settlement process. Full use is made of tabbed pages to facilitate easy navigation around the system and selection boxes are used wherever there is a requirement to select a data item from a list. A typical screenshot sample is shown in
      Exhibit 7.7-1.

EXHIBIT 7.7-1 USER INTERFACE

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7.8   SYSTEM INTERFACES

      The Settlement Module will require external interfaces to the Meter Agency through which all supply and demand meter readings will be imported and to the ISO through which all the Ex-Post pricing and other information will be imported. In addition to these two interfaces, the dispute resolution process, as well as the report posting process, will require access to the PX participants.

      On each settlement day, it is the responsibility of both generation and distribution companies participating in the PX to record their supply and consumption of electricity to and from the grid. These records should be maintained as hourly average power produced or consumed. The generator will record each of the meters (both generation and consumption) on each of their generating units and on each power station. These will be submitted to the meter agency for transmittal to the PX and imported into the Settlement Module in the form of a [illegible] text file. Similarly, distribution company meter readings are also transmitted and imported.

7.9   ASSUMPTIONS

      The following assumptions were made in interpreting the WEPEX requirements for the Settlement Module:

      - It is assumed that the data from the Metering Agency will include the required estimated and calculated meter values (as opposed to measured values) and their associated quality flags. This is necessary to ensure metering data consistency between the PX and the Metering Agency.

      - Many of the calculations necessary for the Settlement process are still to be defined. It is assumed that these calculations can be performed using simple arithmetic and that the calculations will be clearly defined during the [illegible]statement phase.

                                  [illegible]



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8.0 BILLING AND CREDIT MODULE
--------------------------------------------------------------------------------



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Invoicing customers is often the area that is given the least amount of attention, but is actually one of the most critical. The ability to accurately bill customers crucial to the success of the PX. Failure to produce accurate, timely bills will cause serious cash flow problems for the PX and for the market participants. All of the effort in developing the software and the leading edge technologies of the bidding, scheduling, pricing and settlement areas provide little value if the PX cannot effectively charge or pay participants for using and providing energy and services.


The PX requires a full-functioning billing engine to handle the high volume of transactions generated by the Settlement Module. It also needs a method of accounting for participant activity that supports the buying and selling of energy and ancillary services in an hourly market in a regulated industry. The supporting system must be reliable to keep up with the high daily volumes. Unlike most invoicing processes where customers are billed and vendors are paid, the PX billing system must generate both debit invoicing and credit invoicing to the same external entity, this produces account-
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BILLING AND CREDIT MODULE

      ing requirements that exceed the generic billing model. Additionally, participant accounting is needed to provide clear and consistent accounting methods that facilitate the flow of cash while providing a detailed audit trail.

      The Billing & Credit Module will be developed to meet the business rules, protocols and other requirements of the PX. The PX Alliance approach to delivering the Billing and Credit Module functions utilizes utility expertise applied to standard energy industry billing models which will be fully integrated with a configurable accounting package. The PX Alliance has designed and implemented billing models in more than ten energy transmission systems in the US and UK. By leveraging our experience, we offer the leading practices in billing and accounting as a resource for meeting the PX requirements. The functional process models and designs for screens, batch process and databases from GasSolutions(TM) will be used as the baseline for adaptation based on PX requirements. GasSolutions(TM) has evolved over the years to incorporate our most current industry experience. The current version of GasSolutions(TM) embodies the models that support the requirements at British Gas. Since the business rules for British Gas were modeled after the U.K.'s national electricity grid and power pool, the invoicing configuration is a relevant example to use for comparison to PX requirements. To meet the accounts receivable requirements, we believe that the Oracle Receivables(C) package provides the majority of the needs that have been defined. Through standard configurations and interfaces, Oracle provides a flexible solution that is quickly implemented, allowing on-going customization through user definition.


8.1   GasSolutions(TM) Invoicing

      The invoice production requirements within the PX Billing & Credit Module are highly similar to the functions of the GasSolutions(TM) invoicing. Invoicing prepares debit and credit invoices for buy and sell transactions resulting from energy market bids and participant energy balancing settlement. For the PX requirements, participants will be bidding in supply and demand energy bids plus ancillary services. Settlements will be calculated and billed in a consolidated invoice package. Debit and credit items must interface with the accounting function. Payment & receipt processing must occur based on comparison between debits and credits.

      The number of charge types and invoice types are configurable. The invoice production process aggregates debit and credit charges separately for tax application and general ledger reporting. For example, the PX needs to provide a consolidated statement showing this net amount due to the PX or to a Participant. Cash is exchanged between the PX and the participant based on net amounts between debit and credit. For example, if the Participant owes the PX $300 and the PX owes the participant $200, the participant pays the PX the net equal to $500. Mechanisms can be implemented to manage cash flow to protect the PX from honoring all payments to participants is when the participants withhold money they owe to the PX.

      To use the GasSolutions(TM) modifications are required in the following areas:

      o Settlements Interface: Customization is required to process the settlement transactions produced by the Settlements module. The data involved in these transactions are different from company to company.

      o Accounts Receivable Interface: While the ability to post debit and credit invoice items separately to the accounting function already exists, minor modifications will be required to tailor the interface to the requirements of Oracle Receivables.

      o Taxes: Although taxing is not defined as a requirement, GasSolutions(TM) provides a simplistic tax structure. The current structure allows flexibility in defining innumerable tax types (e.g. for British Gas, VAT @ 17.5%, VAT Exempl, VAT @ 8.5%, etc.) and the association of tax types to charge types (e.g. VAT @ 17.5% is applied to capacity, commodity and scheduling charges). Tax calculation requirements are not included in the hours or lee estimates. If required, Ernst & Young LLP has a large state and local tax practice in California and can provide assistance in determining the tax requirements for energy sales and services within the state.


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8.2  FUNCTIONAL OVERVIEW

     The Billing and Credit Module encompasses.

     --   Invoice production

     --   Accounts receivable/payable processing

     --   Payment processing

     --   Receipt and credit memo processing

     --   Participant accounting

     --   Credit and collections

     --   Billing dispute resolution

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          EXHIBIT [Illegible] - PROCESS BILLING INVOICES
          ----------------------------------------------------------------------

                                    [PROCESS GRAPHIC]


          [Illegible] PROCESS BILLING INVOICES

                    Process Billing Invoices encompasses the invoicing infrastructure setup, settlement, processing, application of taxes, adjustment processing, automatic and manual, invoice production, review and finalization, printing/transmission of invoices and the posting of invoice information to the Accounts Receivable/Payable Accounting Module.

                    Within the Billing & Credit Module, two major batch processes complete most of the work. The first batch process captures all the charge items generated by the Settlement Module and updates these data items with the necessary billing information in preparation for invoice production. The second batch process compiles these "invoice ready" charge items into an invoice for a participant. This section will discuss these major batch processes and the smaller ones as appropriate, followed by a description of the supporting screens and processes.

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Process Settlements

Processing settlement records from the Settlement Module is the first major batch process which needs to run on a daily basis to keep up with the large volumes of data produced. Remembering that the Settlement Module will only pass finalized settlements when the dispute period is over (24 days after the bid date 0+24), the Billing & Credit Module's database will only contain finalized charges. This means that invoices can be generated from this final settlement information at any time (alte:D+24) and on any frequency. For example, during the second month of PX operations, on February 1, 1998, all participants could be billed for January 1-7 because 24 days will have passed for each of these dates.

Settlement Interface

Each day, the settlement interface will receive debit and credit settlements from the Settlement System. Each one will be updated with information needed to compile the bill, such as the appropriate accounting codes, invoice group numbers, billing period, charge type codes, and other invoicing control information that facilitates the invoice production process. The following settlement charge types will be processed:

- Day Ahead Commitments

- Hour Ahead Commitments

- Real-time Energy Balancing

- Ancillary Service Deviations

- Transmission Access Charges

- Usage Charges

- Intra-zonal Congestion Charges

- Net Payable/Receivable


Process Adjustments & At-For Charges

While it is assumed that most charges will be calculated by the Settlement Module, the need to make adjustments or enter ad-hoc charges may arise. For items that require amending, PX internal analysts can directly enter line items for the invoice for a particular charge type or just as a "free form" line item. The full details of the charge as entered are automatically included as a line item in the invoice packet sent to participants.

For items that are not part of the normal billing packet, but rather part of a manual invoice, these line items can be entered in the same format as an existing charge type or as a "free form" line item as well. These items can then be selected for inclusion on any manual invoice generated.

To facilitate the process, some screens will provide the ability to display charge items and allow users to filter requirements by participant, charge type, date, hour or location. The same windows used to view this information can be used to make adjustments to existing charge items, as well as to manually create new charges of the same type.

Apply Taxes

For all charge items received, whether manually entered or automatically received from Settlement Module, any tax requirements will be applied between the preparation of the data for invoicing and the actual invoice production run. This process is shown on the Produce Invoices diagram to show where it logically fits in the process if the requirements are defined at a later date. Currently, the work defined does not include this process. It is possible that tax calculations may require different tax rates depending on location of the meter, type of service being provided, whether the item is "self-billed" (PX billing itself for energy purchases on behalf of the supplier) and/or any number of local and state rules. Taxes are calculated and applied as necessary for each debit and credit item.

Usually, taxes are shown as separate line items summed by tax account code at the participant level for reporting to the proper tax authority and entry in the accounting ledgers. Both the detail tax information and the summary information are stored.

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PRODUCE INVOICES

Producing invoices is the second major batch process. Invoice production begins with collecting and summarizing final settlement information for a list of participants for a pre-defined billing period. Since charges from the Settlements module are processed daily (after D+24), on any given day, the charge items in the billing system are considered "total" and are ready to be billed when they are received. All settlements for days within the current billing period are summed to a charge type level referred to as an invoice item.

The Billing & Credit Module's Produce Invoices process runs independently of the processing of the Settlements interface. Because of the data volumes involved, the best approach is to produce some invoices every day rather than once per month. To accomplish this objective, invoice production runs will occur for a predefined set of participants. This set will be referred to as a billing schedule. The cyclical approach has the following advantages:

* Equitable spread of transaction processing on the system over the course of the month (resulting in no exceptionally high-volume days)

* Continuous cash flow over the month rather than a mass influx or outflow at one time during the month

* Balanced workload of Billing staff over the month (no all-nighters reviewing invoices to get all participants approved)

To use an industry example of how this approach was implemented, British Gas' invoice production volumes for the National Transportation System invoices were low enough that each participant could be billed at the same time from a system performance standpoint. Capacity invoices were produced on the 1st of every month, Storage on the 5th working day and Balancing on the 15th working day. For the total Distribution charges, the volumes of information were too large to process all at once. A rotating billing cycle was established that means some participants were billed from the 1st to the end of the calendar month, others the 2nd of one month to the 1st, others the 3rd of one month to the 2nd of the month following and so forth.

GENERATE INVOICES

The Generate Invoices Process runs can be scheduled automatically by the system or submitted manually by a user. The [illegible] batch run produces invoices for all invoice groups with uninvoiced charges that are due to be billed according to the billing schedule.

The invoice package created for review will contain header information such as the participant number, name, invoice creation date, participant address, sent-to addresses and comments. Summary information will follow indicating the balance brought forward, payments since previous invoice, any adjustments applied, totals for each invoice item and net amounts due. A separate total will be displayed for each invoice item (e.g. Net Day-ahead Settlements - due Participant). Because totals are calculated at this level, posting to A/R and applying taxes can be done at the participant, invoice, invoice item (charge type) or charge item level. In considering current PX requirement definition, invoice item would be the appropriate level to post to A/R. Taxes, as stated earlier, require further definition. Following the summary, the supporting information at a detail level will be included and summarized to whatever level the PX requires.

Invoice items are generated for all charge types that have uninvoiced charges. For example, the billing schedule may indicate that Participant A's invoices are due to be produced today. Since Participant A only has bids and services associated with demand (debit items), only invoice items for debit charge types will be generated. If a participant has no current charges, just the summary information would be compiled.

Following the invoice item summaries on the invoice, the detail line items for all charge types will be provided. Details such as bid or service identifiers, date, hour, energy, price and net amount due are common fields to provide on the charge items sent to the participant.

REVIEW INVOICES

Invoices produced can be reviewed internally before submitting to the participants. Screens will be available and summary reports will be produced to assist in the verification process. Invoices can be approved or [illegible] by





                                  [ILLEGIBLE]
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      invoice group or by batch run. If any errors or anomalies are found from mistakes in user input (e.g. invoice group set-up incorrectly, tax or G1 account codes associated incorrectly, etc.), the invoice production job can be re-run as necessary until the results are satisfactory. The ability to regenerate invoices for a specific participant will be provided.

      When a participant's invoice is approved, as indicated by batch or individual approval, the data is finalized and the invoice group is 'closed out'. During 'close out', the invoice group is reset for the next billing period and the invoice information will be submitted for delivery to the participant.

      PRODUCE MANUAL INVOICES

      The ability to produce manual invoices is supported. PX analysis can raise an invoice which can be submitted to the participant in hard copy or via EDI. Manually entered line items can be associated to these invoices. These invoices will be posted to accounting using the same procedure as normal invoices.

      PRINT/TRANSMIT INVOICES

      Invoices will be delivered to participants on hard copy through the mail or by electronic data interchange. A default setting will be captured in the invoicing infrastructure that indicates the preference of the invoice group: hard copy or EDI. The default delivery method is established for each participant in the Invoice Infrastructure, and can be manually overridden at the time of invoice review.

      When the invoice is approved, a batch process is triggered to print the invoices or create the invoice file for electronic transmission. All invoices files will be compliant with ANSI X.12 standards or other standard electronic interchange protocol defined by the PX at a later date.

      POST INVOICES

      Once the receipt of the invoice is manually or electronically acknowledged, the posting process will transfer all debit and credit invoice information to the participant accounting and accounts receivable/payable modules. If the invoice was sent by EDI, an acknowledgment will return to the Billing & Credit system which will trigger the posting process for that invoice. If the invoice was sent by mail, the posting process will be triggered manually by a user to indicate the invoice has been mailed. If the system fails to confirm electronic delivery, the PX analyst can confirm receipt at the participant's request.

      CANCELLATION & DUPLICATION

      A facility to cancel invoices and send duplicate invoices will be provided. Cancellation of an invoice will trigger the sending of a cancellation notice to the participant and the appropriate updates of accounts receivable/payable. Duplicate invoices can be sent at the participant's request in hard copy or EDI format which identifies that the invoice is a duplicate of one previously sent out.

      INVOICING INFRASTRUCTURE

      In addition to maintaining relevant participant information, the Invoicing Infrastructure manages and executes the controls to the billing process. In this Module, all of the necessary codes, such as General Ledger account codes, codes to identify tax rates and codes to identify charge types, are set up and maintained. Many of these codes cross-reference each other to provide maximum user control and flexibility. Some examples would be "charge types to general ledger codes" and "charge types to tax codes." By relating these items together, the PX analysts can maintain the relationships without requiring a programmer to change the source code.

      All codes (account codes, charge type codes, tax codes, etc.) used in the Billing and Credit Module must have effective dates to enable codes to become inactive or active for a future date. This flexibility is also required to allow associations between codes to change over time. If any adjustments for previous days are entered, the system must be able to determine the exact reference to a code on the production date which may or may not be the most recent daily cycle. All the data structures are date effective to fully support adjustment processing and auditing requirements.

      Invoice groups are maintained in Invoicing Infrastructure. Groups are set up to indicate the types of invoice items a participant is eligible to receive on an invoice. An Invoice Group enables the invoice production process to collate all

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               applicable charges during the billing period for the participant to be sent out together. All charges will be collected by charge type into a distinct invoice. Each invoice item will contain either debit items of the same charge type or credit items of the same charge types to enable reporting to accounts receivable or accounts payable as appropriate. An invoice item will contain only one charge type for the billing period. For example, one invoice item for the participant might contain all day-ahead supply settlements due to the PX. Another might contain all hour-ahead demand settlements due to the participant.

               REPORTING

               Common billing reports will be provided at user request and as part of the billing period cycle. A participant invoice register and a participant invoice log will be produced each invoice production run. Additionally, weekly and/or monthly reports can be generated such as total billings for the period, totals by charge type and error logs. Reports can also be submitted at user request from a window providing the appropriate [illegible] and reporting opinions.

        8.2.2  ACCOUNTS RECEIVABLE/PAYABLE ACCOUNTING

               When receipt acknowledgment is obtained (either electronic confirmation or manual confirmation of the invoice being posted), the invoice details are posted to accounts payable and receivable accounting at the detail transaction and summary levels. An interface will load invoice transactions for posting to Accounts Receivable and Payable. Items posted will contain standard data fields such as participant number, name, invoice creation date, comments, closed items indicator, net amount due and the remit-to address.

               Accounts payable and receivable can be linked together to show net participant balances, enabling the PX analysis to review participant information before approving credit payments for the participant account.

        8.2.3  PARTICIPANT ACCOUNTING

               Participant details will be stored and maintained for use throughout the system. Participant details such as name, address, remittance address, bank account, contact details and affiliated participants can be viewed and maintained. Other items such as total amount due/owed, total cash applied, summary aged balance, participant average days paid, date/amount of last payment and statement flag will be compiled from the information stored within the system database for viewing and reporting. Participant status can be maintained in this module for use throughout the system for determining what activities a participant can perform on the system.

               The Participant Accounting Module accommodates the PX's unique accounting situations. Most accounting systems expect a business associate to be either a "Customer" who receives debit invoices or a "Vendor" who receives payments for purchase orders delivered. To meet the PX needs, all Participant accounting can be defined in one of two ways in the Billing & Credit Module:

               1. To Net at the Participant Level: Each participant will maintain a "Supply" account and a "Demand" account. Separate invoices are generated for each account and for operational purposes on the system, each account acts as a separate participant. In the accounting systems, however, an interface will be available to treat these participants as one entity. Accounts receivable items will be netted against account payables for receipt and credit processing.

               2. To Net at the Participant Level/Account Level: Each participant will have at least one account where all transactions are netted against. Debit and credits can be posted to each account so a Participant account defined in this way can make supply and demand bids within the same account. Multiple accounts for a participant can be established if desired, but the netting will take place against each account.

               All account information is stored by participant in the Participant Accounting Module. PX analysts can access both detailed transactional information as well as summary information for balances, payments and receipt activity.

        8.2.4  PREPARE PAYMENTS TO PARTICIPANTS

               When both debit and credit invoices are produced for a single participant, the timing of distributing checks is an issue for cash flow management. The PX must have a means for


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         controlling disbursements of cash in a way that balances cash flow against the rate of receipts of cash from participants.

         Experience at British Gas shows that shippers would dispute debit items to avoid payment and accept credit items in their remittance advises. This practice resulted in British Gas outlaying large amounts of cash in proportion to the receipts coming in. To prevent this, participants' balances should be reviewed as they are scheduled to be billed against the current billing and emittance advise. As participants may withhold payments due to a dispute, the PX may elect to withhold payments to the participants until disputes related to the invoice group can be settled. Accounts payable provides the ability to control the issuance of checks. Payment transactions will be posted with information such as participant number, amount, receipt date, check number and bank name/identifier. Payments to participants can also be accomplished through Electronic Funds Transfer (EFT).

         To avoid this issue, Market Participants receive with their invoice a remittance advise that should be returned electronically or in hard copy containing their incentive to pay the invoice debit charges and acceptance of payments for credit charges. This allows the PX analysts to issue payments based on participant's intention. Large cash disbursements can then be better controlled in dispute situations.

8.2.5    RECEIPT AND CREDIT MEMO PROCESSING

         Receipt and Credit Memo Processing Module will provide power and versatility to manage high payment volumes. An automated process provides the ability to process receipts sent directly to the PX's bank via EFT. Direct debits from the participant's bank account can be transferred to the PX bank account improving cash flow and simplifying the collection process. Through standard and user-definable fields, receipt data items such as participant number, amount, receipt date, check number and bank name/identifier will be maintained.

         Receipt processing is very flexible. Multiple receipt types are processed such as:

         -  Prepayments/                                  -  Stop payments
            Overpayments

         -  Partial payments                              -  Void payments

         -  Automatic recurring                           -  Write-off
            payments

         -  One-time customers                            -  Non-A/R receipts
            payments                                         (miscellaneous cash
                                                             receipts)


         The application of receipts allows flexibility for posting to any invoice item as well as to the participant's overall balance. Users can apply receipts at a header level or individually.

         Debit/Credit memos can be created and applied to specific invoices, unrelated balances, multiple invoices or to the participant's overall balance for items not related to invoices.

         Reconciliation will be provided. Bank statement items can be cleared automatically from bank, transaction tapes or manually The system will support multiple banks as well as user-defined bank accounts.

         Standards reports and user defined reports will be provided such as Cash Receipts Journal, Cash Receipts Application Control Report, Daily Cash Receipts and Delinquent Checks.

8.2.6    CREDIT AND DECLINES

         The objectives of the Credit Management Module are to ensure that proper credit approval processes are utilized prior to a potential participant joining the PX and that participants do not over extend themselves financially and become excessive credit risks to the PX.

         The collections process begins once a participant has become delinquent in the payment of his outstanding accounts receivable balance. Commencing on identification


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          of delinquency, standard approaches to obtaining payment will be exhausted. Suspension and reactivation of participant's participation in the PX may be initiated based on current balance information. Based on participant status, the Bidding Module will prevent trading activity by those suspended based on creditworthiness. Appropriate reports will be generated as well as necessary feeds to payables and receivables. Automatic interfaces for use with a Cash Management System will be supported.

          Online collection tools help track, monitor and collect receivables and reduce delinquent accounts. An automated scheduling tool lists all the actions needed to be performed for the day. The online notepad function enables tracking of calls and follow-up actions. User-defined dunning letters and statements can be generated which can be viewed at any time, as well as aged trial balances and key indicator reports. PX analysts can [illegible] down from participant accounts to the individual transactions that make up the participant's account or to the transactions that make up the participant's account or to the transactions that constitute the balance in a particular aging bucket.

          The Billing & Credit Module provides the means for a participant to apply for credit and for an internal analyst to enter and update participant credit information on an ongoing basis. Credit checks may be conducted using TRW, Equifax and/or Dun & Bradstreet (initially a manual task). Credit histories of any participant can be viewed at any time by PX operators and revised as new information becomes available.

          Standard reporting capability can be tailored by the user to provide the following reports:

          *  Write-Offs                    *  Dunning Notices

          *  Aged Statement of             *  Daily Collections
             Accounts

          *  Summary Aged                  *  Participant Statements
             Balance

          *  Finance Charges               *  Monthly Sub-Ledger
                                              Listing

8.2.7     FILING DISPUTE RESOLUTION

          Within the accounting functions, a memo facility provides the ability to attach dispute information to invoices. All details of conversations with participants can be recorded. The flowable cash applicant facility allows receipts to be applied partially in any number of ways to open items. Also provided is the facility to remove disputed items from aging Windows and Reports throughout the PX system enable PX analysts to research invoicing disputes through the audit trails of the system at a line item level.

8.3       USER INTERFACE

8.3.1     ERROR PROCESSING

          All data items entered manually or via interface from an internal or external system are validated according to the requirements determined in the Definition phase. All errors encountered when a validation fails against a data item during batch processes are documented in the database for audit purposes. Audit information on errors will be accessible to the users through windows and reports.

          Multiple errors may exist for a single data item for batch processing, all errors flagged will be recorded in the database. For window processing, generally only one error message is displayed at a time. Each data item will still go through all the defined validations. The user will correct them in the order the fields appear on the window.

8.3.2     WINDOW INTERFACES

          PX analysts will find all windows throughout the Billing & Credit Module to be user friendly due to standard display presentation and consistent processing of user actions. Scrolling features, actions and prescribed functions used on one window will work in the same manner on other windows. The "drill down" capability and filler processing will be common features on system windows.

8.3.3     USER INTERFACES WITH BATCH PROCESSING

          Most batch processes in the system will occur automatically. PX analysts will have the ability to suspend these processes

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          if necessary and initiate with manual triggers. The ability to define parameters to control participant processing is available within the Invoicing Infrastructure. All batch processing will produce standard audit trails and reports on records successfully processed as well as those rejected due to error. Standard and user defined reporting provides timely information. All of these features provide control, flexibility and auditability.

8.3.4     AUDIT TRAILS

          Throughout the system, complete audit trails of data manipulation is provided. When records are amended, the original record is rolled to a history table. Views and reports on these tables can be built as needed to meet auditing needs.

8.3.5     ELECTRONIC INTERFACES

          Billing and Credit Module Files will be produced for electronic interfaces with Value Added Network and with Automated Clearinghouse.

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8.4  ASSUMPTIONS

    Area           Assumption

  - Taxes: Tax requirements are not included in the fee estimate because they are not mentioned in the FRD. Fees will be estimated on a time and materials basis if this functionality is required.

  - Invoice        Our estimates and design proposal for billing schedules and
    Production:    periods are based on our current understanding of the
                   requirements. Billing schedules and periods will be delivered by participants.

                   Proposed billing period terms:

                   - daily

                   - weekly

                   - monthly

                   If other terms are required, more effort than included in the defined scope may be required.

  - Business       In order to proceed in the face of lack of definition, we
    Definition:    will make assumptions where possible, but at some point
                   lack of definition will impact schedules.

  - Adjustments:   Participants will be invoiced based on the final settlement at D+24. Current period (prior to D+24) adjustments will be supported but adjustments after D+24 will not be automated.
                   Those adjustments can be handled through manual entry on the system.

  - Reporting:     Most invoice level and account information will be
                   reported from the facilities that Oracle provides. Only the reports specified in the proposal will be custom developed.

  - Manual         Charges other than those created by the settlements
    Invoices:      module will be entered manually in the system to be
                   included on a manual invoices or current/future invoice. It is assumed that most charges (i.e. 98%) will be generated in settlements and invoiced as described in this process.

  - Disputes:      All invoicing dispute procedures will be handled in the
                   Oracle financials software.

  - Adjustments:   Manual adjustments will not be charge specific. An adjustment reason code can be defined to indicate which charge is being adjusted that will tie back to the charge type. This will allow the design of a generic adjustment [illegible] rather than building a unique one for each different charge from type (because they have different layouts). The following
                   [illegible] will be entered to identify an adjustment:

                   - participant Id

                   - bid id/location

                   - adjustment reason code

                   - adjustment description

                   - quantity, rate and/or charge amount

  - Printers:      If more than a small percentage of the participants expect to be billed in hardcopy format, additional printers may be required than defined in the FRD. These additional printers are not included in the hardware estimates.

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9.0  PX ADMINISTRATIVE SYSTEMS
----------------------------------------------------------------------

                               [CHART]

The PX Alliance proposes to provide the Oracle Corporation suite of applications packages for the PX Administrative Systems, with the exception of the Payroll/Human Resource systems. The PX Alliance recommends that the Payroll/Human Resource functions be outsourced to a commercial services firm because of the factors discussed in the Payroll/HR section. The Oracle applications provide functionality that exceeds the PX's existing requirements, are completely integrated, and provide a seamless interface with the proposed Billing Module.

Ernst & Young LLP (E&Y), in its international partnership with Oracle, has extensive experience in implementing Oracle Applications, and has direct connections to Oracle's Product Development Organization for interfaces, customization and other support. E&Y has over 303 U.S. professionals dedicated to delivering Oracle based solutions. E&Y's industry experience enables the Alliance to manage the risks associated with technology implementations; E&Y's unparalleled understanding of Oracle Applications puts the power of information technology to work for the PX.

Choosing the E&Y/Oracle partnership to provide the back-office systems secures unparalleled application and industry expertise, an unmatched depth of delivery capabilities, and an integrated and Oracle specific delivery approach. The PX

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               will realize the benefits of a rapid and low risk implementation that leverages the work products and experiences of prior implementations to provide for a lower life-cycle cost.

               The objective of the Administrative Systems is to support the PX's financial managers, business unit managers, and external stakeholders (e.g., regulators, CPJC, FBRC, IRS, etc.) with accurate and meaningful financial information to fulfill their specific financial and regulatory reporting needs. The primary business goals achieved through implementation of these systems include:

               - Delivery of timely, accurate, and relevant financial and regulatory information in a service-oriented environment

               - Providing management and decision support information to support and increase efficiency and effectiveness

               - Timely release of financial information to enable management decision-making

               - The ability to obtain operating results quickly through a short closing cycle

               - Controlled operating costs throuh process efficiencies and comprehensive management information

               - Avoidance of the reliance on manual report verification (reconciliations) that ensures report accuracy.

               The administrative systems described in this section will be used by the support organizations of the PX (including finance and accounting, human resources, and purchasing) for day-to-day business operations. The selected applications that support the PX's functional requirements are depicted in Exhibit 9.1; additional descriptions of capabilities for each functional area are described in Sections 9.1-9.5.

          EXHIBIT 9.0-2 PX ADMINISTRATIVE SYSTEMS
          ----------------------------------------------------------------------

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      The Oracle suite of applications provides the PX back-office staff the capability to achieve their business goals with ease. The applications supply structured procedures for the initial development of the business processes that are easily extended or modified to accommodate the PX's changing needs. Using Oracle's market-leading technology, The PX Alliance can rapidly implement solutions that integrate the PX's financial and operational information regardless of system or format, tailor functionality to meet specific needs, and expand the system to keep pace with the PX's dynamically changing business requirements.

      For purpose of estimating the cost and capacities for the Administrative Systems hardware, software and outgoing maintenance, it is assumed that there will be 25 concurrent users of the Administrative Systems within the PX.

      The following sections provide a functional overview of the Oracle applications, followed by a description of the interface capabilities of each sub-system. Concluding each subsystem section in Key Requirements - a description of the applications' characteristics satisfying the requirements as outlined in the amended Vol. III Functional Requirements Document. Additional detailed input, processing, output and reporting capabilities are described in Appendix K.

3.1   GENERAL LEDGER

3.1.1 Functional Overview

      The General Ledger system provided by Oracle is a comprehensive financial management solution that will dramatically enhance the financial controls, data collection, information access, and financial reporting throughout the PX Oracle General Ledger is part of Oracle Applications, an integrated suite of business solutions designed to support continuous process improvement for enterprises competing in time official markets. Oracle Assets, also part of Oracle Applications, is a complete asset management solution that maintains accurate property and equipment inventory, and ensures that the optional accounting and tax strategies are chosen.

      Oracle General Ledger gives the PX tremendous flexibility for managing and streamlining its accounting processes.

      Multiple calendars and multiple chart of account structures can be defined to create both financial and RRRC books. Based on user defined rules, Oracle General Ledger automatically creates new accounts. With the Account Hierarchy Editor users create and maintain the accounting hierarchy structure for the organization. Drag-and-drop capability easily accommodates any type of reorganization.

      Oracle General Ledger supports all types of journals: recurring, skeleton, standard, reversing, and formula-based. Other Oracle General Ledger functions include Mass Allocation, which quickly and accurately automates costs and revenue allocations, and the Financial Statement Generator, which defines custom financial reports such as balance sheets, income statements, and expense reports without programming.

      Oracle General Ledger's business shows reduce the learning curve, improve the ability to research and resolve problems, and increase daily productivity. All Oracle workbenches (internal module functions) allow users to find official information in a flexible way, see the results in a preferred format and selectively take appropriate action. For example, Oracle General Ledger's Journals Workbench allows the user to view, create, modify, optionally post or perform other actions on journals and journal benches.

      Oracle Assets, with its workflow orientation, improves the efficiency of asset tracking. Deprecation rules default from asset categories. The Mass Additions interface allows the creation of assets from information in any feeder system; this improves accuracy and productivity. The Asset Workbench allows analysis to find assets based on asset detail, assignment, invoice, or lease information. with a selected asset, the analyst can review financial assignment, and other detailed asset information, perform transfer, review the purchasing or other source information, and retire the asset.

      Oracle Assets makes it easy to maintain an asset inventory than supports the balance sheet. Flexible location codes locates assets quickly. Oracle Assets also provides reports to inform the fixed assets management of addition,s transfers, retirements, or other changes, ensuring that asset inventory remains accurate. Additionally, Oracle Assets manages construction-in-process projects from inception to completion. Analysis can track the expenditures incurred during a con-


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PX  A D M I N I S T R A T I V E  S Y S T E M S


          struction project's file cycle and capitalize them upon completion. Analysis can also forecast capital spending, project depreciation expenses, and manage actual capital spending against the forecast.

          Because it uses depreciation rules, non preprogrammed logic, Oracle Assets can be easily customized to meet specific business needs and local requirements. During implementation, the administrative systems project team will define the depreciation rules, depreciation books, and financial information than satisfy the PX;s financial reporting objectives and tax requirements. Oracle Assets helps the PX derive maximum tax benefits and avoid paying unnecessary taxes. An unlimited number of independent tax books can be defined, so a different depreciation strategy for each tax authority can be developed. Tax depreciation can be forecosts on several books at once. Oracle Assets easily adapts to accounting and tax law changes as well as organizational changes.

9.1.3     COMMERCIAL INTERFACES

          Oracle General Ledger and Oracle Assets are fully integrated with all other Oracle Applications to provide comprehensive, distributed client server solutions for the PX's financial, human resources, government, and project accounting needs. General Ledger accepts journal entries from separate leader systems, including the debit and credit entries coming from the PX Billing and credit Module.

          Open Oracle Assets helps ensure that records remain consistent and current Mass Additions allows loading asset information from any feeder system, such as the cost accounting system, [Oracle Projects] into Oracle Assets. Oracle Assets also eases general ledger integration by automatically producing all asset journal entries for the general ledger system.

9.1.3     KEY REQUIREMENTS

          THE ORACLE GENERAL LEDGER application accommodates dual charts of accounts (for both financial and FERC accounting), allocations functionality and other considerations of FERC accounting. The
          General Ledger account coding structure ("accounting flexheld") is user-definable and is 25 segments long with 30 alphanumeric characters in each segment. Unlimited charts of accounts may be defined.

          Flexibility provided for journal entries and posting activities includes batch or online posting and recurring automated, and reversing journal entries. The system provides the capability to define and automatically process allocations using multiple allocation bases. This function includes the capability to establish recurring, standard and reversing journal entries on the system. The system also provides a mechanism to prompt the appropriate user to complete the journal entries in necessary and post the entries to the general ledger.

          Journal entries can be created by feeder systems that are not integrated with the general ledger; Oracle General Ledger can accept these. These journal entries will be generated by the source systems, transferred to the general ledger system through interfaces, edited and validated by the general ledger system, and posted to the general ledger system. The timing of the transfers will be established by the accounting department in coordination with the leader department. If any detailed entries included in the interface are not valid, the entire journal entry is rejected and suspended. The feeder department will have visibility of the suspended entries and will be responsible for correcting and reprocessing the journal entry. This G/L function furnishes the capabilities necessary to accept and process interface journal entries. The correction and reprocessing facilities are also included.

          During the monthly close activity the General Ledger system will generate journal entries to allocate costs across accounts and departments. Allocations can be accomplished in two ways. First, allocation journal entries can be triggered by incoming journal entries based on a predefined conversion table. An amount on an incoming journal entry may be allocated to several other accounts and/or responsibility centers. The second allocation method is based on an allocation table that identifies the accounts and departments being allocated, the accounts and departments receiving the allocation, and the method and/or value used to perform the allocation. When allocations processing is initiated, the allocation journal entries are generated and posted by the system. This function provides the

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       capability to maintain the conversion table and the allocation table.
       The function also provides the mechanism for allocation processing based on these tables.

       Oracle Assets provides the capability to establish the depreciation method, depreciation file and first year conversion for an asset group or for a specific asset. Depreciation methods can be defined for asset categories, consistent with FERC and tax regulations. User can then assign assets to the categories. Oracle supports all the standard life-based depreciation methods (straight line, ACRS, MACRS, declining balance, double declining balance, turn of year's digits), as well as units of production. It also allows users to set up flat rate methods and other user-defined depreciation methods that do not come delivered.

       Additional detailed functional requirements of typical G/L systems are described in Appendix K.


9.2    BUDGET

9.2.1  FUNCTIONAL OVERVIEW

       Oracle General Ledger provides the PX comprehensive budgeting functionality through its GL Desktop Integrator spreadsheet tool and the Oracle Financial Analyzer add-on. Users can define as many budget versions as desired, and password-protect budgets from unauthorized access. The user can upload budgets from a spreadsheet, or automatically generate amounts using formulas or Mass Budgeting.

       GL Desktop Integrator is a spreadsheet-based tool for entering budget amounts, entering journals, and reporting on balances. GL Desktop Integrator operates within Microsoft Excel to take full advantage of familiar Excel functionality while seamlessly integrating with Oracle General Ledger. GL Desktop Integrator can run while disconnected from the server; for example, a user can download a budget from Oracle General Ledger to a spreadsheet, save the spreadsheet, then work on the spreadsheet without being connected to the server. The user does not need to reconnect to the server until ready to upload the revised budget back to Oracle General Ledger. Additionally, Oracle General Ledger's "profile options" control which users have access to Oracle GL Desktop integrator's budget, journal, and reporting functionality, providing security to sensitive budget information.

       Oracle Financial Analyzer is a distributed application for financial reporting, analysis, budgeting, and planning. By integrating a central source of management data with powerful analytical tools, the system enables organizations to meet their critical financial objectives to control costs, analyze performance, evaluate opportunities, and formulate future direction. Oracle Financial Analyzer adapts to any business structure, whether cost centers, products, services, or retail outlets. The product's models and data can be modified quickly to reflect new priorities or organizational change.

       Ensuring consistent and reliable financial information is key to Oracle Financial Analyzer. The product maintains the integrity of financial data in a central source and ensures that users access the data they need. Access controls allow the administrator to determine, by user, which financial data can be viewed and edited. Users therefore see and manage only the information that is pertinent to their responsibilities and interests. Executives might receive summarized data tailored to their needs, while lower level managers receive both detail and summary data.

       Oracle Financial Analyzer handles budget and forecast creation, review, modification, and communication within the same system. The product coordinates and streamlines the budgeting process, whether the organization uses top-down, bottom-up, or mixed budgeting methodologies. Oracle Financial Analyzer allocates budget objectives at high levels, such as quarter and division, to lower levels, such as month and department. Users can copy last year's actuals into this year's budget and grow certain balances by five percent. Users can store slices of the corporate financial database on personal computers to take their budgets and forecasts on the road. At the close of the budget cycle, the finalized budget is consolidated to provide enterprise access, and is locked to prohibit additional modification.

       Oracle Financial Analyzer supports a wide variety of financial management tasks with its financial modeling tools. Multidimensional data navigation tools allow users to query the financial performance of a profit center by product, channel, and time period. Results of what-if analyses display immedi-




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          ately. An extensive library of built-in functions helps users create forecasts and calculate performance ratios. Users can incorporate general ledger and non-general ledger data into analyses to derive, and then share, new financial data.

5.2.2     COMMERCIAL INTERFACES

          GL Desktop Integrator allows the definition of financial reports within Excel Spreadsheets and runs the reports using Oracle General Ledger's Financial Statement Generator (FSG). Accounts, periods, and currencies can be constructed in rows and columns in the spreadsheet, and GL Desktop Integrator will automatically create the appropriate financial statement Generator components, such as row sets and column sets. FSG output can be automatically loaded into a spreadsheet while preserving custom formatting. GI Desktop Integrator provides a spreadsheet-based reporting tool for quickly creating, previewing, and running financial reports with transaction drilldown. The user can also drilldown from the balances in the report to the journal and sub-ledger details.

          Oracle Financial Analyzer seamlessly integrates with Oracle General Ledger. This integration eliminates the need for duplicate data entry, and thereby provides a more cost effective financial management solution. Oracle General Ledger information easily maps into relevant Oracle Financial Analyzer hierarchies and dimensions. Oracle General Ledger account balances are reflected in Oracle Financial Analyzer. With a permanent link between the two applications, modifications to hierarchies and other structures performed in the General Ledger flow through to Oracle Financial Analyzer without additional maintenance. Data and structures can be automatically refreshed on a continuing basis so that data control and integrity are preserved.

          GL Desktop Integrator automatically builds budget spreadsheets based on the budgets and budget organizations setup within Oracle General Ledger. Users can download existing budget balances from Oracle General Ledger or create new budgets, entering new budget balances manually, using Excel formulas, or using GL Desktop Integrator budget rules. The users can save a budget spreadsheet on their PCs and work on it at any time, then automatically upload new budget balances into Oracle General Ledger.

          Oracle Financial Analyzer also leverages user knowledge of spreadsheet applications. On the desktop, the system links directly with industry standard spreadsheets so that users can view and report Oracle Financial Analyzer data from those spreadsheets. This link provides users in the spreadsheet environment access to the powerful data query tools of the Selector. Extensive file reading capabilities of Oracle Financial Analyzer can easily load and validate data from general ledgers, spread-sheets, relational databases, and other operational systems.

5.2.3     KEY REQUIREMENTS

          GL Desktop Integrator provides for on-line submission, review, and approval or rejection of departmental budgets. The system has functionality for consolidating both costs, revenues, and other budget information in order to create projected financial statements. The system also provides users with the capability of budgeting based on defined levels of activity.

          GL Desktop Integrator provides users with the ability to perform analysis of actuals vs. Budget within the appropriate organization/account/cost center and provides access to general ledger data to support analysis of "budget" variances.

          GL Desktop Integrator provides notification based on user-defined conditions (e.g., inter company out-of-balance, missing variance/deviation explanations), provides for exception reporting for "unusual occurrences" (e.g., accounts with either budget or actual amounts, but not the other) and provides for reporting (printed and/or on-line) of the variance explanations, including the explanation, the date/time and person responsible.

          Both GL Desktop Integrator and Oracle Financial Analyzer provide an "exception" basis analysis report. The exceptions would be based on predefined materiality levels and percentage deviation fillers. For example:

          *  Materiality level is $500

          *  first % filler is 5% deviation

          *  Second % filler is 25% deviation.

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           -    If determined to be over $500, and over 5% of the budget (or trend), the account and related data will print on the exception report.

           - If under $500, but over 25% of the budget (or trend), the account and related data will print as a significant deviation.

          Oracle Financial Analyzer provides access to general ledger data to support analysis of "budget" variances. It also provides the capability to display or print account variance and deviation data based on user specified filters (whether budget item, project cost or overhead costs). The filters can be established and maintained by the user in order to support management analysis.

          Finally, Oracle Alert provides the capability to escalate unexplained variance notifications to the responsible person's supervisor if no action is taken in a pre-determined time period. Oracle Alert also provides notification based on user-defined conditions (e.g., inter company out-of-balance, missing variance/deviation explanations).

9.3       COST ACCOUNTING

9.3.1     FUNCTIONAL OVERVIEW

          Oracle Projects is used to proactively manage the costs, performance and profitability of projects. Project managers need to manage projects from their vantage point while financial analysts require the details necessary to manage the overall business. Project managers can use Oracle Projects to track detailed costs, manage within budget, and stay on schedule while successfully achieving the project's objectives. Oracle Projects translates project details into financial transactions so financial analysts have the details they require. With Oracle Projects, project activities are organized and monitored with an unlimited work breakdown structure independent of the general ledger chart of accounts.

          A project's work breakdown structure provides an efficient mechanism for managing the project and tracking asset costs as they accumulate over time. All project related construction-work-in-process (CWIP) costs for capital projects can be managed in Oracle Projects. Using the Oracle Assets Mass Additions functionality, project information flows directly from Oracle Projects to Oracle Assets, minimizing data entry and ensuring accuracy.

          Oracle Projects provides immediate information for informed decision making, by enabling users to analyze all project data at any point and make adjustments easily, while maintaining a full audit trail. Drilldown capabilities provide source details of each transaction. Users can define the project data they want to see and save these inquiry formats using Oracle's folder technology. While many standard reports are provided, managers can avoid reviewing pages of reports and instead manage by exception. Managers, as well as all users can automatically receive just the information they need when certain user-defined conditions exist. Oracle goes one step further in solving the problem of information access by providing complete multi-dimensional analysis of critical project information.

9.3.2     COMMERCIAL INTERFACES

          Oracle Projects provides a flexible system that lets the user decide the amount of cost control appropriate. The system tracks and accounts for all projects costs in the PX with Oracle Project Costing as the central cost collection repository. Supplier transactions for projects are easily recorded in Oracle Purchasing and Oracle Payables (Described in Section 9.4). Oracle Assets provides an interface from project accounting to the fixed assets module to post the appropriate asset entries.

          Oracle Projects includes integration with project planning and scheduling systems. The Project Import feature allows users to define projects in their preferred project planning and scheduling software and import the project structure and budget into Oracle Projects. The capability to export summarized project transactions to the project planning and scheduling software also exists.

9.3.3     KEY REQUIREMENTS

          Oracle Applications for Projects provides a flexible system that lets users decide the amount of cost control appropriate for their needs. The system will track and account for all project costs in the PX with Oracle Project Costing as the central cost collection repository.


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               Charges are input directly or imported via batch interfaces. The application collects all project costs, both capital and expense, to reflect the true cost of the project, then capitalizes the assets in Oracle Projects. Oracle Applications for Projects has the ability not only to collect expenditures and commitments incurred against project activities, but also to control which charges can be made against a project.

               Oracle Applications for Projects provides the ability to easily manage all project related construction-work-in-process (CWIP) costs and expenses for capital projects, including allocated overhead and indirect costs. Oracle Project Costing Integrates with Oracle Assets to eliminate redundant data entry and ensure accuracy; the application also allows for the adjustment of asset costs, even after capitalization.

        9.4    ACCOUNTS PAYABLE/PURCHASING

        9.4.1  FUNCTIONAL OVERVIEW

               Oracle Payables is a high-productivity accounting solution that provides strong financial control, allowing the PX to prevent duplicate payments, to pay for only the goods and services ordered, and to receive and maximize supplier discounts. Oracle Payables provides tremendous flexibility for managing and streamlining invoice and payment processing. Users define their own account structure, calendar, currencies, bank accounts, payment terms, system options and defaults -- all without programming.

               Oracle Payables supports two-, three-, and four-way matching of purchase orders, invoices, receipts, and requestor acceptance documents. All the information needed to authorize payments is online, eliminating the paper flow of purchase orders, invoices, receipts, and requestor documents. Invoices are approved online during invoice or batch entry.

               Oracle Payables provides the information needed to make effective payment decisions. It provides the PX control over when and how to pay suppliers using flexible supplier, system, and payment options. Oracle Payables can also create laser-printed checks. Oracle Payables saves money by forecasting cash requirements and preventing duplicate and unauthorized payments. Analytical reports and system, supplier, invoice, and payment batch options ensure that the PX takes all favorable discounts.

               Oracle Payables helps resolve business issues quickly by providing immediate and accurate responses to supplier inquiries. Invoice and Payment Overviews allow the review of high-level invoice and payment status information in a single window. The PX can also record detailed information about its suppliers, including their purchasing, payment, and invoice processing preferences. Oracle Payables also supports flexible address formatting.

               Oracle Purchasing is a complete purchasing solution that helps process requisitions, purchase orders, RFQs, and receipts quickly and efficiently. Oracle Purchasing simplifies routine transactions, allowing the procurement staff more time for strategic tasks such as negotiating better contracts, developing the supply base, and performing value analysis.

               Using templates, requisitions are quickly and easily generated by providing the requestor, cost center, and quantity for each item. Using AutoCreate, purchase orders are generated from requisitions created by online requestors, or inventory replenishments. Oracle Purchasing even automatically builds account distributions. Complete online access reduces paper shuffling. Requestors can create requisitions online and route them automatically for approval. Online approval and security options enforce specific business requirements. For example, the PX can ensure that only authorized personnel can approve requisitions. The package also provides automatic routing; for example, routes requisitions needing approval to the next [illegible] reviewer or directly to the next reviewer with sufficient dollar limit authority to approve the requisition. Oracle Purchasing's new Supplier-Item Catalog feature allows requestors to browse through self-defined or supplier-provided catalogs, select the required items, then create a requisition at the touch of a button.

               Oracle Purchasing's powerful receiving features gives full dock-to-stock tracking of receipts and inspections. Additionally, the new Cascading Receipts feature facilitates quick, error-free receiving of consolidated deliveries by due date. Plus, online inquiries and reports give the receivers the information they need to process receipts and expedite late shipments.


                                       39
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                               P K   A D M I N I S T R A T I V E   S Y S T E M S

          Oracle Purchasing also provides budgetary control features that allow the PX to:

          *    Use budgetary control or expense or inventory purchases

          *    Activate encumbrance and budgetary control by account

          *    Check funds availability before approving document

          *    Control budgets at a summary or detail level

          * View and report on outstanding requisition and PO encumbrances Invoice Matching

          * Prevent payment of invoices until the quantities on invoices match the quantities ordered, received, and inspected

9.4.2     COMMERCIAL INTERFACES

          Oracle Payables and Oracle Purchasing are fully integrated with other Oracle Applications to provide comprehensive, distributed client/server solutions for the PX's finance, human resources, regulatory and project accounting needs.

          Oracle Payables desktop integration can revitalize internal communications by allowing users to visually enhance, graphically display, and distribute all reports using other desktop tools.

          Oracle Purchasing and Oracle EDI Gateway combine to provide support for the outbound Purchase Order Change Request EDI transaction, allowing the PX to send purchase order revisions to supplies automatically.

9.4.3     HEY REQUIREMENTS

          Oracle Payables automatically matches an invoice to a purchase order when furnished the purchase order number. Oracle Payables automatically provides the information, performs the matching, and supplies the accounting details based on the matched purchase order. All invoice information can be viewed online, including any notes or other multimedia attachments.

          Oracle Purchasing processes requisitions, purchase orders, RFQs, and receipts quickly and efficiently, managing the entire pronouncement process from bidding activities through to generating purchase orders.

          Oracle Purchasing's online approval and security options enforce specific business requirements. For example, it can ensure that only authorized personnel can approve requisitions. The system can also route a requisition needing approval to the next defined reviewer or directly to the next reviewer with sufficient dollar limit authority to approve the requisition.

          Oracle Payables handles every form of payment, including manual payments, wire transfers, bank drafts, electronic funds transfers, and automatic checks. Payments can be automatically recontrolled with bank statements. Oracle Payables can also create laser-printed checks.

          Additional detailed functional requirements are provided in Appendix X.

9.5       PAYROLL/HUMAN RESOURCES

9.5.1     FUNCTIONAL OVERVIEW

          The PX Alliance recommends that the payroll and human resource systems be outsourced to one of several companies that specialize in these services. This others several distinct advantages including reducing cost and allowing the PX to focus its resources on core operations. Outsourcing Payroll/HR reduces cost in the following areas:

          * Payroll labor cost that is the labor associated with payroll data input, maintenance and administration.

          * Payroll non-labor costs such as the overhead associated with maintaining the payroll department such as stationary, heating, lighting, space, etc.

          * System labor costs which is the labor associated with maintaining and operating the payroll system.

          * System non-labor costs such as the overhead associated with operating the payroll systems such as license fees, hardware depreciation, etc.

          The PX Alliance [ILLEGIBLE] as PX Systems integrator, provide the services necessary to contract with the chosen Service Bureau and set up all Administrative Systems interfaces and communication links. The Alliance will also provide the testing, training and establishment of procedures necessary to


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                                 [MAP GRAPHIC]

P X  A D M I N I S T R A T I V E  S Y S T E M S

          assure the successful execution of the PX's Payroll and Human Resource functions.

          The PX can be more productive by allowing employees to focus on managing the core business without having to worry about payroll, payroll tax, government compliance, etc. The PX would only require two cross-trained payroll and human resource employees to effectively manage this function.

          The outsourcing of services provides tremendous flexibility for tailoring and managing payroll and human resources systems. As the needs and desires of the PX change, the payroll and human resource systems can be modified with additional functionality while still remaining most if not all of the existing system.

          ADP, Paychex, Ceridian, Pay USA, and Dataccounc are among the outsourcing companies contacted to identify the typical payroll and human resources services capabilities of service providers. It was determined that they all met the functional requirements of the PX and provide many additional benefits as described in the following sections.

          The payroll and human resource provider assumes the liability for accurate, timely tax deposits and filings. The expert payroll and taxstaff at these companies respond on the PX's behalf to all payroll tax inquiries from tax agencies. The PX's master files are secured and maintained by the payroll and human resources provider through regular systems back-ups.

          The payroll and human resources service provider monitors, researches, and maintains compliance with constantly changing tax and human resource regulations at the federal, state, and local levels. The provider also maintains up-to-date tax deposits and Wing schedules.

          The payroll and human resource systems are protected by passwords or other special log-on codes so that only authorized users have the ability to view or manipulate any employee information. An audit trail is available for the payroll and human resource system so that user changes can be reviewed.

          The payroll and human resources providers offer feature with graphical user interfaces to allow access to critical information and for viewing and creating standard and custom reports. The familiar windows environment helps the user navigate through the system inauditively and the pull-down menus, mouse actions, icons, and built-in Help screens allow transactions to occur easily and quickly. A wide variety of standard and customer reports are available for the users of the system. Both sets of reports are created in a windows environment and can support Windows 3.1, Windows 95, or Window NT operating systems. Payroll data can be exported to other applications such as Lotus, Excel, or Word to give the PX's personnel the opportunity to perform additional analysis.

          Customer service is of paramount importance to the payroll and human resource providers. Typically, one specialist is assigned to address any and all questions relating to the PX's system. Training is conducted at either the client site or at the payroll and human resource provider's location depending on the company, to ensure the payroll and human resource is operational and to ensure PX personnel are completely comfortable with their responsibilities and operating the system.

9.5.2     COMMERCIAL INTERFACES

          Information is exchanged between the integrated payroll, payoff tax, and human resources systems such that changes to any employee field in one system is automatically updated in the other systems. This greatly reduces data entry errors and gives users immediate access to employee-related information. The payroll and human resource systems also archive current and past files for easy retrieval.

9.5.3     KEY REQUIREMENTS

          The payroll and human resources service bureaus completely furnish the requested functionality for maintaining the PX's organizational structure, backing applicants, recording employee information, processing payroll and benefits for all employees and time reporting. The payroll and human resources service bureaus fully comply with federal, state and local employment laws.

          Additional detailed functional requirements are provided on Appendix
          K.

                                      916





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10. PROJECT MANAGEMENT

                                                     Program Management Approach

10.0   PROGRAM MANAGEMENT APPROACH
--------------------------------------------------------------------------------

       The objective of the program management approach for the PX is to create an integrated organization which applies a systematic method to the planning,e execution, control and reporting of the PX System project. The deliverable milestones in the Project Plan provide an objective common baseline for communication to stakeholders, including state legislatures, utilities, regulators, project team members, and the Market Participants as well as the PX management.

       Projects for each functional module (sub-system) will be integrated into the master project plan. Perot Systems will serve as the PX Alliance Systems Program Manager (PM), coordinating the integration of the PX Alliance partners' efforts across all projects, and additionally establishing project reporting standards. The governance of the Program Plan will be through a Change Control Board, which will be composed of members from the PX management staff, the PX Program Manager, the PX Alliance Program Manager, the Subproject Manager, and a Change Control Coordinator. Issue resolution resulting in project plan changes in excess of defined limits will be approved by the Change Control Board. Exhibit
       10.1 illustrates the program management structure envisaged for the PX Development Project.

EXHIBIT 10.1 - PX SYSTEMS PROJECT MANAGEMENT ORGANIZATION
--------------------------------------------------------------------------------


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                                       XI
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P R O G R A M   M A N A G E M E N T   A P P R O A C H

[GRAPHIC OF MAP]

The PM has the responsibility and authority to manage the subprojects within the integrated program plan. The PM will serve as the point of coordination for all reporting communications and change management or the program baseline plan.

The PX change Control Board will consist of a PX designated Change Board member. PX Alliance Program Manager, Managers of all subprojects, and the Change Control Coordinator. The Change Board will resolve issues which exceed budgetary, scope or schedule tolerance [illegible] defined in the project plan.

The PM will have a staff of experienced project managers responsible or the coordination and consolidation of all project reporting, project plan changes, project library maintenance and issue resolution. This program staff will be responsible for selling the level of required reporting metrics, naming conventions and report formats across the project. They will manage the repository for the policies and procedures of the program management processes. The staff will also schedule and facilitate the weekly meeting for subproject management staff.

The PX Alliance team members will each have an appropriate staff of project leaders accountable for the successful implementation of the subproject plans. Since each subproject will be developed and validated as independent components in parallel, these project leaders will validate task completion, coordinate issue resolution and inter-project issues at the subproject level, track project status, review project plans as appropriate and in conjunction with the Program Management policies and procedures, assess impacts of project plan changes, and provide cost reporting information at the subproject level. They will provide project team members with a weekly listing of tasks to be performed and will facilitate intraproject communication.

EXHIBIT 10.-2 STATUS PROCESS FOR SUBPROJECT LEVEL
--------------------------------------------------------------------------------

                                   [GRAPHIC]

                                  [illegible]

     Key participants in the team are assigned for the duration of the project's phases. However, some exceptions may result from promotions, transfers, resignations, etc. In such instances, the PX Alliance members will inform the customer's Program Manager of any significant pending changes and will communicate the timing and qualifications of replacement personnel. A smooth transition to effect knowledge transfer will be required and will be approved by the Program Manager when complete.

     The PX Alliance PM's day-to-day contact with PX management will be via the PX Program Manager. The PM will initiate and maintain regular communication, both formally and informally, with the PX Program Manager and the program sponsors to assess and communicate progress and resolve issues. The PX Alliance's Program Management team will work jointly with the PX Program Manager to plan, manage, and control the project activities through the completion of the PX Systems Program Plan.

10.1 PROGRAM/PROJECT MANAGEMENT OBJECTIVES

     Program/Project Management is the systematic approach to managing the initiatives, scope, priorities, risk and resources necessary for executing the project plan and meeting the delivery milestones. This includes managing business process technology; monitoring organizational changes and their progress; identifying, managing, and minimizing the risks contained in the execution of the program plan; establishing program and project priorities which reflect the customer priorities as established in the program plan; and providing a structured approach to the sponsorship of change to the program plan.

     The objective in instituting a robust Program Management methodology are:

     o    To ensure timely delivery of a quality product to the customer;

     o To provide support, coordination and leadership in addressing issues that transcend more than one project,

     o To validate the progress reported on the project plan at intervals where integration and communication are vital;

     o To inform the customer of issues, risks and concerns in a timely manner so that a measured response and management can be implemented;

     o To provide a function of Systems Integration and Coordination which identifies and communicates disconnects early in the process;

     o To provide a consistent work breakdown structure for the project reporting;

     o To systematically manage the development and implementation of the PX Systems with the initiatives undertaken by other PX and ISO development efforts;

     o To jointly develop, with all stakeholders, a proven process for implementation of the PX Systems to achieve the results of the program.

     Accordingly, the PX Alliance members have integrated their respective project management methodologies to provide a structured Program Management process that provides the following benefits:

     o Milestone definitions which clearly state what is required for completion of the milestone;

     o A process for measuring, reviewing, validating and integrating multiple project deliverables across the entire organization;

     o A proven, integrated issue resolution process which has been utilized successfully in prior projects;

     o Definition, measurement and management of project estimates, costs, risks, and quality.

     The establishment of the Program Management team provides a local point for all reporting, project inquiries, project reviews and coordination of cross-functional issues. The size, complexity and diversity of the PX Systems development efforts require a structural environment and central knowledge database for use in the coordination, integration, management and control of the large number of projects in order to provide consistent, factual, validated information to the customer and to the stakeholders in this project. The PX Alliance's Program Management methodology satisfies these requirements.


                                      10.3

PROGRAM MANAGEMENT APPROACH

[MAP OMITTED]

10.2 PROGRAM/PROJECT MANAGEMENT METHODS

     As part of the Program Management method, regular intra-program communication of progress, statutes and issues will be established to ensure that all parties are performing on schedule and at the desired level of quality. Any slippage and issues affecting one or more teams will be identified and addressed so that the impact on the other teams can be readily assessed and addressed. In addition, the Program Manager will facilitate the management of risk, scope, issues, and quality, and will also facilitate the transfer of knowledge across teams to ensure that risks are mitigated and economies of scale are gained.

     The elements of the PX Alliance's Program Management are:

     o    Risk Management

     o    Scope Management

     o    Issues Resolution

     o    Quality Management

     o    Knowledge Coordination and Transfer

     o    Customer Interface

     o    Market participant Coordination

     o    Stakeholders Communications

10.2.1    RISK MANAGEMENT

     Risk Management is the process of identification, analysis and response to risk factors throughout the life of the program. Program Risk consists of the following factors:

     o    Risk Event or Identification

     o    Risk Probability

     o    Amount at Stake (in terms of schedule, resources, or scope).

     RISK IDENTIFICATION

     One of the shortcomings of many project management efforts is the lack of a centralized or global view of Risk Identification. The Program Management approach proposed by the PX Alliance is designed to provide a centralized view of project risk. What seems a very small risk in the context of an individual project can be very large when applied to the Program as a whole. The PX Alliance will utilize a single process to identify both
     Risk and Issues concerning the project. When the Risk/Issue is categorized, it will be communicated to the appropriate parties program-wide so that the full potential impact of the concern is assessed.

     The matrix shown in Exhibit 10.2.1 will be utilized for the analysis of risk on the project.

                                      10.4

                         P r o g r a m   M a n a g e m e n t   A p p r o a c h

EXHIBIT 10.2-1 Risk Management Function Matrix Chart
--------------------------------------------------------------------------------

                                    [GRAPH]

IMPACT ANALYSIS

Proven Program Management methodology requires that areas of higher risk are monitored more closely than those with lower risk. For that reason, the Program Office will require greater detail in the planning effort for known areas of risk. In come cases, a series of apparently minor delays (when viewed on an individual basis) may result in additional project risk. In this instance the Program Office will require additional detailed planning for all affected project plans in order to mitigate the risk.

RESPONSE PLANNING

As a result of the integrated view of Risk Assessment, the strategy for planned response to individual instances of potential or realized risk will be formulated and communicated to the PX Alliance program. These responses may involve mitigation and contingency planning.

10.2.2 SCOPE MANAGEMENT

Scope Management entails tracking, investigating communicating and resolving requests for project changes that affect the established project boundaries, deliverables, budget or schedule. Vigorous scope management will be essential in facilitating the timely delivery of the operational system. Any change in scope must be clearly understood and approved by the Change Control Board. The Customer may request a change in the project scope. the parameters surrounding the requests are discussed in detail later in this section (Customer Changes).

The natural discover process where initial assumptions are revised and functional requirements clarified normally creates pressure to expand project scope: It is essential that the approved program plan establishes clear and measurable milestones for each project. The many PX commercial sub-systems all have interfaces with one another and will additionally have interfaces with external systems such as the ISO

                                      10.5

                         P r o g r a m   M a n a g e m e n t   A p p r o a c h


systems and possibly with market participants. There will be many requests to expand the functionality of individual projects beyond their original charter to accommodate changing needs, both internal and external. Strict adherence to scope management procedures will be necessary to control such requests and ensure the timely delivery of the final business solution.

The scope management process consists of confirming the initial program scope and constructively controlling efforts to facilitate subsequent scope reviews. This is the process which compares the original baseline project plan with proposed changes to requirements, implementation, timing and costs. Due to the compressed schedule for implementation, scope change must be effectively managed to deliver a fully functional project on time. If the Change Board agrees that changes are justified, the impact to the project is analyzed. The project plan may be changed when the resulting project changes (i.e., cost, timing, quality, resource requirements) are approved.

MANAGEMENT CHANGE REQUESTS

The change request procedure will provide the formal mechanism for the submittal, documentation, screening and disposition of reviews to change the documented project scope. Formally capturing change requests in a change request log (or database) assists in communicating requests. It also provides the benefits of establishing an audit trail of project changes. Change requests will be managed by the PX Alliance Program Management team. There will be review parameters applied to scope changes and any associated changes in cost and schedule. These parameters will be applied consistently program-side. Each schedule will be assessed as part of the monthly consolidation process for reporting to determine that milestone dates have not changed without proper approval. The master copy of the schedule will be maintained in the Program Office and will serve as the plan of record.

CUSTOMER CHANGES

The Customer may change scope of the project through adding, deleting or modifying the work and the specification. The Program Office for the PX Alliance will review the impact of such requested changes with the Project Managers within 5 calendar days of the receipt of the request.

Minor changes may be required by the Customer. In all cases, an analysis will be performed on the impact (schedule, resources, scope) of the integrated solution proposed by the PX Alliance. All change requests form the Customer must be approved by the PX Program Manager. This close control is necessary to deliver a quality product without jeopardizing the delivery date of the product and to control the flow of change requests associated with the project.

ASSESSING PROJECT IMPACTS

The subproject teams will identify the impact to the project deliverables, schedule, resource requirements, quality, project budget, and any other implications. They may or may not assign the change request to an individual for further detailed analysis. Regardless, the team will be responsible for recommending whether to incorporate, defer or reject the change request. The recommendations should assess whether the benefits associated with implementing the change outweigh financial and political costs to this or other projects. The impact of the change will be communicated to the Change Board in the review process.

REVIEWING CHANGE REQUESTS

The PX Alliance Program Office will be responsible for communicating change requests and implications project-wide. Change Board approval is necessary for any formal change requests that result in changes to the overall program plan. If a change is approved, the project charter and project plan will be updated to create a new baseline for measurement, and the record of the change will be maintained in the project library.

SCOPE REPORTING

The PX Alliance will report (in triplicate) the status of the project on a monthly basis to the customer. Each of the monthly reports will list the major deliverable milestones and the status of each. The major issues/concerns/risks which have been identified during the month will be reported. The monthly report will provide "workarounds" or corrective action plans for each area which reports a sig-

                                      10.5

                                                     PROGRAM MANAGEMENT APPROACH

         nificant variance. The requirement that Program Management supports a monthly report justifies the establishment of Program Office members from staffs of each of the three subproject areas (PSC, ABB, EY), as detailed reporting (weekly or biweekly, depending upon project risk) during the month is necessary to support the monthly summary report.

         The documentation of change actions of scope reporting will provide a traceable baseline project plan for reporting to outside stakeholders. This is particularly important on a highly visible project. This process will provide a means of explaining project changes from the inception of the project to its completion.


10.2.3   ISSUES RESOLUTION

         An issue is defined as any unresolved matter that may have an impact on the progress or program completion. conscientious issue management establishes a visible decision-making process and creates a means for reaching consensus on cross-project issues. This is critical for PX stakeholders who have diverse interests. Also imperative for development projects is the creation of a project audit trail, which the issue/change management process creates. The development of and adherence to robust issue management serves to expedite issue resolution and ensure strong relationships.

         The Program Manager will define an issue resolution process for the PX Alliance which has contract terms and conditions and involves the Change Board at appropriate levels. Project offices for each subproject will be instructed in the defined process; consistent compliance to the issue resolution process will be maintained throughout the duration of the project. Although stakeholders will be briefed on the established procedures and encouraged to use them at the onset of the PX Systems development effort, the project management teams for the subprojects have responsibility to ascertain that all raised issues are captured and submitted to the Program Office for screening, investigation coordination, prioritization and resolution. The issue resolution process will be documented with procedures and will be maintained in the Program Office as part of the Project Library.

         ISSUES MANAGEMENT

         Issue management establishes a visible decision-making process and creates a means for reaching consensus on issue resolution across projects. An issue is defined as a deliverable or project process which has been identified as not functioning as expected; not well understood or defined; needing revisions or changes; or delayed. the output of the issue resolution process can be a resolved misunderstanding internal to the project, a change in the project scope (change action), the definition of additional areas of risk, and/or a change in the contract.

         The development of and adherence to a robust issue management process facilitates issue resolution and places appropriate priority on issues of critical importance to project success. The issue management procedures identify the steps and guidelines in elevating issues beyond the project team and the decision-making authority of all parties involved.


                                      10.7

PROGRAM MANAGEMENT APPROACH

EXHIBIT 10.2.3-1 BASELINE RESOLUTION/CHANGE ACTION PROCESS FLOW MODEL


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THE ISSUE RESOLUTION PROCESS

An issue can be raised from any area of the organization as well as by the customer. In the Program Office, the Issue Log records pertinent information about an issue. The Issue Log uniquely identifies each issue with a priority number, category and project code. This is a great advantage in a highly visible project, as there is audit ability on the decisions made and the timing of the issues raised. A team comprised of a Program Office Project Manager and a Subproject Manager and a Subproject Manger will investigate the issue and recommend resolution. If the recommended resolution is a change in scope, a change action will be initiated. If the recommended resolution is a change in process or organization and does not affect the project plan milestones or cost, the change may be implemented with the approval of the Program Manger and the Subproject Manager. The PX PM will be provided with a listing of issues raised in the monthly report.

If the customer requests a change in scope, the process described in Scope Management (in Customer Changes) will be used.

QUALITY MANAGEMENT

The scale of the PX System requires careful project management to coordinate multiple participants and the many sub-projects. In addition, the PX System require parallel development of the components to meet its aggressive schedule. Together, the scale, complexity, and parallel development introduce significant risk to the quality of the completed system. To mitigate this risk, the PX System will implement a coordinated, comprehensive quality assurance plan.

Normally, a unit test approach is sufficient for software and hardware systems because they act in a stand-alone fashion with a strictly defined set of inputs and outputs. In the case of large systems, unit testing of the components is necessary, but is insufficient for ensuring the delivery of a quality system. The interaction of the components becomes complicated, and therefore a potential source of concern.

The PX Alliance will apply an iterative, tiered approach to quality assurance to insure the successful delivery of the PX System. Testing at the component level will include the development of test cases and a regression mechanism to insure that each component meets its individual requirements. These test cases will be applied at the component level on an ongoing, iterative basis to catch potential design defects early in the development cycle. In parallel with component testing a System Integration test plan will be developed to insure that the overall system meets its requirements, verifying that the components have been properly integrated.

The PX Alliance will divide the responsibility for system integration, test planning and component test planning. As the program manager, PSC will be responsible for overall management of quality assurance. PSC will also be responsible for the system integration test planning and execution. ABB and E&Y will be responsible for the unit test planning and execution of each of the components they are developing.

The System Integration test plan and roles are described in the following section.

SYSTEMS INTEGRATION TEST APPROACH

The PX project has been described in terms of its functionality and how each of these components will be delivered by the various partners in our proposal. The only way to meet the objectives of the PX project is to develop the applications in parallel. However, the true value of the PX is in the functionality of the aggregated system. Each partner will manage its component parts, many of which are industry leading applications in their own niche. A major risk in such a project is that although each of the components works independently, the overall project will not work efficiently when integrated. Mitigation of this risk lies in the ability of the PX Alliance to bring these parts together into a working system.

Our approach to Systems Integration is to recognize it as a development effort in itself. Our integration work will be subject to the same rigorous Project Management techniques as any other development activity. The efforts will involve project management, version and release control, performance, test planning and validation, and operational certification. In a project which incorporates many existing building blocks on such a tight schedule, relegation of Systems Integration work to the end of the project would present an unacceptable risk to schedule and quality. We


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          will begin System Integration and release planning at the project inception to mitigate this risk.

10.2.5    KNOWLEDGE COORDINATION AND TRANSFER

          The Project Library is established to include all documentation, issues or changes to the project plan. This facilitates the sharing of information, knowledge, solutions and ideas across all teams and prevents duplication of work. The iterative development of market protocols presents potential pit-falls; firm adherence to a centralized knowledge coordination policy prevents potentially wasted development effort. Additionally, the integrated nature of the systems being developed requires coordination of the information that is passed among the project teams.

          Procedures are developed for the following aspects of this process:

          o  Document and data backup

          o  Document consolidation

          o  Version control

          o  Document management (naming conventions, control policies)

          o Inter-project coordination (knowledge dissemination, standard reporting, Standard WBS)

          DOCUMENT AND DATA BACKUP

          The Program Office will hold all files of record for the program plan and for the project documentation. The hard drive for the Project Library will be backed up daily and an additional copy of the master schedule will be maintained on a separate storage facility. All projects will have the following documentation:

          o  Completion criteria for each Program element

          o  Milestone Listing and Dates for Completion (projected and baseline)

          o  Listing of Interim Milestones and Dates for internal tracking

          o  Roles and Responsibilities Matrix

          o  Resource Plan

          o  Network Diagram with Critical Path

          o  Corrective Action Plans for Significant Variances

          DOCUMENT CONSOLIDATION

          The Program Office will consolidate the schedules from all project plans on a monthly basis, and will provide a report (in triplicate) to the customer. The Program Office Master Scheduler will have the sole responsibility for schedule consolidation. The Program Office Change Management Coordinator will have the sole responsibility for tracking changes to the baseline and validating that they are incorporated into the project plan. The Master Scheduler and the Change Management Coordinator will be cross-trained in the event that either of them is unavailable for the monthly consolidation process and to ensure continuity of the Program Management staff.

          VERSION CONTROL AND DOCUMENT MANAGEMENT

          As stated before, the master schedule will be maintained by the Program Office and will be updated as required through Change Actions and Status Reports. Each month, the consolidated project status will be archived prior to issuance and consolidation for the new project report. The versions will be updated each month (if there are no mid-month change actions) or at each change action, whichever is more frequent.

          INTER-PROJECT COORDINATION

          A critical success factor for the PX Project is Project Integration. The project managers must be the communicators to management, to the project teams in other sub-projects, and to others who have an interest in the project's results. This is an important role because, with all the information coming to the project manager from many different sources in different forms, the project manager must become the "translator" to forward the appropriate information to the appropriate recipients.

          In order to coordinate the efforts of multiple sub-projects and project status reports, the need for an inter-project coor-



                                     10.10

                                                     PROGRAM MANAGEMENT APPROACH

     dination function is recognized and will be provided for early in the project. This function will be staffed with experienced project managers. The project managers also play a key part in the issues resolution process, in that they are the facilitators for discussion and communication. The Program Manager has the responsibility for bringing the diverse groups together in a weekly forum for discussion of problems, information exchange, accomplishments, or issue identification.

     Another factor in successful inter-project coordination is the role of the Systems Integration staff. They will be assigned to sub-projects across the PX Project in order to coordinate the technical scope across projects. They will convene weekly to discuss the status of the project and exchange information.

10.2.6    CUSTOMER INTERFACE

     The PX Alliance PM serves as the primary point of contact between the PX Alliance partners and the PX Trust Advisory Committee. The PX Alliance Program Office is also responsible for directing and coordinating ample customer involvement in the PX Systems development projects to secure adequate exposure to and acceptance of PX systems, as well as to obtain sufficient information regarding customer requirements.

     For the PX Program to be successful, those who will be using the business system should be involved in defining the requirements of the system that they will use upon delivery. This will not only give the project developers the benefit of an early indication of the project's acceptance, but will also establish ownership of the systems by the customers.

     The PX Alliance Program Manger will work with the PX Program Manager to define and establish a Customer Council. This council will be composed of a small representative sample of the end-user community. The Council will be co-chaired by the respective Program Managers. The mission will be to provide early two way feedback about the PX project throughout the project's life. The items covered can be somewhat flexible (at the discretion of the Council Chart) but will include at a minimum end-user review of data input and presentation screens, end-user review of the processes required for system use, usage scenarios, and some user participation during project testing phases. The Council will meet throughout the project life and the Chair will establish an event-driven schedule with the PX Alliance.

     Our expectation is that this constant exposure of the project to the user, exposure of system developers to users, and stepwise refinement of the important user interfaces will produce user buy-in to the project and will further enhance the qualify of the business solution as a result of the valuable information that will be exchanged.

10.2.7    MARKET PARTICIPATION COORDINATION

     The PX Program Office will coordinate with Market Participants to ensure their active participation in the development of PX project plans. Their involvement is necessary to ensure the adequacy of the developed systems to support the market mechanics being defined in the FERC filings. As mentioned in the prior section, the Customer Council will serve as the primary interface between the market participant end-users and the PX Project.

10.2.8    STAKEHOLDERS COMMUNICATIONS

     Stakeholder reporting will be divided into two groups: 1) Executive level and 2) Project Detail Level. The Executive Level report is for wide distribution and contains an executive summary, a high level issues/ concerns, a risk summary, a high level project status (actual vs. planned) and a high level summary of the Milestones for the project (with status of each. The Project detailed Level reporting will contain, in addition to the executive level information, a detailed version of the consolidated project plan and the detailed corrective action (workaround) plans for area which are experiencing difficulty. This reporting process allows the PX Program Office to disseminate information to stakeholders in a form that is easily understandable.

     PX TAC REPORTING

     The PX Alliance PM will work with the customer's PX Program Manager to develop a standardized report conveying the PX Systems project status for presentation to the PX TAC on

                                     10.11

[GRAPHIC OF MAP]

Program Management Approach

      a periodic basis (no shorter than quarterly). A monthly management report will summarize aspects of project activity to satisfy the TAC's information requirements, including schedule progress, accomplishments (milestone or deliverables), budget performance, relevant issues (e.g., scope changes), and planned activity.

      PX TAC Reviews

      The PX Alliance PM is the liaison responsible for coordinating the involvement of the PX TAC (or its designees) in forms, reviews of project progress and project quality. The PX TAC is expected to provide formal reviews and approvals at the completion of the major project phases of the PX Systems.

                                   [GRAPHIC]



11. PX SYSTEMS ROLLOUT

                                             P X   S Y S T E M   R O L L   0 U T

11.0 PX SYSTEM ROLL-OUT
--------------------------------------------------------------------------------

11.1    INTRODUCTION

        The Roll-out of the PX System involves set-up of the PX hardware, creation of the Help Desk Function, completion of the required business system build, and validation of the interfaces, including those to the PX market participants and the ISO Systems. The Roll-out will be carefully coordinated to provide a smooth and secure startup while establishing the foundation for successful migration to PX operation.

        The system Roll-out and training for the Power Exchange is an essential part of the implementation plan and will be closely coordinated by the PX Alliance. Component elements include:

        o Installation, configuration and testing of systems architecture and infrastructure.

        o User support and service desk support during trial and early operational phrases.

        o Development of training modules and training of up to 2000 participants.

        o   Development of on-line user manuals.

        o   Formalized user trial of at PX systems.

        o Market simulation exercises to identify difficulties and recommend options for change.

        The PX Alliance has particular strengths in managing such tasks, with a depth of experience in energy and financial service markets where new systems are rapidly introduced and integrity and security are critical. The PX Alliance will base the PX Roll-out after Perot Systems' innovative proprietary global training and development system called SPIRIT. A methodology produced in collaboration with major clients, SPIRIT has received wide at claim in the US, UK and Germany for the Roll-out and implementation of large scale, distributed software systems. SPIRIT accomplishes the roll-out of the distributed, large scale system like the PX, with a two-week immersion program designed for users and client personnel. This immersion program integrates various disciplines, such as project management. Business Process Reengineering
        (BPR) methodology, team working simulation and case study elements, to both implement the distributed hardware and software for the PX System and gain maximum buy-in of the PX market participants in the use and business functionally of the PX System.

11.1.1  ROLL-OUT DESCRIPTION

        The PX Alliance recognizes that the successful implementation of an operational Power Exchange for California depends heavily on the planning and execution of the Roll-out of the integrated PX Systems. As part of the Project Plan, we will work with the PX Staff and the stakeholders to develop a detailed Roll-out plan that will guide the process.

        The first step is the installation, configuration and testing of systems architecture and infrastructure. The infrastructure and implementation, which form the basis for a successful Roll-out, are described in
        Section 2 and Section 3 of the Technical Proposal.

        The Roll-out of the implementation program brings the systems, processes and people into an integrated system that forms the operational Power Exchange (PX). Prior to this, a clear definition of processes will ensure that the Roll-out progresses smoothly. These processes are illustrated in Figure 11.1.2-1 through 11.1.4-1 and detailed in the following paragraphs. There are three main processes/procedures of the Roll-out program necessary to ensure a smooth roll-out progression:

        o Participant User Procedures. This involves all the aspects associated with providing users tools and access to the business information of the Power Exchange. It includes preparing and producing user guides as well as establishing training courses for users.

        o Operations Procedures: This involves all the aspects of training and guidance of operations in the use of the Power Exchange Systems and business processes associated with their operation.


                                      11.1

PX SYSTEM ROLL-OUT

o    Help Desk Procedures. This        11.1.2  PARTICIPANT USER PROCEDURES
     involves the establishment and            The process for preparing the
     operational running of a Help             materials and procedures
     Desk to assist both the Power             necessary to provide user
     Exchange Operations and the               training and Market Trial
     Market participants.                      procedures are illustrated in
                                               Exhibit 11.1.20-1.
Given the time critical nature of the
PX program, most of the activities in
the procedures will be completed in
parallel so that the time available
for completing each task is optimized

EXHIBIT 11.1.2-1 ROLL-OUT PROGRAM-USER PROCEDURES

                                   [GRAPHIC]

The Roll-out of the user procedures the      o    Training Plan
following deliverables:
                                             o    Training Materials
o    User interface prototypes developed
     from existing software                  o    Training Manuals

o    Test crews trials using prototypes      o    Training-test crews training
                                                  mobilization crews

                                                              PX SYSTEM ROLL-OUT

11.1.3  OPERATION PROCEDURES                 necessary for the operation of the
                                             hardware and software of the Power
        The Operation Procedures produce     Exchange (see Exhibit 11.1.3-1)
        the processes and procedures

EXHIBIT 11.1.3-1 ROLL-OUT PROGRAM - OPERATIONS PROCEDURES

                                   [GRAPHIC]

The Roll-out of the operations procedures    o    Plans for pre-operational
will produce the following deliverables:          testing - enterprise testing

o    Alpha release Roll-out                  o    Operational documentation

o    Initial system and procedural testing   o    Documentation and training
                                                  materials
o    Test crews, train the trainers
                                             o    Operations staff training
o    Beta release Roll-out

PX SYSTEM ROLL-OUT

o    Final release Roll-out           11.1.2   HELP DESK ROLL-OUT
                                               The Help Desk Procedures provide
o    Final release and market trial            the processes and procedures
                                               necessary for the operation of
o    Market Trial (Operational                 the Help Desk for the Power-
     Testing)                                  Exchange Exhibit 11.1.4-1 is an
                                               illustration of that process.
o    Launch and hand-over to Power
     Exchange Operations staff

EXHIBIT 11.1.4-1 ROLL-OUT PROGRAM - HELP DESK PROCEDURES

                                   [GRAPHIC]

Given the extensive commercial          The Roll-out of the PX Help Desk will
experience in building and operating    be facilitated by leveraging existing
Help Desk for our clients, the PX       procedures and practices which
Alliance can reduce the normal          Perot Systems successfully developed
provision times to a fraction of the    in the design and operation of
expected time.                          [illegible] Global Network support
                                        services center. Most of the

                                              P X  S Y S T E M   R O L L - O U T

          existing practices, methods and standards can be adapted to use in the PX application.

          The main steps which the PX Alliance will take in establishing the PX Help Desk are shown in Exhibit 11.1.4-1.

11.1.5    OPERATIONAL SUPPORT AND MOBILIZATION

          Based on the PX Alliance's experience designing and implementing organizations in response to market change, we suggest that the organization needed to satisfy the Power Exchange requirements will change through the lifetime of the Power Exchange requirements will change through the lifetime at the Power Exchange. These changes involve three principal phases: design and commissioning, initial operations, and steady state.

          DESIGN AND COMMISSIONING

          The Design and Commissioning phase incorporates operational set-up testing, and PX acceptance.

          The PX Alliance will create a multi-disciplinary Roll-out team comprising industry, process, organizational and technical specialists. The objective is to create a team which can proactively manage risk. The PX Alliance recognizes the considerable commercial and political risk created by the changing environment and will explicitly develop a plan that mitigates the issue.

          The PX Alliance also recognizes the importance of maintaining an audit trail during the phase and will declare a team to this process. The implementation of the Program Management Process. The implementation of the Program Management Process that includes maintaining the audit trail is explained in Section 10 of the Technical Proposal.

          INITIAL OPERATIONS PHASE

          The Initial Operation phase will actually begin with the Market Trail for the PX System. Based on our previous experience implementing business processes during periods of market liberalization, we anticipate that this phase will require the most resources in order to introduce the new processes, procedures and systems.

          The PX Alliance is establishing a dedicated team to ensure this process runs smoothly. This team will be accountable for providing proactive and practical service support under the strategic leadership of the management team during the crucial stage.

          STEADY SLATE

          The Steady Slate phase occurs when the PX System is operational with few changes occurring. The PX Alliance recognizes that resource requirements of the operation will eventually reach a steady state when the number of inquiries, process and systems changes have stabilized.

11.1.6    SYSTEMS MANAGEMENT

          The PX Alliance seeks to combine its own experience with accepted industry practices to implement appropriate technical standards for instance, the PX Alliance Systems Management standard is based on the OSI FCAPS (Fault Configuration Accounting Performance Security) model, which has been implemented successfully on many client sites. Typically, the FCAPS model will encompass all the areas shown in
          Exhibit 11.1.6-1.

PX SYSTEM ROLL-OUT

EXHIBIT 11.1.6-1 FAULT CONFIGURATION ACCOUNTING PERFORMANCE SECURITY MODEL
--------------------------------------------------------------------------------

                                    [CHART]

          The PX Alliance will continually evaluate the PX System's management tools and procedures against the FCAPS model to identify where improvements can be made and to highlight any areas of operational risk. Agreed recommendations for changes will then be given to Program Management for resolution.

11.1.7    SERVICES PROVIDED

          The PX System Roll-out will provide the following specific services:

          o the day to day management, configuration management and operation of all of the PX infrastructure.

          o Software support for all proprietary system software, application business systems and unique business configurations.

          o Management of and the responsibility for the Disaster Recovery operations and planning.

11.1.8    DELIVERY RECORD

          Most service providers will claim a high level of capability in delivery and roll-out of large software systems. The fact that blue chip organizations turn to members of the PX Alliance for their critical service needs is a testament to our capabilities. These organizations include four of the largest telecommunications (the first utility industry open to competition) organizations in the world, a UK Regional Electricity Com-


                                      11.6

                                             P X   S Y S T E M   R O L L - O U T

      pany, the largest municipal utility and second largest investor Owned Utility in the US. The PX Alliance's delivery record speaks for itself. We have provided successful solutions for all these companies.

      The PX Alliance can effect the smooth implementation of the PX Systems for several reasons:

      o The PX Alliance is experienced in very large transition exercises, having most recently accomplished this with the SwissBank Corporation and described in Section 1 and Section 12 of the Technical Proposal.

      o The PX Alliance has extensive experience in a variety of key industries, with eminently qualified leadership and support staff who understand the new energy market principles.

      o The PX Alliance has considerable experience in the creation of operational environments "from scratch," including business processes and operational management.

      o The PX Alliance's leadership team is committed to making the Power Exchange successful.

      The PX Alliance emphasizes open, comprehensive, and regular communication with the Power Exchange, which is especially important in the early stages of the PX Project.

11.2  CUSTOMER REQUIRED TESTING

      The system developed for the PX will go through extensive tests to evaluate compliance with customer requirements. The PX Alliance's approach to unit, functional, subsystem and systems integrated testing is outlined in Section 2.3 of the Technical Proposal.

      Every release (Alpha, Beta, Final) of the PX System goes through an extensive Internal Acceptance Test (IAT) before the release is available for modification to specific customer requirements. The IAT includes extensive testing of all documented.

      For the PX System, testing will include:

      o  Incremental and Unit Testing

      o  Hardware Integration Testing

      o  Functional and Performance Testing

      o  Unstructured Testing

      o  Integrated System Stability Testing

      o  Operational Dry Run

      o  System Availability Testing

      o Availability Testing

      Incremental and unit testing is carried out for each unit specifically written or modified for the customer.

      Hardware Integration Testing demonstrates the installation procedures and functional operation of the equipment installed in the PX System.

      Functional and Performance Testing is conducted according to a set of approved test procedures to verify that the system will meet the required functional and performance characteristics. Test plans and procedures are generated at the end of the Design and Prototyping phase of the implementation process. These documents provide a detailed description of the overall plan and the individual test steps that have been reviewed and approved by the customer. If the PX elects to perform this test at the development facilities, it is considered a Factory Acceptance Test.

      Time for Unstructured Testing will be allocated during the PX System testing, with up to 25% of the time to be allotted. During this time the PX representative can do free-form testing.

      Integrated System Stability Testing will be done to demonstrate the functional operation of the PX System for a continuous 96-hour period.

      The Operational Dry Run test will be done prior to placing the PX System into service to ensure a complete and functional PX System.

      The Availability Test is a 2000-hour test of continuous operation that will be conducted as defined in the PX RFP Volume 2 Section 3.8.7.

      The following are some of the key items that are tested as part of the PX System testing.

      o  Conformance of the hardware to the documentation

      o  System installation and generation


                                      11.7

P X   S y s t e m   R o l l  -  o u t

          o Testing of all functions per the approved test procedures

          o Failure of redundant equipment

          o User interface capabilities

          o Simulation of communication

          o Demonstration that the spare capacity and expansion requirements have been met

          o Demonstration use of diagnostic and test programs

          o Verification of documentation in its use for testing

          o Demonstration of the recording and utilization of historical data

11.3      TRAINING AND DOCUMENTATION

11.3.1    OVERVIEW

          The delivery of a quality training program is critical to the successful implementation of the software systems being built to support the Power Exchange. A preliminary training plan has been developed based upon the information about the system that is currently available. It is designed as a working plan and will be modified and updated as the project progresses and additional system development milestones are defined.

          Our goals for delivering training are as follows:

          o Streamline the training process.

          o Leverage the use of technology.

          o Utilize previously developed documentation for training materials.

          o Combine system and business process training into one.

          o Use relevant training examples.

          o Provide a training environment that is reusable for future training.

          o Measure training results to ensure quality training delivery.

          o Provide refresher training if necessary.

          A significant facet in this training plan is the involvement of the PX business and operational personnel in the development of training material and the actual delivery of the training. The plan will involve each functional area in developing the training to ensure that:

          o Training material can be adjusted to future changes in business processes.

          o Training of new personnel can be accomplished in-house.

          o The PX can modify training material and the training program to meet the needs of future system enhancements.

          The training plan takes into consideration the phased development of the total system. As system components are developed to meet the functional requirements of each functional area, training will be provided. As of this time we anticipate providing training for all the functional areas covered in the Technical Proposal.

          The content and scheduling of specific training will be developed during the Project Plan.

          This plan focuses on the delivery of training on business processes and the computerized tools which support those processes. However, every system turnover should also include technical training for the customer, which involves reviewing system documentation and the technological intricacies of maintaining the system. For this reason we have included a module of training called Technological Training, the scope of which will be determined as the system development evolves. The general areas that should be considered are:

          o Technical Training - Software Maintenance

               o Presentation

               o Application Logic - Client/server

               o Data - Databases and interfaces

          o Operational Training

               o Security Administration

               o Server Operations

               o Client and Server Back-up/Recovery

               o Database Recovery

          o Help Desk Training - Level 1 Support

                                                              PX SYSTEM ROLL-OUT

          Some training tasks may be repeated for each of the functional areas, some tasks may be deleted as unnecessary, and additional tasks may be added to ensure that the PX receives the best system training possible.

11.3.2    APPROACH

          Training will be centered on how to use the system to support the functional processes. Training modules will be provided for each functional area and will integrate business processes with system functionality. Training data will reflect actual information that is handled by each functional area.

          ASSUMPTIONS

          The best training results for the Power Exchange will be assured by adhering to the following assumptions:

          o The PX Management will review and approve/disapprove deliverables according to the schedule that is agreed upon in the Detailed Training Plan.

          o A process will be established that maintains configuration management procedures and ensures correct version control and migration of all software changes from the Development environment into the Training environment.

          o The PX will provide all necessary facilities and equipment to deliver the training on the schedule as defined in the detailed training plan.

          TRAINING TASKS

          The development of a successful training program depends on the development and implementation of a thorough training plan. The proposed PX Alliance training plan takes into consideration the review/familiarization of the Training Team with the functional processes and system design features of this Project. It recognizes the dynamic schedule which exists in the final development phase of the project and attempts to coordinate training activities within that schedule.

          Implementation dates will be assigned to each task as the Training Plan and the Documentation Plan are coordinated with the overall Implementation Plan.

          It is assumed that the deliverables will be subject to review and approval. The final schedule developed in the Detailed Training Plan will define when these deliverables can be expected and when the deliverables need to be reviewed and approved. The schedule itself is a deliverable which will be subject to management review and approval.

          Deliverables as defined in this section are those expected outputs or results of the group of tasks. Deliverables will include formal documents for Management review and approval, working papers, revised working documents, reference libraries, and other elements that constitute the evolutionary development of training materials.

11.3.3    TASK 1: SYSTEM REVIEW

          The following tasks involve the review of all materials generated as a result of the analysis, design and implementation planning phases of the project. These steps will be repeated for each set of materials developed. The actual delivery of training will be coordinated closely with the implementation and Roll-out.

DELIVERABLES:
--------------------------------------------------------------------------------

          o    Reference library of system documentation

          o    Preliminary outline of Detailed Training Plan

          PROCESSES

          The Training Team reviews all Process Descriptions developed for the PX systems.

          FUNCTIONS

          The system functions will be defined in Process Scripts, which are generated as a result of analyzing the Process Descriptions and defining the physical system implementation necessary to support the business processes.

          INTERFACES

          The PX System will interface to ISO and various users. The critical points of interface are where data is exchanged. It is important to know what system interfaces exist in order to develop the training.


                                      11.9

PX SYSTEM ROLL-OUT

11.3.4   TASK 2. DEFINE TRAINING SCOPE

         These tasks are designed to define the breadth and scope of the training to be delivered in order to determine the resources in personnel and time that will be necessary to deliver the training.

DELIVERABLES:

         o    Training plan (revised)

         o Coordinated schedules with Documentation Plan, Testing Plan, and Implementation Plan

         o    Recommended training delivery methods

         DEFINE AUDIENCE

         Define who will receive what training identify the User Acceptance Testing group, Trainers, System Operators, System Maintenance Team, and Users who will receive training.

         DEFINE TRAINING SUBJECT MATTER

         Define the type of training that will be necessary for each business area, the operational training requirements and the system maintenance training requirements. Identify potential cases to use for training.

         DETERMINE TIMING/IMPACT TO SCHEDULE (DOCUMENTATION TESTING)

         Coordinated training requirements with documentation, testing and date readiness plans. Integrate training schedule into the overall Implementation Plan.

         DETERMINE TRAINING DELIVERY METHODS

         Based upon the types of training to be delivered and the audience to be trained, recommend the most effective method for delivering the training. This may include several methods.

11.3.5   TASK 3: DEVELOP DETAILED TRAINING PLAN

         These tasks are designed to build the initial draft of a Detailed Training Plan. This plan will contain more specific information than is contained in the initial plan. It will outline specific training criteria, audience, training environment requirements, plan for developing and testing training materials, and detailed schedules for task completion. These tasks will be coordinated with dependent tasks in the Documentation Plan, Testing Plan, and Implementation Plan.

DELIVERABLES:

         o    Draft of the detailed training plan

         o    Requirements for the training date environment

         o    Training success measurements

         o    Training delivery plan

         FINALIZE TRAINING ORIENTATION/PURPOSE

         Finalize training goals for each functional area. Finalizes the training audiences. Define training success measurement criteria.

         IDENTIFY THE REQUIRED ENVIRONMENT

         Refine information gathered in previous tasks and formally outline the interface data requirements and any simulations that may be necessary, the specific processes, and the facilities required to deliver training.

         DEVELOP TRAINING MATERIALS PLAN

         Determined by training module the types of training materials that will be necessary. Identify what manuals will be necessary and who is responsible for their development,what kinds of handouts will be given to the users, and what data sets will be needed.


                                     11.10

                                                              PX SYSTEM ROLL-OUT

         DEVELOP TRAINING DELIVERY PLAN

         Develop a training delivery plan for User review and approval which will contain tasks and responsibilities as well as a schedule for delivering the training. Some of the milestones of this plan are:

         o        Finalize training audience

         o        Develop and publish training schedule

         o        Arrange/verify facilities

         o        Execute the training

         DEVELOP TRAINING EVALUATION/FOLLOW-UP PLAN

         Define a plan for evaluating the training according to the success measurement criteria and for correcting any deficiencies in training that may be discovered.

11.3.6   TASK 4: DEFINE TRAINING ENVIRONMENT

         The training environment is more than the hardware and software necessary to execute the system. This task defines the myriad of details necessary to ensure the training environment is stable and reusable, and is included in the system configuration management plan.

DELIVERABLES:

         o        Training platform requirement

         o        Training data requirements

         o        Training software environment requirements

         TRAINING SOFTWARE CONFIGURATION/ENVIRONMENT

         Define the Client and Server software environments necessary for testing. Define the needs for the training environment relative to configuration management since system changes will be ongoing.

         TRAINING DATA ENVIRONMENT

         Specify the location and content of the data environment necessary to support the business cases. Define contents of the document management database necessary for training. Define the interlace data sets required.

         TRAINING FACILITIES

         Define specific facilities and equipment and a schedule when they must be available for training delivery. Some of the facilities include but are not limited to: communications connections; training rooms, overhead projectors; Training partitions on the system servers; PCs (with necessary client software suite loaded); printers, scanners, and more.

11.3.7   TASK 5: IMPLEMENT TRAINING PLAN

         These task are the actual implementation of all of the plans that have been developed to this point.

DELIVERABLES:

         o        Final training materials and training data sets

         o        Established and Renewable Training Environment

         DEVELOP/TEST TRAINING MATERIALS

         Finalize and publish/load all materials necessary for each training module. Includes business case materials and data, handouts, manuals and user guides.

         ESTABLISH TRAINING ENVIRONMENT

         Ensure all facilities are in place for training delivery. Includes establishment of the hardware/software training environment that is renewable and subject to configuration management controls.

         IMPLEMENT TRAINING DELIVERY PLAN

         Follow steps of the Training Delivery Plan. Train the trainers. Train the users. Train the system support personnel. Train the operations and help desk personnel.

                                     11.11

                                [GRAPHIC OF MAP]


PX System Roll-out


11.3.8 Task 6: Post-Training Review

     Conducts the steps defined in the Training Evaluation/Follow-up Plan.

Derivatives
--------------------------------------------------------------------------------

     --   Post-training evaluations

     --   Follow-up training (if necessary)

EXHIBIT 11.3-1 TRAINING PROCESS
--------------------------------------------------------------------------------

                                    [CHART]



                                     11.12

                                   [GRAPHIC]



12. PX OPERATION

                                                       POWER EXCHANGE OPERATIONS

12.0     POWER EXCHANGE OPERATIONS

         POST IMPLEMENTATION - OPERATION OF THE PX AS PART OF THE CREATIVE CONTRACT

12.1     INTRODUCTION

         The RFP and the Alliance proposal response deal with the procurement and roll out of systems and infrastructure to support the operation of California's Power Exchange. They do not address the subsequent operation and first-line support of those systems and business operations. Perot Systems, the PX Alliance Program Manger, offers to operate the business systems for PX management, an option which the PX Alliance heartily endorses. This section provides the details of this option.

         Because of the complex and evolutionary nature of the PX systems requirements, significant benefit could be realized by selecting the alliance which has developed and implemented the PX systems to operate and maintain them as will. In particular, this will provide a single point of responsibility for the provision, implementation, operation and support of all complex applications required to run the PX. The continuity inherent is such an arrangement mitigates the risk and expense arising from the transition to a separate operating group. Furthermore, the expertise required to promptly address the continuing evolution of the market dynamics and PX structure will already be in place and up to speed. There will be no learning curve.

         The complexities of dealing with multiple entities assigned various responsibilities for different pieces of the complete business solution could be avoided by putting all elements under a single contractual arrangement with the PX Alliance. This approach provides a managed, smooth transition toward market deregulation and seamlessly incorporates required upgrades as the Power Exchange evolves with the new millennium.

         Training and implementation are integral to the successful operation of the Power Exchange; our Alliance's commitment to these areas has been highlighted in Sections 2 and 11 of the Technical Proposal. We are convinced that you needs will best be served by expanding Perot Systems' involvement in the Power Exchange to extend from development and implementation through training and operations. Based upon our experience in similar markets around the world, we propose three alternatives for the scope of this partnership. In each case, Perot Systems' skill base and involvement in the systems implementation will uniquely position us to provide a broad range of value added services.

         o BASIC SUPPORT - We will operate the PX computer systems as well as provide an in-house Help Desk for the PX staff. This integrated support facility would respond to all queries on systems usage and performance, and supporting technology. The initial infrastructure will be delivered as described in Appendix D.

         o INTERMEDIATE SUPPORT - We will operate the PX computer systems and expand the Help Desk support to provide a single point of contact for market participants and the PX staff on all matters, answering questions and resolving business issues, such as bid verification, credit monitoring and resources scheduling, and solving technology problems.

         o FULL PX AND MARKET RELATED OPERATIONS - We will provide the support services outlined in the first two options, and assemble service and industry teams to assume responsibility for all business and technology functions of the PX operation under the management team selected by PX.

         Clearly, the full PX and market related operations option affords the PX and its customers the most streamlined approach to an exceptionally robust solution:

         o It will enable a smooth evolution from systems implementation through systems operation.

         o It will shift more of the risk for validating business processes and protocols to Perot Systems, who will have even more incentive to assure a smooth transition from development through operations.

         o It will ease the burden on PX senior management at a time of fast and continuous change.


                                      12.1

P o w e r   E x c h a n g e   O p e r a t i o n s

     o it will ensure the delivery of a high quality, professional and commercial energy trading services bureau staffed with experienced, knowledgeable industry and technology talents.

     o it could assist with the FERC approval of the PX filing due to the independence of Perot Systems from all existing market participants in California.

     These options are not exclusive, they can be mixed and matched depending on the final business definition of the PX and the extent to which PX management elects to engage our services.(1)

12.2 PX BUSINESS OPERATIONS

     Six fundamental processes define the PX business operation as specified in the Functional Document: Bidding, Scheduling and Pricing, Publishing, Settlement, Billing and Credit, and Administration. Implementing and operating these processes successfully demands a highly skilled staff with extensive experience in a variety of disciplines, ranging from market and systems operations to engineering, accounting and law. Perot Systems, the rapidly growing company of 4,000 associates and one of the world's most innovative technology companies, has exactly the right mix of experience, skills, and tenacity.

     Underlying these business processes are four operations:

     o Trading Operations

     o Post Trading Operations

     o Support Services

     o IT Operations

EXHIBIT 12.2-1 BUSINESS OPERATIONS MODEL

[GRAPHIC]

12.2.1    TRADING OPERATIONS

     Trading operations include bidding, scheduling and pricing. While these functions can (and should) be separated for systems purposes, operationally they will comprise a single service entity and should be administered and managed as an integrated process.

     The main functions of the bidding process are to:

     o Receive energy, demand, ancillary services and incremental and decremental price bids from the PX market participants.

     o    Convert faxed bids into electronic data.

     o    Verify syntax and protocols of bids.

     o Interact with the PX participants to correct their bids for syntax and protocol errors in the day-ahead market or simply reject erroneous bids in the hour-ahead market.

     o    Submit finalized bid data to the bid evaluation process.

     o    Provide support to audit and dispute resolution processes, as needed.

     PX staff involved with the bidding function will be required to monitor and operate the automated bidding system and oversee the conversion of faxed bids into electronic forms, provide back up verification procedures, and provide sup-

----------
(1) We are aware of the PX Trustee's intentions to start staffing for PX operation starting in February of 1997. The level of staffing has not been resolved yet. We are prepared to modify our PX operation proposal presented in this section to accommodate any level of staffing that the PX intends to put in place. Accordingly, beyond the operational data of 1/1/98, we would either integrate the PX staff assigned by the Trustee into our proposed operation or simply provide operational services (business or IT) wherever there are deficiencies in the PX operational infrastructure.


                                      12.2

                               P o w e r   E x c h a n g e   O p e r a t i o n s

          port for the dispute resolution process. Dependent upon the final form elected for the bidding process, significant requirements for research of disputes and resolution actions may be required to address questions arising between PX and ISO interactions.

          The main functions of the scheduling and pricing process are to:

          o    Take receipt of bids.

          o Match supply and demand based on final PX scheduling protocols and develop interim hourly energy (and potentially operating reserves) schedules and determine interim hourly market clearing prices.

          o Iterate with the PX market participants on interim hourly schedules and indicative prices.

          o Develop the initial preferred schedules and submit these along with incremental and decremental energy prices and additional ancillary services to the ISO.(2)

          o    Receive the advisory redispatch from the ISO.

          o Determine the revised preferred schedules based on the ISO's advisory redispatch.

          o Submit the revised preferred schedules to the ISO for its consideration.

          o    Receive committed schedules from the ISO.

          o Calculate the final clearing prices based on the committed schedule (and the ISO's zonal congestion prices, if any).

          o Communicate final schedules and market clearing prices to the PX participants.

          o Provide support to audit and dispute resolution processes as needed.

          With the exception of the audit and dispute resolution processes, most aspects of scheduling and pricing operations will be fully automated. However, periodic evaluation of these processes may require significant efforts by assigned personnel. In addition to the operators and modelers, the function requires a range of technical, economics and business analysts to deal with day to day queries.

          The processes across trading operations will be very similar for both the day-ahead and hour-ahead markets, except that for the hour-ahead market no iteration between the PX, the PX participants and the ISO will be allowed. In the day-ahead market the focus will be on the iterative bid submission and evaluation processes that comprise the daily auction. Trading activity is expected to peak just before the day-ahead market closes.

          The hour-ahead market will deal with a similarly large number of bids (albeit of slightly less complexity) that will need to be handled within the hour as a rolling process. Deployment of assets and resources might need to be flexed to accommodate greater volumes of bids through peak morning and evening system conditions. A flat daily profile is assumed for the remainder of the 24-hour period.

          Operation of the bidding module is likely to require one pricing operator and one analyst at all times.

          As the market becomes more predictable and trading becomes more routine, participant behavior will likely become more consistent through reliance on standing bids.

12.2.2    POST TRADING OPERATIONS

          The settlement process commences with the entry of committed supply schedules and prices for the day-ahead market. Initial clearance of the hour-ahead market is a separate process and commences with each entry of committed supply schedules and prices immediately prior to its respective trading period. Real-time deviations for loss/replacement energy, ancillary service deviations, and intra-zonal congestion are dealt with after the event based on real-time data provided by the ISO and the metering agent. Transactions can then balance for the appropriate settlement day. Periodic settlements (probably monthly) will include the ISO's transmission service access charges, intra-zonal congestion charges, and the PX's administrative fees.(3)

          PX market participants are likely to be billed for a defined settlement period, probably monthly. The PX Alliance billing



---------------
(2) Depending on the PX operating protocol the preferred ancillary services schedule may be developed simultaneous or subsequent to development of the energy schedule.

(3)  Not all costs related to the ISO have been fully specified.

P o w e r  E x c h a n g e  O p e r a t i o n s

     system offers maximum flexibility to accommodate different settlement periods for individual market participants, which may be a function of the dispute resolution process, and the level of credit cover requested. For these reasons, it is assumed that the PX will handle settlement, billing and credit as a single service activity, which we term Clearing and Settlement.

     The main tasks carried out by the Clearing and Settlement Activity are to:

     o Determine ex-post market clearing prices based on real time, operating results received from the ISO and metering agent(s)(if separate from the ISO).

     o    Determine debits and credits due to the PX participants.

     o Monitor the credit position of the participants and police the PX's prudential requirements.

     o    Run all aspects of PX cash management.

     o    Generate bills and checks for the PX participants.

     o    Support the audit and dispute resolution process.

     With the exception of the audit and dispute resolution process, Clearing and Settlement will be essentially automated. The staff will be required to monitor and operate the automated settlement and billing system and provide support to the audit and dispute resolution processes. The credit and traded positions of PX market participants will be closely monitored.

     The clearing and Settlement system will require a range of trained operators, complemented by business and financial analysis who can relate bills to trading operations.

12.2.3    SUPPORT SERVICES

     The PX requires a range of non-discretionary administrative and specialist support services to operate the other care functions.

     o CORPORATE FUNCTIONS - finance and administration, human resource, PR and communications, and legal.

     o SPECIALIST SERVICES - specialist analysis and IT analysis, separate from the support services provided as part of the IT operation.

     o MARKET MANAGEMENT - dispute resolution, market information, rule compliance and auditing, and contract supervision.

     Support services resourcing will depend on the development of detailed rules, the behavior of marked participants, and the number and frequency of disputes.

12.2.4    IT OPERATIONS

     Five fundamental processes define the IT operations as specified in the Functional Requirements Document:

     o    The Help Desk

     o    Service and Account Management

     o    Computer System Support

     o    Computer System Operation

     o    Resource Management

THE HELP DESK
--------------------------------------------------------------------------------

     The Help Desk is integral to customer satisfaction, the single point of contact for the market participant who has a question, issue or problem, and wants immediate resolution 23 hours a day, seven days a week. It is key to a smoothly run, widely accepted, successful Power Exchange.

     Our Help Desk strives for "first time call fixing," a one-stop shop providing immediate and satisfactory resolution of all problems at any time. Our Help Desk will be staffed by talented specialists in various disciplines. Our PX business operations staff will also be available when needed.

     COMMUNICATIONS. PX market participants will represent a range of energy and commercial companies from the sophisticated to the most basic. They will expect equally sophisticated support from the Power Exchange available throughout the spectrum of communications media. Our Help Desk will be accessible via telephone calls, letters and facsimiles, electronic mail, and internet. Whatever the medium, the response must be intelligent, timely and constructive. Our Help Desk will be staffed with employees who are not just call logging operators, but are conversant.

                                                       POWER EXCHANGE OPERATIONS

with the Power Exchange's business systems and operations. We commit to answering at least 80% of the questions at the first point of contact.

MANAGING THE RESPONSE. The help Desk must be responsive to all the PX market participants on a wide range of matters and must be measured, monitored and managed to ensure continuous improvement. Based on Perot Systems' extensive experience in the operation of help desks, we propose to use our REMEDY system to log all calls whether business or system related and track the resultant actions and responses. Such a system offers several advantages.

o It allows the call patterns to be analyzed and operator training targeted to improve the percentage of calls resolved at the first point of contact.

o It identifies recurring systems or hardware problems, enabling proactive, preventive maintenance.

o It builds a knowledge database of problems and answers to Help Desk personnel , PX employees, and market participants to enable them to resolve recurring problems more quickly and effectively. It also provides relevant real-world information for continued training.

o It alerts the operations and management staff when an issue has not been resolved within a prescribed time limit, regardless of whether responsibility for resolution rests with the Help Desk, a supporting technology function or a third party.

o It ties directly into the problem management systems of the major hardware and software vendors to promote rapid and effective resolution of virtually and problem.

SECURITY AND RESILIENCE. the PX Alliance's proposal provides for an independent backup facility to support the business functions and technical operations of the Power Exchange. We recommend provision for a similar backup for the Help Desk in the event of a disaster affecting the primary operating site. We propose operating the Help Desk at both the primary and backup sites, with a shared database and ability to switch calls between the sites. While Perot Systems corporate facilities in Dallas would be available to provide similar support in the short term, we recommend a backup facility dedicated to the unique challenges of the California market and the Power Exchange.

PLANNING AND RESORCING. The number of staff required to operate the Help Desk and their qualification will be predicated on the number of queries, the average resolution time, and the method of communication. Based on our global experience in similar operation, we expect approximately 50 queries per market participant per year and approximately ten queries per system user per year. The volume will undoubtedly be larger during the initial days of the Power Exchange operations and will likely spike following major system or business changes.

SERVICE AND ACCOUNT MANAGEMENT

SERVICE LEVEL MANAGEMENT. Perot Systems' proven customer care methodology is continuous process improvement through iterative customer-focused analysis and training and systems support. We will work closely with the Power Exchange to establish the procedures and define the performance metrics in our Service Level Agreements (SLA). Our SLAs will be backed up by similar agreements with supporting vendors to ensure prompt and satisfactory resolution of all problems,.

CHANGE MANAGEMENT. Change is a daily occurrence in an evolutionary business like the Power Exchange. Because of Perot Systems' proven change management methodology, we can smoothly incorporate these process improvements without interruption. Our experience change management team:

o    Understands all changes proposed.

o    Investigates and manages any inter-dependencies.

o    Ensures effective testing.

o    Minimizes the risk of disruption.

o    Keeps the Help Desk current.

ACCOUNT MANAGEMENT. Perot Systems' proven account management methodology is based on a philosophy of partnership and our core commitment to continually improve our service and the processes and operations we support. We will regularly monitor all services we deliver for potential improvement to ensure a world-class, showcase Power Exchange in the State of California.

POWER EXCHANGE OPERATIONS

COMPUTER SYSTEM SUPPORT

         TRAINING. The initial PX business systems training is discussed in
         Section 11. Continuing training for market participants and PX employees will parallel the market expansion. Using our highly qualified, system experienced personnel to lead this training has several advantages.

         o        Attendees have direct access to systems expertise.

         o PX participants and employees meet first hand the people responsible for solving any application problem.

         o The system support personnel remain in direct contact with the business users, improving the quality of their support and communications with the customers.

         OPERATIONAL ACCEPTANCE TESTING. New elements are introduced into the operational infrastructure only after ensuring that they operate fully and correctly to produce accurate results; do not interfere with other components; and are thoroughly understood by the people responsible for their operation. We recommend a series of structured tests to evaluate each new component or software modification to thoroughly assess its impact. While these tests would be planned, managed and coordinated by Systems Support personnel, they would be conducted by actual operations personnel.

COMPUTER SYSTEMS OPERATIONS

         System operation of the computer systems will:

         o Monitor all system functions including batch operations for early indications of potential problems, and initiation of appropriate corrective action.

         o        Balance available resources to achieve consistent performance.

         o Restore applications and facilities after component, communication, power or software failures within agreed targets.

         o Provide technical assistance to resolve problems with availability and use, including liaison with suppliers.

         o Manage the configuration of the installed base of supported applications, facilities and services to ensure reliable system operation through periods of change.

         o Provide the database and system software expertise to keep the Systems running efficiently.

         o Administer the security and other specialist functions required in the day to day operation of the systems.

RESOURCE MANAGEMENT

         The resource management process:

         o Monitors trends to predict future capacity problems and initiate the suitable acquisition or other avoidance actions.

         o Manages capacity, reserves and resilience to achieve agreed targets of utilization and availability

         o Provides and tests business resumption plans to cope with disaster situations.

         o Investigates and plans new versions of hardware, operating system and other base software (such as database management systems).

12.3     HUMAN RESOURCE REQUIREMENTS

         Perot Systems has extensive experience in designing and implementing organizations in response to market change, especially that of the deregulating power industry. Specifically, Perot Systems Energy Group created and managed an IT organization for a regional electricity company in the UK which addressed industry wide issues that emerged immediately following the privatization and deregulation of the power markets. Based on our experience, we expect the overall resource requirements for the PX to level out in the range 60 to 75 personnel as the business activity approaches steady stale. It would not be prudent to detail precise manpower numbers and budgets or their split between the PX functions until full systems definition has been agreed, business procedures have been finalized and PX interfaces with the ISO and participants have been clearly defined.

         In the preceding section, we identified a range of services which the PX might be expected to subcontract and some



                                      12.6

                                                       Power Exchange Operations

       which might add significant value to its core functions, it is difficult to estimate the costs of these services without a better grasp of the volume of transactions and the number of participant interfaces with the PX. There is further potential to benefit from economies of scale by providing joint support services with the ISO in areas such as billing and settlement.

       Despite these uncertainties, there is a significant number of operational roles where the expertise of the PX Alliance members and provides obvious synergy and efficiency through their consistent involvement from design and development to implementation and operations.

12.4   WHY PEROT SYSTEMS?

       Perot Systems has a proven track record and delivery capability in the field of help desks and technical system operations. A Center of Excellence has been established within the Corporation to ensure that Perot Systems remains at the forefront of innovative technologies, emerging trends and best practices in this field. We would be happy to discuss additional references, over and beyond those presented in this proposal. These relationships attest to our capability to implement quickly, meet service level agreements, perform to business metrics, adapt to change and integrate technologies.

       A key differentiator of Perot Systems is our capability to address the essential organizational and people issues required for the provision of a continuous, high-quality service. The quality of service is directly related to the quality of its people. Comprehensive programs and extensive experience demonstrate our corporate culture. Our satisfied clients attest to our ability to deliver.

EUROPCAR

       The relationship involved the outsourcing of all EuropCar IT systems representing 55 different systems environments. The project details are:

       o   A 10 year agreement starting in 1992

       o PSC designed and developed the world's largest implementation of a relational data base application on an open systems client server and network ("GreenWay") in 13 months.

       o The system required a complete redesign and replacement of all the existing EuropCar operational support systems from the front office Sales & Marketing, Reservations and Rental Operations desks through to the Back Office fleet management and financial systems.

       o The system is able to handle 4,000 concurrent users, plus another 80,000+ "virtual" connections through various Global
           Distribution/Customer Reservation Systems (GDS/CRS).

       o PSC deployed the new "GreenWay" system in 9 corporate offices, 18 reservation offices, and 800 rental operations stations in 9 countries in a record 30 month time frame.

       o Greatly enhanced functionality and customer information at substantial savings over previous systems.

       The company decided to replace its outmoded systems with a single, open system named "GreenWay." PSC was selected to conceive, design, develop, install, and operate the new system. It was developed as a client/server system, built using an Oracle relational database and a Sequent UNIX server.

SWISS BANK CORPORATION

       In September 1995, Swiss Bank Corporation (SBC) and Perot Systems formed an Information Technology (IT) strategic alliance. In an independent review the Wall street Journal announced this partnership as the future model for strategic outsourcing relationships. The partnership is based on these components:

       o Perot Systems will assume the management of the IT infrastructure of SBC Warburg, excluding hardware and proprietary software applications development.

       o Under the guidance of SBC, Perot Systems will assume project management of an existing corporate-wide initiative to upgrade and standardize SBC's IT infrastructure on common systems and platforms.

       o Perot Systems will take an equity stake in SBC's Switzerland-based IT subsidiary, SYSTOR, to further

                                      12.7

Power Exchange Operations

     expand business activities and assure mutual access to technology expertise and marketing capabilities.

This alliance is part of SBC's effort to focus IT organization into a customer-driven core competency with economies of scale, including a number of projects a define a standard corporate-wide service architecture, consolidate production world-wide and continuously upgrade front-end business applications.

Approximately 700 IT professionals from SBC Warburg in Chicago, NY, London, Frankfurt, Paris, Zurich, Hong Kong, Singapore and Tokyo joined Perot Systems in January 1996 to form Perot Systems Global Financial Services, dedicated to providing state-of-the-art systems and network services to SBC and other clients throughout the global financial services industry.

SBC has a global user population of about 20,000 split by 11,000 for the international banking arm (SBC Warburg) and about 9,000 for Domestic Division. PSC is currently providing all support services to SBC and SBCW users everywhere except in Australia and New Zealand. SBC and SBCW currently operate a large heterogeneous network including both Token Ring (in Domestic) and Ethernet topologies. The clients use a mixture of UNIX, Next and Windows 3.11 and Win 95) operating system.

DEUTSCHE TELEKOM

PSC is finalizing the establishment of a customer service center for the German telecommunications utility which will eventually support approximately 180,000 internal end users.

PSC also provided project management and technical skills for installation and roll out of 100,000 networked PC's. We have been involved fully in the conceptual development and design of the LAN, WAN, and Support infrastructure. This includes the establishment of an internal Customer Service Center.

NATIONSBANK

At the time, one of the largest outsourcing contracts in the banking industry now exceeded by PSC's 1995 alliance with Swiss Bank Corporation PSC manager NationsBank's It processing services Project details are:

o Ten year contract signed in October 1991, contract modified in 1995 to provide Technical, Operational, Management, Project and Consulting services to client.

o Provided the technological and operational support to facilitate rapid growth in line with NationsBank's aggressive acquisitions of other large banks.

o Built a new data center (162 days from ground breaking to occupancy), then migrated the bank's original three data centers into the new facility, saving $20 million per year in operating costs.

o Data center migration enabled the bank's 2,600 + locations to access information through one central source, with one integrated Customer Service facility.

o Over 20 PSC associates are providing Management and Consulting expertise to develop a 21st Century "Ideal Environment" for the Command and Control of all Mainframe, Network and Distributed Systems throughout the NationsBank enterprise.

NationsBank is the fourth largest bank (ranked by assets) in the United States, and the hardware resources managed by PSC in support of NationsBank include:

o   2,024 large-scale mainframe MIPS on four large

o   8.0 terabytes of online storage

o   100,000 end-user devices

o   14 tape silos

o   310,000 tapes



                                      12.8

                               P O W E R   E X C H A N G E   O P E R A T I O N S

TENET HEALTHCARE CORPORATION
---------------------------------------------------------------------

Tenet Healthcare Corporation, now the second largest investor-owned hospital chain, operates 76 acute care hospitals and related healthcare businesses in the United States, generating revenues in excess of $5 billion. Under this contract the largest outsourcing deal in the hospital industry, PSC provides the following service functions:

-  Management of data center operations

-  Application development and support

-  Network services

-  In-hospital consulting

The seven year contract provides Tenet with $12.6 million in annual IT savings (envisaged to realize approximately $100 million in savings over the course of the contract), an enhanced IT environment and increased financial flexibility.


                                      12.9